Exhibit 10.2

SELF-STORAGE SECURITISATION B.V.

as Issuer

SHURGARD SELF STORAGE SCA

as Borrower, a Chargor and Cash Administrator

CITICORP TRUSTEE COMPANY LIMITED

as Trustee and Borrower Security Trustee

THE ENTITIES LISTED IN SCHEDULE 6 HERETO

as Chargors

CITIBANK, N.A.

as Principal Paying Agent and Agent Bank

CITIGROUP GLOBAL MARKETS LIMITED

as Currency Swap Counterparty and Interest Rate Swap Counterparty

CITIBANK INTERNATIONAL plc

as Irish Paying Agent

BARCLAYS BANK PLC

as Liquidity Facility Provider

MASTER FRAMEWORK AGREEMENT

THIS MASTER FRAMEWORK AGREEMENT is made on 15 October 2004.

BETWEEN:

(1)	SELF STORAGE SECURITISATION B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated in The Netherlands registered with the Trade Register of the Chamber of Commerce and Industry under 34210837 and having its registered office at Parnassustoren, Locatellikade 1, 1076 AZ Amsterdam, The Netherlands as issuer of the Notes (the “Issuer”);

(2)	SHURGARD SELF STORAGE SCA, a limited liability partnership with a share capital (société en commandite par actions/commanditaire venootschap op aandelen) established under the laws of Belgium having its registered office at 48 Quai de Commerce, 1000 Brussels and registered on the Register of Legal Entities under Enterprise Number 0454.057.394 as the borrower under the Issuer/Borrower Facility Agreement (the “Borrower”), chargor (a “Chargor”) and as cash administrator to the Chargors and the Issuer (the “Cash Administrator”, which expression includes, where the context admits, all persons for the time being acting as the Cash Administrator or Cash Administrators under the Issuer Cash Administration Agreement and/or the Cash Pooling Loan and Cash Administration Agreement);

(3)	CITICORP TRUSTEE COMPANY LIMITED, a private limited liability company incorporated in England and Wales and having its registered office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB as security trustee for the Borrower Secured Creditors (the “Borrower Security Trustee”, which expression includes, where the context admits, all persons for the time being acting as the Borrower Security Trustee or Borrower Security Trustees under the Chargor Security Documents) and as trustee for the Issuer Secured Creditors (the “Trustee”, which expression includes, where the context admits, all persons for the time being acting as the Trustee or Trustees for the Issuer Secured Creditors).

(4)	THE ENTITIES LISTED IN SCHEDULE 6 HERETO, as chargors under the Chargor Security Documents (together with the Borrower and the Additional Chargors, the “Chargors”);

(5)	CITIBANK, N.A., LONDON BRANCH, acting through its office at 5 Carmelite Street, London, EC4Y 0PA as principal paying agent and agent bank under the Agency Agreement (the “Principal Paying Agent” and the “Agent Bank”, which expressions include, where the context admits, such other entity or entities appointed as principal paying agent or agent bank, as the case may be, from time to time, subject and in accordance with the Agency Agreement);

(6)	CITIGROUP GLOBAL MARKETS LIMITED, private limited liability company incorporated under the laws of England and Wales as interest rate swap counterparty under the Interest Rate Swap Agreement (the “Interest Rate Swap Counterparty”, which expression shall include any other swap counterparty with which the Issuer enters into any Interest Rate Swap Agreement) and as currency swap counterparty under the Currency Swap Agreement (the “Currency Swap Counterparty”, which expression shall include any other swap counterparty with which the Borrower enters into any Currency Swap Agreement);

(7)	CITIBANK INTERNATIONAL PLC, DUBLIN BRANCH, acting through its office at 1 North Wall Quay, Dublin 1, Ireland as Irish paying agent under the Agency Agreement (the “Irish Paying Agent”, which expression includes, where the context admits, such other entity or entities appointed as Irish paying agent from time to time, subject and in accordance with the Agency Agreement);

(8)	BARCLAYS BANK PLC, a public limited company incorporated under the laws of England and Wales with registered number 1026167 and acting through its office at 54 Lombard Street, London EC3P 3AH as liquidity facility provider under the Liquidity Facility Agreement (the “Liquidity Facility Provider” which expression includes, where the context admits, such other entity or entities appointed as liquidity facility provider(s) from time to time, subject to and in accordance with the terms of the Liquidity Facility Agreement).

INTRODUCTION:

(A)	The Issuer intends to issue the Notes and to use the proceeds therefrom to make certain advances to the Borrower in accordance with the terms of the Issuer/Borrower Facility Agreement.

(B)	The Transaction Parties have agreed to enter into the Transaction Documents into which the Master Definitions Schedule, the Issuer Common Terms, the representations and warranties, covenants and other provisions set out in this Agreement shall be incorporated to the extent stated in each of such Transaction Documents.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement shall have the meanings and constructions ascribed to them in Schedule 1 (Master Definitions Schedule).

2.	AGREEMENT

In respect of the Transaction Document(s) to which it is a party, each party hereto acknowledges and agrees that the Provisions shall have effect with regard to and apply in respect of each such Transaction Document (as the same shall be amended, varied or supplemented from time to time in accordance with the terms thereof), to the extent incorporated in each such Transaction Document, as though the same were set out therein in full mutatis mutandis.

3.	ISSUER COMMON TERMS

3.1	Incorporation of Issuer Common Terms

Except as provided below, the Issuer Common Terms apply to this Agreement, where applicable, and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

3.2	Amendments to Issuer Common Terms

The Issuer Common Terms are, for the purposes of this Agreement, amended as follows:

3.2.1	Paragraph 1 (Further Assurance) of the Issuer Common Terms applies to this Agreement as if set out in full in this Agreement and as if the Issuer were the Obligor and the Trustee were the Obligee; and

3.2.2	Paragraph 26 (Jurisdiction) of the Issuer Common Terms applies to this Agreement as if set out in full in this Agreement and as if the Trustee were the Obligee for the purpose of such Paragraph.

3.3	Conflict with Issuer Common Terms

If there is any conflict between the provisions of the Issuer Common Terms and the provisions of this Agreement, the provisions of this Agreement shall prevail.

4.	EXECUTION

The parties have executed this Agreement on the date stated at the beginning of this Agreement.

EXECUTION

Borrower

Signed by	)
Shurgard Self Storage S.C.A.	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Steven de Tollenaere

Issuer
Signed by	)
a duly authorised representative of	)
Self-Storage Securitisation B.V.	)

/s/ Steven de Tollenaere

Cash Administrator
Signed by	)
Shurgard Self Storage S.C.A.	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Steven de Tollenaere

Borrower Security Trustee
Citicorp Trustee Company Limited	)
By /s/ Marne Lidster	)

Trustee
Citicorp Trustee Company Limited	)
By /s/ Marne Lidster	)

Chargors
Signed by	)
Shurgard Self Storage SCA	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Steven de Tollenaere

Signed by	)
SSC Benelux Zaventem BVBA	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
SSC Benelux Machelen BVBA	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Imoganco BVBA	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Hobimmo BVBA	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard France SAS	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard Méditerranée SAS	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard Investissement 1 SNC	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard IDF Noisy SAS	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard IDF Chambourcy SAS	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard Lyon Gerland	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard Storage Centers Sweden KB	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard Sweden AB	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard Sweden (Arstaberg) KB	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Shurgard Storage Centres UK Limited	)
By /s/ Steven de Tollenaere	)

Shurgard UK Wokingham Limited	)
By /s/ Steven de Tollenaere	)

Signed by	)
Shurgard Nederland B.V.	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
BéCé Ateliers B.V.	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard Nederland Diemen B.V.	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard Nederland Dordrecht	)
Ampere B.V.	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard Nederland Delft B.V.	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard Nederland Veldhoven B.V.	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard Nederland Utrecht	)
Cartesius BV	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard Real Estate ApS	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard Denmark ApS	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard Roskilde ApS	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Signed by	)
Shurgard Horsholm ApS	)
by its duly appointed attorney	)

name: /s/ Steven de Tollenaere

Interest Rate Swap Counterparty
Citigroup Global Markets Limited	)
By /s/ Valentin A Ehmer	)

Currency Swap Counterparty
Citigroup Global Markets Limited	)
By /s/ Valentin A Ehmer	)

Principal Paying Agent
Citibank, N.A.	)
By /s/ Marne Lidster (Vice President))

Agent Bank
Citibank, N.A.	)
By /s/ Marne Lidster (Vice President))

Irish Paying Agent
Citibank International plc	)
By /s/ Marne Lidster (Vice President))

Liquidity Facility Provider
Barclays Bank PLC	)
By /s/ S. J. Attree	)

SCHEDULE 1

MASTER DEFINITION SCHEDULE

1.	DEFINITIONS

Except where the context otherwise requires, the following defined terms used in the Transaction Documents have the meanings set out below (as the same may be amended and supplemented from time to time):

“1984 Regulations” means the European Communities (Stock Exchange) Regulations 1984 (as amended) of Ireland;

“Account Bank Agreements” means the Cash Pooling Account Bank Agreement and the Issuer Account Bank Agreement;

“Account Banks” means the Issuer Account Bank and the Cash Pooling Account Bank and “Account Bank” shall be construed accordingly;

“Accounting Principles” means accounting principles generally accepted in the United States of America and consistently applied by the Chargors;

“Additional Chargor” means any person who has become an Additional Chargor in accordance with Clause 24 (Additional Chargors and Release of Chargors) of the Issuer/Borrower Facility Agreement;

“Additional Chargor Conditions Precedent” means the information, documents and other matters set out in Part 3 of Schedule 1 (Additional Chargor Conditions Precedent) of the Issuer/Borrower Facility Agreement;

“Additional Chargor Representations” means the representations and warranties set out in Clause 13 (Representations and Warranties) of the Issuer/Borrower Facility Agreement other than Clauses 13.14 (Financial Statements), 13.15 (No Material Liabilities) and 13.16 (No Change since audited financial statements) mutatis mutandis with references to the Valuation Report Certificates of Title and Materiality Overview Report to be read as references to any equivalent documents produced for such Additional Chargor;

“Additional Conditions Precedent” means the information, documents and other matters set out in Part 2 of Schedule 1 (Additional Conditions Precedent) of the Issuer/Borrower Facility Agreement;

“Additional Documents” means the documents to be entered into by any Chargor in connection with an Additional Term Facility;

“Additional Notes” means any Further Notes and/or any New Notes;

“Additional Term Advance” means a Further Term Advance and/or a New Term Advance under an Additional Term Facility, as the context may require;

“Additional Term Facility” means a Further Term Facility and/or a New Term Facility, as the context may require;

“Adjusted French Guarantee Maximum” has the meaning given to such term in Clause 23.2 of the Issuer/Borrower Facility Agreement;

“Adjusted JV DSCR” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Adjusted JV DSCR Calculation Date” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Adjusted JV DSCR Calculation Period” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Affiliate” means in respect of any company:

(a)	a company which is a subsidiary of that company;

(b)	a company of which that company is a subsidiary; or

(c)	a company which is a subsidiary of a holding company of which that company is also a subsidiary;

and for the purposes of this definition, a “subsidiary” shall include a company of which 50 per cent. of the voting rights are held either directly or indirectly by another company;

“Agency Agreement” means the agency agreement dated on or about the Closing Date and made between the Issuer, the Paying Agents, the Agent Bank and the Trustee and any other agreement for the time being in force appointing successor paying agents or agent bank;

“Agent Bank” means Citibank, N.A. acting through its office at 5 Carmelite Street, London EC4Y OPA, or such other entity or entities appointed as agent bank from time to time, subject to and in accordance with the terms of the Agency Agreement;

“Agents” means, in relation to the Notes, the Paying Agents and the Agent Bank;

“Allocated Debt Amount” means, in respect of any Mortgaged Property or Sold Chargor, an amount equal to the higher of:

(a)	in relation to the first 10% by reference to value of the Mortgaged Properties to be sold (directly or indirectly by way of a Share Sale), 115% of the Attributable Debt in respect of that Mortgaged Property or Sold Chargor, as applicable, and, in relation to any additional Mortgaged Properties sold (directly or indirectly by way of Share Sale), 125% of the Attributable Debt in respect of that Mortgaged Property or Sold Chargor, as applicable; and

(b)	70% of the Sale Proceeds of the relevant Mortgaged Property or Sold Chargor, as applicable;

“Ancillary Documents” means any valuations, reports, legal opinions, and accountant’s reports;

“Ancillary Rights” means in relation to an Interest, all ancillary rights, accretions and supplements to such Interest, including any guarantees or indemnities in respect of such Interest;

“Anticipated Hedging Amounts” means, in relation to a disposal of a Mortgaged Property (whether directly or indirectly by way of Share Sale), any Hedging Amounts (if any) which the Issuer or the Borrower would be obliged to pay to the Interest Rate Swap Counterparty or the Currency Swap Counterparty, respectively, were the Net Sales Proceeds in an amount equal to the Allocated Debt Amount for such Mortgaged Property used to prepay the Term Advances and, accordingly, the Notes on the day of the disposal of such Mortgaged Property;

“Applicable Foreign Currency Equivalent” means, in relation to any amount in euro:

(a)	in the case of English Chargor, the Sterling equivalent of such amount;

(b)	in the case of a Danish Chargor, the Danish krone equivalent of such amount; and

(c)	in the case of a Swedish Chargor, the Swedish krona equivalent of such amount,

in each case converted using the relevant currency exchange rates in the Currency Swap Agreement as reference rates.

“Attributable Debt” means, in relation to a Mortgaged Property or Sold Chargor, an amount in euros equal to the Euro Value of the Mortgaged Property or, in the case of a Sold Chargor, the Mortgaged Property or Mortgaged Properties owned by such Chargor at the time of its sale to be sold divided by the aggregate Euro Value of the Mortgaged Properties in the Securitisation Estate (i) at the Closing Date or, (ii) following the production of the Revaluation Report or (iii) following the addition, from time to time, of Mortgaged Properties into the Securitisation Estate in connection with the grant of Additional Term Advances (in the case of (i) and (ii) as confirmed in, or calculated from, the most recent Valuations prepared at the request of the Borrower in connection with the issue of the Additional Notes and the grant of Additional Term Advances or pursuant to a covenant in the Issuer/Borrower Facility Agreement) but excluding for each such purpose any Mortgaged Properties which are added (directly or indirectly as the result of the acquisition of shares in an Eligible Company) to the Securitisation Estate in order to remedy a breach of covenant under Clause 15 (Financial Covenants) of the Issuer/Borrower Facility Agreement, multiplied by the initial aggregate principal amount outstanding of the Term Advances;

“Authorised Signatory” means: (i) in respect of a French Chargor, the chairman (président) or the manager (gérant), as the case may be, or duly authorised signatory; (ii) in respect of a Belgian Chargor, a manager (zaakvroerder / gérant) or duly authorised signatory; and (iii) in the case of any other company, a director, manager, managing director or duly authorised signatory of such company, and, in each case, such signatory shall (a) be authorised in accordance with such Chargor’s or company’s constitutional documents and/or applicable requirements of law to bind such Chargor or company and (b) in relation to certificates to be given by a Chargor, have the requisite knowledge to sign, or shall have made all reasonable enquiries in order to verify the contents of, the applicable certificate;

“Available Issuer Revenue” means, on any Note Payment Date, all amounts standing to the credit of the Issuer Transaction Account (and taking into account amounts received (or to be received) from the Interest Rate Swap Counterparty and any advances made (or to be made) under the Liquidity Facility Agreement), excluding (i) amounts standing to the credit of the Interest Rate Swap Collateral Ledger or representing amounts attributable to assets transferred as collateral by the Interest Rate Swap Counterparty (or the Interest Rate Swap Guarantor) following the occurrence of an Interest Rate Swap Guarantor Downgrade (which are to be applied in returning collateral to, or in satisfaction of amounts owing by, the Interest Rate Swap Counterparty (or the Interest Rate Swap Guarantor) in accordance with the Interest Rate Swap Agreement); (ii) any premium received by the Issuer from a replacement Interest Rate Swap Counterparty, to the extent such amount is payable to the Interest Rate Swap Counterparty which has been replaced pursuant to the Interest Rate Swap Agreement (which has been terminated) and (iii) any termination payment received by the Issuer upon termination of the Interest Rate Cap Transaction in whole or part payable to the Borrower in the circumstances specified in the Issuer/Borrower Facility Agreement and (iv) amounts provided for in previous Note Interest Periods;

“Basic Terms Modification” has the meaning given to it in Schedule 5 (Provisions for Meetings of Noteholders) of the Trust Deed;

“Belgian Chargors” means Shurgard Self-Storage SCA, SSC Benelux Zaventem BVBA, SSC Benelux Machelen BVBA, Imoganco BVBA and Hobimmo BVBA, and any Additional Chargors incorporated or otherwise established in Belgium;

“Belgian Chargor Security” means the Security Interests created from time to time by the Belgian Chargors;

“Belgian Corporate Capacity Opinion” means the legal opinion of Linklaters (Brussels) as to Belgian law, dated on or about the Closing Date, addressed to Citigroup, the Trustee and the Borrower Security Trustee in relation to, among other things, the corporate capacity of the Belgian Chargors;

“Belgian Legal Opinion” means the legal opinion of Clifford Chance LLP (Belgian office) as to Belgian law, dated on or about the Closing Date, addressed to Citigroup, the Interest Rate Swap Counterparty, the Borrower Security Trustee and the Trustee in relation to, among other things, the entry of the Belgian Chargors into the Transaction Documents;

“Belgian Mortgage Deed” means the Belgian law mortgage deed with respect to the Belgian Mortgaged Properties, dated on or about the Closing Date and made between the Belgian Chargors and the Borrower Security Trustee;

“Belgian Pledge of Cash Pooling Loans” means the Belgian law pledge agreement relating to the receivables payable to the Borrower in relation to the Cash Pool Loans payable by a Chargor to the Borrower, dated on or about the Closing Date and made between the Chargors (other than the Borrower and the French Chargors) and the Borrower Security Trustee;

“Belgian Receivables Pledge” means a Belgian law pledge agreement relating to all the receivables of the Belgian Chargors including the receivables from customers at the Belgian Mortgaged Properties, its accounts and insurance receivables, dated on or about the Closing Date and made between the Belgian Chargors and the Borrower Security Trustee;

“Belgian Security Documents” means each of:

(a)	the Belgian Mortgage Deed, the Belgian Share Pledges, the Belgian Receivables Pledge and the Belgian Pledge of Cash Pooling Loans;

(b)	each other document or instrument granted by a Belgian Chargor in favour of the Borrower Security Trustee (on behalf of the Borrower Secured Creditors) creating or evidencing the security for all or any part of the Chargor Secured Liabilities; and

(c)	each other document designated an “Belgian Security Document” by the Borrower Security Trustee;

“Belgian Share Pledges” means each of the Belgian law pledge agreement in respect of shares held by the Borrower in the other Belgian Chargors, dated on or about the Closing Date and made between the Borrower and the Borrower Security Trustee and the Belgian law share pledge agreement with respect to the one share Hobimmo BVBA, dated on or about the Closing Date and made between the Borrower Security Trustee and Imoganco BVBA;

“Benefit” means in respect of any Interest held, assigned, conveyed, transferred, charged, secured, sold or disposed of by any person:

(a)	all right, title, interest and benefit, present and future, actual and contingent (and interests arising in respect thereof) of such person in, to, under and in respect of such Interest and all Ancillary Rights in respect of such Interest;

(b)	all monies and proceeds payable or to become payable under, in respect of, or pursuant to such Interest or its Ancillary Rights and the right to receive payment of such monies and proceeds and all payments made including, in respect of any bank account, all sums of money which may at any time be credited to such bank account together with all interest accruing from time to time on such money and the debts represented by such bank account;

(c)	the benefit of all covenants, undertakings, representations, warranties and indemnities in favour of such person contained in or relating to such Interest or its Ancillary Rights;

(d)	the benefit of all powers of and remedies for enforcing or protecting such person’s right, title, interest and benefit in, to, under and in respect of such Interest or its Ancillary Rights, including the right to demand, sue for, recover, receive and give receipts for proceeds of and amounts due under or in respect of or relating to such Interest or its Ancillary Rights; and

(e)	all items expressed to be held on trust for such person under or comprised in any such Interest or its Ancillary Rights, all rights to deliver notices and/or take such steps as are required to cause payment to become due and payable in respect of such Interest and its Ancillary Rights, all rights of action in respect of any breach of or in connection with any such Interest and its Ancillary Rights and all rights to receive damages or obtain other relief in respect of such breach;

“Borrower” means Shurgard Self Storage SCA, a limited liability partnership with a share capital (société en commandite par actions/commanditaire vennootschap op aandelen) established under the laws of Belgium having its registered office at 48 Quai du Commerce, 1000 Brussels and registered on the Register of Legal Entities under Enterprise Number 0454.057.394;

“Borrower Accounts” means the Central Cash Pooling Accounts, the Disposal Proceeds Accounts, the Cash Reserve Account, the Maintenance Reserve Accounts and any other accounts required to be set up and operated by the Borrower pursuant to the Borrower Transaction Documents;

“Borrower Dutch Share Pledge” means the Dutch law share pledge with respect to the Borrower’s shares in Shurgard Nederland B.V. dated on or about the Closing Date and made between the Borrower, Shurgard Nederland B.V. and the Borrower Security Trustee;

“Borrower Parallel Debt” has the meaning given to such term in Clause 6.1 (Parallel Debt) of the Issuer/Borrower Facility Agreement;

“Borrower Post-Enforcement Priority of Payments” means the provisions relating to the order of priority of payments set out in Schedule 2, Part B (Borrower Post-Enforcement Priority of Payments) of the Security Trust Deed;

“Borrower Pre-Enforcement Priority of Payments” means the provisions relating to the order of priority of payments set out in Schedule 2, Part A (Borrower Pre-Enforcement Priority of Payments) of the Security Trust Deed;

“Borrower Priorities of Payments” means the Borrower Pre-Enforcement Priority of Payments and/or the Borrower Post-Enforcement Priority of Payments;

“Borrower Secured Creditor Entrenched Right” means, in relation to the Currency Swap Counterparty, any modification, consent, direction or waiver by the Borrower Security Trustee in respect of a Borrower Transaction Document which would (i) result in an increase of, or material change in, its obligations or liabilities under the relevant Borrower Transaction Document, (ii) release any of the Chargor Security (unless equivalent replacement security is taken at the same time or such release is permitted), (iii) alter adversely the ranking of the Currency Swap Counterparty under the Borrower Priorities of Payments or the Ongoing Facility Fee payable in respect of amounts due and payable to the Issuer in respect of the Interest Rate Swap Counterparty (iv) exclude the Currency Swap Counterparty from the definition of “Borrower Secured Creditors” or those matters in the Borrower Transaction Documents expressly requiring the consent, approval or agreement of, or directions or instructions from, or waiver by the Currency Swap Counterparty as a Borrower Secured Creditor, or (v) change the definition of Borrower Secured Creditor Entrenched Right;

“Borrower Secured Creditors” means:

(a)	the Borrower Security Trustee;

(b)	the Issuer;

(c)	the Currency Swap Counterparty;

(d)	the Cash Administrator;

(e)	any Receiver appointed under the Chargor Security Documents; and

(f)	any such other creditor who may accede to the Security Trust Deed and the Subordination Deed from time to time in accordance with the terms thereof and is designated as a Borrower Secured Creditor;

“Borrower Secured Obligations” means the aggregate of all obligations, monies and liabilities incurred (including, for the avoidance of doubt, pursuant to any Additional Term Advances) and whether incurred jointly or severally with one or more Chargor(s) and whether as principal or as surety or in some other capacity, which from time to time are or may become due, owing or payable by the Borrower to the Borrower Security Trustee or any of the other Borrower Secured Creditors under any of the Borrower Transaction Documents to which the Borrower is a party and any other party detailed in the Borrower Post-Enforcement Priority of Payments;

“Borrower Security Trustee” means Citicorp Trustee Company Limited a limited liability company incorporated with registered number 00235914 in England and Wales and having its registered office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB as security trustee for the Borrower Secured Creditors, or such other entity or entities appointed as security trustee for the Borrower Secured Creditors from time to time, subject to and in accordance with the terms of the Security Trust Deed;

“Borrower Transaction Documents” means each or any of:

(a)	the Issuer/Borrower Facility Agreement;

(b)	the Security Trust Deed;

(c)	the Currency Swap Agreement;

(d)	the Swap Guarantee provided by the Currency Swap Guarantor;

(e)	the Chargor Security Documents;

(f)	the Cash Pooling Loan and Cash Administration Agreement;

(g)	the Cash Pooling Account Bank Agreement;

(h)	the Securitisation Group Intercompany Loan Agreement;

(i)	the Non-Securitisation Group Intercompany Loan Agreement;

(j)	the Tax Deed of Covenant;

(k)	the Subscription Agreement;

(l)	the Master Framework Agreement; and

(m)	any other agreement, instrument or deed designated as such by the Chargors and the Borrower Security Trustee;

“Breach of Duty” means, in relation to any person, a wilful default, wilful misconduct, fraud or gross negligence by such person;

“BSC Accession Memorandum” means each deed entered into pursuant to Clause 25.5 of the Security Trust Deed, substantially in the form set out in Schedule 3 (Form of BSC Accession Memorandum) of the Security Trust Deed, entered into by persons proposing to become a Borrower Secured Creditor and delivered to the Borrower Security Trustee;

“Business Day” means a day (excluding Saturdays and Sundays) on which commercial banks are generally open for business in London and Brussels and the Trans-European Automated Real-time Gross Settlement Express Transfer system is open for settlement of payments in euro;

“Cash Administrator” means Shurgard Self Storage SCA, a limited liability partnership with a share capital (Société en commandite par actions/commanditaire vennootschap op aandelen) established under the laws of Belgium having its registered office at 48 Quai du Commerce, 1000 Brussels and registered on the Register of Legal Entities under Enterprise Number 0454.057.394 in its capacity as Cash Administrator for the Chargors and the Issuer, or such other entity or entities appointed as Cash Administrator for the Chargors and the Issuer from time to time, subject to and in accordance with the terms of the Cash Pooling Loan and Cash Administration Agreement (in the case of the Chargors) or the Issuer Cash Administration Agreement (in the case of the Issuer);

“Cash Pooling Account Bank” means Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ, as cash pooling account bank under the Cash Pooling Account Bank Agreement, or such other entity or entities appointed as Cash Pooling Account Bank from time to time, subject to and in accordance with the terms of the Cash Pooling Account Bank Agreement;

“Cash Pooling Account Bank Agreement” means the cash pooling account bank agreement dated on or about the Closing Date and made between the Cash Pooling Account Bank, each Main OpCo, the Borrower Security Trustee, the Borrower and the Cash Administrator;

“Cash Pooling Loan and Cash Administration Agreement” means the cash pooling loan and cash administration agreement dated on or about the Closing Date and made between the Chargors, the Cash Administrator and the Borrower Security Trustee;

“Cash Pooling Loans” means each and every loan advanced by one Chargor to another pursuant to the Cash Pooling Loan and Cash Administration Agreement;

“Cash Release Amount” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Cash Release Trigger” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Cash Reserve Account” means the euro denominated account known as “Cash Reserve Account” and held in the name of Shurgard Self Storage SCA and maintained with Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ pursuant to the Cash Pooling Account Bank Agreement and having account number 64943 098 or such other account as may be opened in accordance with the Cash Pooling Account Bank Agreement at any branch of the Cash Pooling Account Bank or at a bank which is an Eligible Bank (having the Minimum Short-Term Ratings of an Account Bank) in replacement of such account;

“Cash Reserve Amount” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Cash Reserve Calculation Dates” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Cash Reserve DSCR Calculation Period” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Cash Reserve Trigger” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Central Cash Pooling Account” means any or all of the DKK Central Cash Pooling Account, the Euro Maintenance Reserve Account, the SKK Central Cash Pooling Account and/or the Sterling Central Cash Pooling Account as the context may require;

“Central Chargor Accounts” means each account in the name of the Main OpCo in a Relevant Jurisdiction held with a bank other than a branch of Bank of America N.A. (or its local affiliate) into which cash is swept from the Store Accounts in such Relevant Jurisdiction in accordance with the Cash Pooling Loan and Cash Administration Agreement and which, as at the Closing Date, are listed in Schedule 8, Part B (Account Details) of the Cash Pooling Account Bank Agreement and which are held with an Eligible Bank and any other account that may be opened in accordance with the Transaction Documents at any branch of the Cash Pooling Account Bank or Local Bank in replacement of such account;

“Certificates of Title” means each of the certificates of title prepared in respect of the Mortgaged Properties in the form agreed between counsel to the Securitisation Group and counsel to the Manager and: prepared by McGuire Woods LLP and dated 20 September 2004 in respect of the Belgian Mortgage Properties; prepared by Kromann Reumert and dated 20 September 2004 in respect of the Danish

Mortgage Properties; prepared by Lexence N.V. and dated 20 September 2004 in respect of the Dutch Mortgage Properties; prepared by Dechert LLP and dated 20 September 2004 in respect of the English Mortgage Properties; prepared by Hughes, Hubbard & Reed LLP and dated 20 September 2004 in respect of the French Mortgage Properties; prepared by Advokatfirman Vinge KB and dated 20 September 2004 in respect of the Swedish Mortgage Properties;

“Chargor Accession Deed” means a duly executed deed in the form set out in Schedule 7 (Form of Chargor Accession Deed) to the Issuer/Borrower Facility Agreement;

“Chargor Accounts” means the Store Accounts, the Central Chargor Accounts and the Borrower Accounts;

“Charged Property” means the property, assets, rights and undertaking of each Chargor that are the subject of the Security Interests created in or pursuant to the Chargor Security Documents;

“Chargors” means, subject to Clause 24.3 (Release of Chargors) of the Issuer Borrower Facility Agreement and any Chargor which ceases to be a Chargor in accordance with the terms of the Issuer/Borrower Facility Agreement (including where such Chargor is sold or ceases to exist pursuant to an amalgamation, merger or reconstruction), the Borrower, each of the entities listed as Chargors in Schedule 3 (Initial Chargors) to the Issuer/Borrower Facility Agreement and each Additional Chargor;

“Chargor Secured Obligations” means, in relation to a Chargor (other than in the case of the Borrower), the aggregate of all obligations, monies and liabilities (including any liability under the Guarantees), whether present or future, actual or contingent and whether incurred by such Chargor jointly or severally with one or more other Chargor(s) and whether as principal or as surety or in some other capacity, which from time to time are or may become due, owing or payable by such Chargor to the Borrower Security Trustee under any of the Borrower Transaction Documents to which such Chargor is a party;

“Chargor Security” means the Security Interests created by the Chargors under the Chargor Security Documents in favour of the Borrower Security Trustee;

“Chargor Security Documents” means the Belgian Security Documents, the Danish Security Documents, the Dutch Security Documents, the English Security Documents, the French Security Documents and the Swedish Security Documents, any other documents or instrument granted by a Chargor in favour of the Borrower Security Trustee creating or evidencing a Security Interest for all or any part of the Chargor Secured Obligations and/or Borrower Secured Obligations, each Subordination and Intercreditor Deed and any other agreement, instrument or deed designated as such by a Chargor and the Borrower Security Trustee;

“Citigroup” means Citigroup Global Markets Limited in its capacity as Manager;

“Class A Definitive Notes” means any Class A Notes issued in definitive bearer form;

“Class A Noteholders” means the holders of any Class A Notes;

“Class A Notes” means the €235,000,000 Class A Secured Floating Rate Notes due 2014 of the Issuer constituted by the Trust Deed and any Further Class A Notes;

“Class A Permanent Global Note” means any permanent global note representing any Class A Notes in, or substantially in, the form set out in Schedule 2 (Form of Permanent Global Notes) of the Trust Deed;

“Class A Temporary Global Note” means any temporary global note representing any Class A Notes in, or substantially in, the form set out in Schedule 1 (Form of Temporary Global Notes) of the Trust Deed;

“Class B Noteholders” means the holders of any Class B Notes;

“Class B Definitive Notes” means any Class B Notes issued in definitive bearer form;

“Class B Noteholders” means the holders of any Class B Notes;

“Class B Notes” means the €40,000,000 Class B Secured Floating Rate Notes due 2014 of the Issuer constituted by the Trust Deed and any Further Class B Notes;

“Class B Permanent Global Note” means any permanent global note representing any Class B Notes in, or substantially in, the form set out in Schedule 2 (Form of Permanent Global Notes) of the Trust Deed;

“Class B Temporary Global Note” means any temporary global note representing any Class B Notes in, or substantially in, the form set out in Schedule 1 (Form of Temporary Global Notes) of the Trust Deed;

“Class C Definitive Notes” means any Class C Notes issued in definitive bearer form;

“Class C Noteholders” means the holders of any Class C Notes;

“Class C Notes” means the €50,000,000 Class C Secured Floating Rate Notes due 2014 of the Issuer constituted by the Trust Deed and any Further Class C Notes;

“Class C Permanent Global Note” means any permanent global note representing any Class C Notes in, or substantially in, the form set out in Schedule 2 (Form of Permanent Global Notes) of the Trust Deed;

“Class C Temporary Global Note” means any temporary global note representing any Class C Notes in, or substantially in, the form set out in Schedule 1 (Form of Temporary Global Notes) of the Trust Deed;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Closing Date” means 15 October 2004 (or such later date as may be agreed between the Issuer and Citigroup);

“Collateral Rights” means (a) all rights, powers and remedies of the Trustee provided by or pursuant to the Issuer Security Documents or by law or, as the case may require (b) all rights, powers and remedies of the Borrower Security Trustee provided by or pursuant to the Chargor Security Documents or by law;

“Common Depositary” has the meaning given to it in Condition 2(a) (Form, Denomination and Title);

“Companies Act” means the Companies Act 1985;

“Compliance Certificate” means a duly completed certificate delivered by the Borrower to the Borrower Security Trustee and the Issuer in accordance with the terms of the Issuer/Borrower Facility Agreement in the form of Schedule 4 (Form of Compliance Certificate) to the Issuer/Borrower Facility Agreement;

“Conditions” means the terms and conditions of the Notes as scheduled to the Trust Deed as the same may be modified in accordance with the Trust Deed, and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof;

“Contractual Currency” means in relation to any payment obligations of any Notes, the currency in which that payment obligation is expressed;

“Corporate Capacity Opinions” means the Belgian Corporate Capacity Opinion, the Danish Corporate Capacity Opinion, the Dutch Corporate Capacity Opinion, the English Corporate Capacity Opinion, the French Corporate Capacity Opinion and the Swedish Corporate Capacity Opinion;

“Couponholders” means the persons who for the time being are holders of the Coupons;

“Coupons” has the meaning given to it in Condition 2(c) (Form, Denomination and Title);

“Credit Agreement” means the term and revolving credit agreement dated 11 October 1999 and made between, inter alios, Shurgard Self Storage SCA, Credit Suisse First Boston, Banca Intesa Commerciale Italiana S.P.A.;

“Currency Swap Agreement” means the currency swap agreement together with any confirmations thereunder entered into on or before the Closing Date (and any replacement currency rate swap agreement(s) or other agreement(s)) between the Borrower and the Currency Swap Counterparty entered into in order to hedge the Borrower’s exposure in relation to the movement of pounds Sterling, Danish krone and Swedish krona against the Euro;

“Currency Swap Collateral Ledger” means a ledger of the Euro Central Cash Pooling Account maintained by the Cash Administrator, in respect of cash collateral transferred by the Currency Swap Counterparty (or the Currency Swap Guarantor) and other amounts attributable to assets transferred as collateral by the Currency Swap Counterparty (or the Currency Swap Guarantor) to the extent such collateral is required to be transferred in accordance with the Currency Swap Agreement;

“Currency Swap Counterparty” means Citigroup Global Markets Limited, a private limited liability company incorporated under the laws of England and Wales with registered number 1763297 and whose registered office is at Citigroup Centre, 33 Canada Square, Canary Wharf, London, E14 5LB as currency swap counterparty under the Currency Swap Agreement, which expression shall include any permitted replacement or other swap counterparty with which the Borrower enters into any Currency Swap Agreement;

“Currency Swap Guarantor” means Citigroup Global Markets Holdings Inc., acting through its office at 388 Greenwich Street, New York, New York 10013, as guarantor of the obligations of Citigroup Global Markets Limited acting in its capacity as Currency Swap Counterparty under the Currency Swap Agreement, which expression shall also include any other guarantor of the obligations of the Currency Swap Counterparty under the Currency Swap Agreement;

“Currency Swap Guarantor Downgrade” means the short term unsecured, unsubordinated and unguaranteed debt obligations of the Currency Swap Guarantor or any other credit support provider under the Currency Swap Agreement being rated below the Minimum Short-Term Ratings (or its ratings are withdrawn by either of the Rating Agencies) at any time;

“Currency Swap Termination Date” means the Loan Payment Date falling in October 2011;

“Currency Swap Transactions” means (i) the euro/sterling currency swap transaction (ii) the euro/Swedish krona currency swap transaction and (iii) the euro/Danish krone currency swap transaction, each entered into on or before the Closing Date, between the Borrower and the Currency Swap Counterparty and is part of and subject to the Currency Swap Agreement;

“Customer Contracts” means each of the contracts entered into by an English Chargor with each customer at an English Mortgaged Property pursuant to which each such customer will either rent self-storage space and/or purchase goods, services or insurance from such English Chargor;

“Dangerous Substance” means any controlled, hazardous, special, toxic, radioactive or other dangerous emissions or waste and any natural or artificial substance in any form (whether alone or in combination with any other emission or substance) which may cause material harm to man or any other living organism or material damage to the Environment or public health or welfare;

“Danish Account Pledges” means the Danish law pledges of the bank accounts held by a Danish Chargor, dated on or about the Closing Date and made between the relevant Danish Chargor and the Borrower Security Trustee;

“Danish Assignment of Receivables” means the Danish law assignment of certain receivables owned by the Danish Chargors, dated on or about the Closing Date and made between the Danish Chargors and the Borrower;

“Danish Chargor Security” means the Security Interests created from time to time by the Danish Chargors;

“Danish Chargors” means the Shurgard Real Estate ApS, Shurgard Denmark ApS, Shurgard Roskilde ApS and Shurgard Horsholm ApS and any Additional Chargors incorporated in Denmark;

“Danish Corporate Capacity Opinion” means the legal opinion of Kromann Reumert as to Danish law, dated on or about the Closing Date, addressed to Citigroup, the Interest Rate Swap Counterparty, the Currency Swap Counterparty, the Trustee, and the Borrower Security Trustee in relation to, among other things, the corporate capacity of the Danish Chargors;

“Danish Insolvency Act” means the Danish Insolvency Act of 1977 (“konkursloven”);

“Danish krone Central Cash Pooling Account” means the Danish krone denominated account known as the “Danish krone Central Cash Pooling Account” and held in the name of Shurgard Self Storage SCA and maintained with Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ London pursuant to the Cash Pooling Account Bank Agreement and having account number 64943 048 or such other account as may be opened in accordance with the Cash Pooling Account Bank Agreement at any branch of the Cash Pooling Account Bank or at a bank which is an Eligible Bank (having the Minimum Short-Term Ratings of an Account Bank) in replacement of such account;

“Danish Krone Disposal Proceeds Account” means the Danish krone denominated account known as the “Danish Krone Disposal Proceeds Account” and held in the name of Shurgard Self Storage SCA and maintained with Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ pursuant to the Cash Pooling Account Bank Agreement and having account number 64943 064 or such other account as may be opened in accordance with the Cash Pooling Account Bank Agreement at any branch of the Cash Pooling Account Bank or at a bank which is an Eligible Bank (having the Minimum Short-Term Ratings of an Account Bank) in replacement of such account;

“Danish Krone Maintenance Reserve Account” means the Danish krone denominated account known as the “Danish Krone Maintenance Reserve Account” and held in the name of Shurgard Self Storage SCA and maintained with Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ pursuant to the Cash Pooling Account Bank Agreement and having account number 64943 139 or such other account as may be opened in accordance with the Cash Pooling Account Bank Agreement at any branch of the Cash Pooling Account Bank or at a bank which is an Eligible Bank (having the Minimum Short Term Ratings of an Account Bank) in replacement of such account;

“Danish Legal Opinion” means the legal opinion of Kromann Reumert as to Danish law, dated on or about the Closing Date, addressed to Citigroup, the Interest Rate Swap Counterparty, the Currency Swap Counterparty, the Borrower Security Trustee and the Trustee in relation to, among other things, the entry of the Danish Chargors into the Transaction Documents;

“Danish Mortgage Deeds” means the Danish law mortgage deeds with respect to the Danish Mortgaged Properties, each dated on or about the Closing Date and made between the relevant Danish Chargor and the Borrower Security Trustee;

“Danish Mortgage Deed Pledges” means the Danish law pledges of the Danish Mortgage Deeds, dated on or about the Closing Date and made between the relevant Danish Chargor and the Borrower Security Trustee;

“Danish Pledges of Intra-Group Leases” means a Danish law assignments of interests in the Intra-Group Leases held by a Danish Chargor with the Danish OpCo, dated on or about the Closing Date and made between the relevant Danish Chargor and the Borrower Security Trustee;

“Danish Security Documents” means each of:

(a)	the Danish Mortgage Deeds, the Danish Share Pledges, the Danish Account Pledges, the Danish Assignment of Receivables, the Danish Mortgage Deed Pledges and the Danish Pledges of Intra-Group Leases;

(b)	each other document or instrument granted by a Danish Chargor in favour of the Borrower Security Trustee (on behalf of the Borrower Secured Creditors) creating or evidencing the security for all or any part of the Chargor Secured Liabilities; and

(c)	each other document designated an “Danish Security Document” by the Borrower Security Trustee;

“Danish Share Pledges” means the two Danish law share pledges, each dated on or about the Closing Date and made between either the Borrower or Shurgard Denmark Aps and, in each case, with the Borrower Security Trustee and relating to such Chargor’s shares in Shurgard Denmark Aps or the other Danish Chargors, respectively;

“Debt Service” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Debt Service Covenant” has the meaning given to such term in Clause 15.3 (Debt Service Covenant) of the Issuer/Borrower Facility Agreement;

“Definitive Notes” means the Class A Definitive Notes, the Class B Definitive Notes, the Class C Definitive Notes and any New Notes issued in definitive form;

“Delegate” means (a) any delegate, agent, attorney or manager appointed by the Trustee pursuant to any Issuer Security Document or, (b) any delegate, agent, attorney or manager appointed by the Borrower Security Trustee pursuant to any Chargor Security Document;

“Determination Date” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Disclosure Letter” means the letter dated the Closing Date in which the Chargors make disclosure against certain representations and warranties found in Clause 13 (Representations and Warranties) of the Issuer/Borrower Facility Agreement;

“Disposal Tax Liability” means, in relation to a proposed disposal by a Chargor of an asset or assets, the aggregate of all Tax that would result should the disposal occur;

“Disposal Proceeds Account” means any or all of the DKK Disposal Proceeds Account, the Euro Disposal Proceeds Account, the SKK Disposal Proceeds Account and/or the Sterling Disposal Proceeds Account as the context may require;

“Dispute” means any dispute arising out of or in connection with any Transaction Document (including a dispute regarding the existence, validity or termination of the Transaction Document or the consequences of its nullity);

“Drawdown Date” means, in relation to any Term Advance, the date specified in the relevant Notice of Drawdown relating to that Term Advance, as the proposed date for the making of such Term Advance and shall be, in the case of:

(a)	the Initial Term Advances, the Closing Date;

(b)	any Further Term Advances, the date on which the Further Notes used to fund such Further Term Advances are issued; and

(c)	any New Term Advances, the date on which the New Notes used fund such New Term Advances are issued;

“DSCR” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“DSCR Calculation Date” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“DSCR Cashflow” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Dutch Account Pledge” means the Dutch law pledge over the bank accounts held by the Dutch Chargors, dated on or about the Closing Date and made between the Dutch Chargors and the Borrower Security Trustee;

“Dutch Chargors” means Shurgard Nederland Dordrecht Ampere B.V., Bé Cé Ateliers B.V., Shurgard Nederland Diemen B.V., Shurgard Nederland Delft B.V., Shurgard Nederland Veldhoven B.V., Shurgard Nederland B.V., and Shurgard Nederland Utrecht Cartesius B.V. and any Additional Chargors incorporated in The Netherlands;

“Dutch Chargor Security” means the Security Interests from time to time created by the Dutch Chargors;

“Dutch Corporate Capacity Opinion” means the legal opinion of Lexence as to Dutch law, dated on or about the Closing Date, addressed to Citigroup, the Interest Rate Swap Counterparty, the Currency Swap Counterparty, the Liquidity Facility Provider, the Borrower, the Trustee and the Borrower Security Trustee in relation to, among other things, the corporate capacity of the Dutch Chargors;

“Dutch Legal Opinion” means the legal opinion of Clifford Chance LLP (Amsterdam office) as to Dutch law, dated on or about the Closing Date, addressed to Citigroup, the Issuer, the Borrower, the Interest Rate Swap Counterparty, the Borrower Security Trustee, the Liquidity Facility Provider and the Trustee in relation to, among other things, the entry of the Dutch Chargors into the Transaction Documents the corporate capacity of the Issuer, the entry of the Issuer into the Issuer Transaction Documents and the issue of the Notes and the tax treatment of the Issuer;

“Dutch Mortgage Deed” means the Dutch law mortgage deed in relation to the Dutch Mortgaged Properties dated on or about the Closing Date and made between the relevant Dutch Chargors and the Borrower Security Trustee;

“Dutch Pledge of Customer Receivables” means the Dutch law pledge of customer receivables of the Dutch Chargors including rental income, dated on or about the Closing Date and made between the Dutch Chargors and the Borrower Security Trustee;

“Dutch Pledge of Insurance Receivables” means the Dutch law pledge of insurance receivables held by the Dutch Chargors dated on or about the Closing Date and made between the Dutch Chargors and the Borrower Security Trustee;

“Dutch Pledge of Intercompany Loans and Cash Pooling Loans” means the Dutch law pledge of intercompany loan receivables and cash pooling loan receivables of the Dutch Chargors and the French Main OpCo, dated on or about the Closing Date and made between the Dutch Chargors and the Borrower Security Trustee;

“Dutch Pledge of Tangible Assets” means the Dutch law pledge of tangible assets of the Dutch Chargors, dated on or about the Closing Date and made between such Dutch Chargor and the Borrower Security Trustee;

“Dutch Security Documents” means:

(a)	the Dutch Mortgage Deed, the Dutch Share Pledges, the Dutch Account Pledge, the Dutch Pledge of Customer Receivables, the Dutch Pledge of Insurance Receivables, the Dutch Pledge of Intercompany Loans and Cash Pooling Loans and the Dutch Pledge of Tangible Assets;

(b)	each other document or instrument granted by a Dutch Chargor in favour of the Borrower Security Trustee (on behalf of the Borrower Secured Creditors) creating or evidencing the security for all or any part of the Chargor Secured Liabilities; and

(c)	each other document designated an “Dutch Security Document” by the Borrower Security Trustee;

“Dutch Share Pledges” means the Borrower Dutch Share Pledge and the SN Dutch Share Pledge;

“Dutch SPV OpCo” means each of Bé Cé Ateliers B.V., Shurgard Nederland Diemen B.V., Shurgard Nederland Dordecht Ampere B.V., Shurgard Nederland Delft B.V., Shurgard Nederland Veldhoven B.V. and Shurgard Nederland Utrecht Cartesius B.V.;

“Eligible Bank” means an institution authorised to conduct banking business under the law of the countries in which it is incorporated and in which it conducts its banking business and whose short term unsecured, unsubordinated and unguaranteed debt obligations of which are rated the Minimum Short-Term Ratings;

“Eligible Company” means a company which owns an Eligible Property and for whom a report (addressed to, inter alios, the Borrower Security Trustee) has been prepared by competent professional advisers appointed by or on behalf of such company, confirming that there are no outstanding material liabilities (contingent or otherwise) in respect of such company;

“Eligible Investments” means:

(a)	commercial paper and other marketable debt securities issued by any central government of any member of the European Union having been assigned short term unsecured debt credit ratings by the Rating Agencies at least equal to in the case of Fitch F-1+, and in the case of S&P A-1+;

(b)	certificates of deposit, demand and term deposits of, and banker’s acceptances sold by, eligible depository institutions and trust companies having been assigned short term unsecured debt credit ratings by the Rating Agencies of at least in the case of Fitch, F-1+ and in the case of S&P, A-1+; and

(c)	any other investments confirmed in writing, as acceptable to the Rating Agencies,

provided that all such investments are denominated in euros or same currency as the cash from which they are purchased, are held by a custodian (where applicable), have a fixed principal amount at maturity and mature on or before one Business Day prior to the Loan Payment Date following the date on which such investment is made or acquired;

“Eligible Property” means a Mortgaged Property;

(a)	which is a self-storage centre located in a Relevant Jurisdiction;

(b)	in relation to which, on its acquisition or substitution, will be subject to a first ranking legal mortgage (in the case of a Mortgaged Property in England and Wales or a Security Interest of equivalent status in any Relevant Jurisdiction) in favour of the Borrower Security Trustee which is registered with the relevant land registry;

(c)	which is held under freehold title or a leasehold title;

(d)	in relation to which, all licences, consents and approvals necessary for the operation of the Mortgaged Property as a self storage unit have been obtained; and

(e)	in respect of which a certificate of title acceptable to the Borrower Security Trustee has been delivered;

“Enforcement Proceeds” means any receipts or recoveries by the Borrower Security Trustee or, as applicable, the Trustee pursuant to, or upon enforcement of, any of the Chargor Security (in the case of the Borrower Security Trustee) or the Issuer Security (in the case of the Trustee) after deducting (to the extent not already deducted or retained prior to such receipt or recovery by the Borrower Security Trustee or, as applicable, the Trustee) all sums which the Trustee is required under the Transaction Documents or by applicable law to pay to any other person before distributing any such receipts or recoveries to any of the Borrower Secured Creditors (in the case of the Borrower Security Trustee) and the Issuer Secured Creditors (in the case of the Trustee);

“English Charged Property” means the property, assets rights and undertaking of each Chargor that are the subject of the Security Interests created in or pursuant to the English Security Documents;

“English Chargors” means Shurgard UK Wokingham Ltd. and Shurgard Storage Centres UK Limited and any Additional Chargors incorporated in England;

“English Chargor Security Accession Deed” means a deed of accession executed by any person in form and substance satisfactory to the Borrower Security Trustee pursuant to which such person becomes party to the English Deed of Charge as an English Chargor;

“English Chargor Security” means the Security Interests created from time to time pursuant to English Security Documents;

“English Corporate Capacity Opinion” means the legal opinion of Linklaters as to English law, dated on or about the Closing Date, addressed to Citigroup, the Trustee, the Interest Rate Swap Counterparty, the Currency Swap Counterparty, the Liquidity Facility Provider and the Borrower Security Trustee in relation to, among other things, the corporate capacity of the English Chargors;

“English Deed of Charge” means the English law deed of charge dated on or about the Closing Date and made between the English Chargors, the Borrower, Shurgard Denmark ApS, Shurgard Sweden AB and the Borrower Security Trustee;

“English Law Chargor” means the English Chargors, Shurgard Denmark ApS, Shurgard Sweden AB and the Borrower and any other Chargor granting security under an English Security Document;

“English Legal Opinion” means the legal opinion of Clifford Chance LLP (London office) as to English law, dated on or about the Closing Date, addressed to Citigroup, the Interest Rate Swap Counterparty, the Currency Swap Counterparty, the Trustee and the Borrower Security Trustee in relation to, among other things, the entry of the English Chargors into the Transaction Documents;

“English Mortgaged Property” means the Mortgaged Properties located in England and Wales;

“English Security Documents” means each of:

(a)	the English Deed of Charge;

(b)	the Security Trust Deed;

(c)	each power of attorney governed by English law executed and delivered by the Chargors pursuant to the terms of any Borrower Security Document; and

(d)	each other document or instrument granted by an English Chargor in favour of the Borrower Security Trustee (on behalf of the Borrower Secured Creditors) creating or evidencing the security for all or any part of the Chargor Secured Obligations; and

(e)	each other document designated an “English Security Document” by the Borrower Security Trustee;

“Environment” means air (including air within buildings or other natural or man-made structures whether above or below ground), land (including any buildings or other permanent structures on, in or below the land), water (including drains, ground waters, sewers and water within buildings or other natural or man-made structures) and includes any living organism or system supported by any such media and their biodiversity, and includes the climate as affected by or affecting such media;

“Environmental Authority” means a local, regional, national or federal, supranational or international department, agency, ministry or any similar body having jurisdiction over the Environment and health and safety matters;

“Environmental Claim” means any civil, criminal, regulatory or administrative proceedings, suit, action or formal written notice to which the relevant Chargor is subject pursuant to Environmental Law;

“Environmental Contamination” means each of the following and their consequences:

(a)	the presence or release, emission, leakage or spillage of any Dangerous Substance at, or their migration from, any site owned, leased, occupied or controlled by the Chargors into any part of the Environment; and

(b)	any accident, fire, explosion or sudden event at any site owned, leased, occupied or controlled or used by any Chargor which is directly or indirectly caused by or attributable to any Dangerous Substance, in each case which causes or is likely to cause a significant risk of harm or damage to the Environment;

“Environmental Law” means all applicable laws, regulations, decrees, instructions, standards including any law relating to asbestos, termites or other wood eating insects set out by any Environmental Authority concerning the protection of health and safety and the Environment, including, without limitation the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances or the clean-up or remediation of any of the same;

“Environmental Permit” means any permit, licence, consent, approval, certificate, qualification, specification, registration or other authorisation including any condition which attaches to any of the foregoing and the filing of any notification, report or assessment required under any Environmental Law for the operation of any business in or at, or the occupation or use of, any Mortgaged Property;

“EUIR” means Council Regulation (EC) No. 1346/2000;

“EURIBOR” has the meaning given to such term in Condition 6(c) (Rates of Interest on the Notes);

“Euro-Equivalent DKK Notional Amount” has the meaning given to such term in the Currency Swap Agreement;

“Euro-Equivalent GBP Notional Amount” has the meaning given to such term in the Currency Swap Agreement;

“Euro-Equivalent SEK Notional Amount” has the meaning given to such term in the Currency Swap Agreement;

“Euro 100 Loan” means the loan agreements in relation to the loans of euro 100 by the Issuer to each English Chargor dated on or about the Closing Date and made between the Issuer, the relevant English Chargor and the Borrower Security Trustee;

“euro” means a reference to the single currency introduced at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended by the Treaty of European Union and the Treaty of Amsterdam and as further amended from time to time;

“Euro Central Cash Pooling Account” means the euro denominated account known as “Euro Central Cash Pooling Account” and held in the name of Shurgard Self Storage SCA and maintained with Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ London pursuant to the Cash Pooling Account Bank Agreement and having account number 64943 014 or such other account as may be opened in accordance with the Cash Pooling Account Bank Agreement at any branch of the Cash Pooling Account Bank or at a bank which is an Eligible Bank (having the Minimum Short-Term Ratings of an Account Bank) in replacement of such account;

“Euro Commencement Date” means the date on which the United Kingdom becomes a Participating Member State;

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System;

“Euro Disposal Proceeds Account” means the euro denominated account known as the “Disposal Proceeds Account” and held in the name of Shurgard Self Storage SCA and maintained with Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ pursuant to the Cash Pooling Account Bank Agreement and having account number 64943 080 or such other account as may be opened in accordance with the Cash Pooling Account Bank Agreement at any branch of the Cash Pooling Account Bank or at a bank which is an Eligible Bank (having the Minimum Short-Term Ratings of an Account Bank) in replacement of such account;

“Euro Maintenance Reserve Account” means the euro denominated account known as the “Maintenance Reserve Account” and held in the name of Shurgard Self Storage SCA and maintained with Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ London pursuant to the Cash Pooling Account Bank Agreement and having account number 64943 105 or such other account as may be opened in accordance with the Cash Pooling Account Bank Agreement at any branch of the Cash Pooling Account Bank or at a bank which is an Eligible Bank (having the Minimum Short-Term Ratings of an Account Bank) in replacement of such account;

“Euro Value” means, in relation to the value of a Mortgaged Property:

(a)	in the case of a Mortgaged Property located in France, Belgium or the Netherlands, the value of such Mortgaged Property as set out in the most recent Valuation of such property; and

(b)	in the case of a Mortgaged Property located in Denmark, England and Wales or Sweden;

(i)	prior to the production of a Revaluation Report, the value in euro of such Mortgaged Property by reference to the currency exchange rates adopted by the Valuer in the Valuation Report dated 11 October 2004; or

(ii)	following the production of a Revaluation Report or in the case of Mortgaged Properties which do not form part of the Securitisation Estate on the Closing Date, the value in euro of such Mortgaged Property obtained by reference to the Danish krone, Sterling or Swedish krona value in the most recent Valuation prepared in accordance with the Issuer/Borrower Facility Agreement, as the case may be, multiplied by the euro currency exchange rates detailed in the applicable Currency Swap Transactions (irrespective of any termination thereof);

“Excess Cash” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Excess Net Sales Proceeds” means the amount (if any) by which the Net Sales Proceeds in respect of the Mortgaged Property or Sold Chargor disposed of exceed the aggregate of (i) the Allocated Debt Amount and (ii) any Hedging Amounts or, as applicable, Anticipated Hedging Amounts payable in connection with such disposal;

“Excess Properties” means the properties specified in Schedule 9 (Excess Properties) of the Issuer/Borrower Facility Agreement;

“Exchange Date” has the meaning given to it in Condition 2(a) (Form, Denomination and Title);

“Exemption Regulation” has the meaning given to such term in Schedule 8 of the Liquidity Facility Agreement;

“Extraordinary Resolution” has the meaning given to it in Schedule 5 (Provisions for Meetings of Noteholders) of the Trust Deed;

“Final Discharge Date” means:

(i)	in relation to the Issuer, the date on which the Trustee is satisfied that all the Issuer Secured Obligations have been paid or discharged in full; and

(ii)	in relation to the Chargors, the date upon which the Borrower Security Trustee is satisfied that all the Borrower Secured Obligations and Chargor Secured Obligations have been paid or discharged in full;

“Final Maturity Date” has the meaning given to it in Condition 7(a) (Redemption, Purchase and Cancellation - Final Redemption or Scheduled Redemption);

“Financial Indebtedness” means

(a)	the principal amount and the capitalised element (if any), of money borrowed or raised and debit balances at banks and mandatory premia (if any) and capitalised interest in respect thereof;

(b)	any amount raised by acceptance under any acceptance credit facility;

(c)	the principal and mandatory premia (if any) and capitalised interest in respect of any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	any amount raised pursuant to any issue of shares which are expressed to be redeemable;

(e)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with generally accepted accounting principles in the relevant jurisdiction, be treated as a finance or capital lease;

(f)	the amount of any liability in respect of any advance or deferred purchase agreement if one of the primary reasons for entering into such agreement is to raise finance;

(g)	receivables sold or discounted (other than on a non-recourse basis);

(h)	any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

(i)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing (but excluding normal trade credit or operational debt incurred in the ordinary course of business);

(j)	any documentary credit facility;

(k)	liabilities in respect of any foreign exchange agreement, currency swap or interest purchase or swap or other derivative transactions or similar arrangements, provided that to the extent that the relevant contract provides for net payments to be made the amount of Financial Indebtedness shall be the net amount due or the net exposure thereunder (being the amount payable by the party liable thereunder on termination or closing out of such arrangements determined on a mark to market basis); and

(l)	the amount of any liability in respect of any guarantee, indemnity, bond, standby letter of credit or any other instrument issued for any of the items referred to in paragraphs (a) to (k) above or in connection with the performance of any contract or other obligation;

“Financial Quarter” means each period from (and including) a Financial Quarter Date to (but excluding) the next Financial Quarter Date and, in respect of the first Financial Quarter, the period from (and including) 1 October 2004 to (but excluding) 31 December 2004;

“Financial Quarter Date” means 1 January, 1 April, 1 July and 1 October in each year;

“Financial Year” means the period of four successive Financial Quarters, the first Financial Year ending on 31 December 2004 in each year;

“First Currency” means the currency in which a sum is payable by a Chargor under the Security Trust Deed or the English Deed of Charge;

“First Shurgard” means First Shurgard SPRL a company incorporated in Belgium with registered number 0479.505.939 and having its registered office at Quai du Commerce 48, 1000 Brussels, Belgium along with all its direct and indirect subsidiaries;

“Fitch” means Fitch Ratings Limited or any successor to its ratings business;

“Foundation” means Stichting Self-Storage Securitisation a foundation established under the law of The Netherlands on 8 June 2004 and whose registered office is at Parnassustoren, Locatellikade 1, 1076 AZ Amsterdam The Netherlands;

“French Account Pledge” means the French law pledge agreement granted by the French Chargors in relation to their bank accounts, dated on or about the Closing Date and made between the French Chargors and the Borrower Security Trustee;

“French Chargors” means Shurgard France SAS, Shurgard Méditerranée SAS, Shurgard Investissement 1 SNC, Shurgard IDF Noisy SAS, Shurgard IDF Chambourcy SAS, Shurgard Lyon Gerland SAS and each Additional Chargor incorporated in France;

“French Chargor Security” means the Security Interests created from time to time by the French Chargors;

“French Corporate Capacity Opinion” means the legal opinion of Hughes, Hubbard and Reed LLP as to French law, dated on or about the Closing Date, addressed to Citigroup, the Trustee, the Borrower, the Manager, the Interest Rate Swap Counterparty, the Currency Swap Counterparty and the Borrower Security Trustee in relation to, among other things, the corporate capacity of the French Chargors;

“French Delegation of Insurance Proceeds Agreement” means the French law agreement with respect to a délégation of insurance proceeds owed to the French Chargors, dated on or about the Closing Date and made between the French Chargors Axa France (on its behalf and on behalf of the insurers listed therein), and the Borrower Security Trustee;

“French Legal Opinion” means the legal opinion of Clifford Chance SELAFA as to French law, dated on or about the Closing Date, addressed to the Manager, the Currency Swap Counterparty, the Interest Rate Swap Counterparty, the Borrower Security Trustee and the Trustee in relation to, among other things, the entry of the French Chargors into the Transaction Documents;

“French Mortgage Deed” means the French law mortgage deed in relation to the French Mortgaged Properties, dated on or about the Closing Date and made between the relevant French Chargor and the Borrower Security Trustee;

“French Notary Opinion” means the opinion of Thomas Wuhrmann with respect to the mortgages over the French Mortgaged Properties addressed to Clifford Chance Selafa, the Manager, the Borrower Security Trustee and the Trustee;

“French OpCo” means Shurgard France SAS, a société par actions simplifiée, registered in France with registered number RCS 403 609 779 and having its registered office at 191, rue Saint Honoré, 75001 Paris;

“French OpCo Pledge of Income Receivables” means the French law pledge of income receivables of the French OpCo, dated on or about the Closing Date and made between the French OpCo and the Borrower Security Trustee;

“French Pledge of Intercompany Loans” means the French law pledge of contractual rights of the French Chargors under the Intercompany Loans made to such Chargors, dated on or about the Closing Date and made between the French Chargors and the Borrower Security Trustee;

“French Pledges of Goodwill” means the French law pledges of goodwill of Shurgard France SAS and Shurgard Méditerranée SAS, dated on or about the Closing Date and made between Shurgard France SAS and Shurgard Méditerranée SAS, as applicable, and the Borrower Security Trustee;

“French Pledges of Income Receivables” means the French PropCo Pledge of Income Receivables and the French OpCo Pledge of Income Receivables;

“French PropCo Pledge of Income Receivables” means the French law pledge of income receivables made by the French PropCos of the rental income under their Intra-Group Leases, dated on or about the Closing Date and made between the French PropCos and the Borrower Security Trustee;

“French Security Documents” means each of:

(a)	the French Mortgage Deed, the French Share Pledges, the French Account Pledge, the French Pledges of Income Receivables, the French Delegation of Insurance Proceeds Agreement, the French Pledge of Intercompany Loans and the French Pledges of Goodwill;

(b)	each other document or instrument granted by a French Chargor in favour of the Borrower Security Trustee (on behalf of the Borrower Secured Creditors) creating or evidencing the security for all or any part of the Chargor Secured Liabilities; and

(c)	each other document designated an “French Security Document” by the Borrower Security Trustee;

“French Share Pledges” means the three French law share pledges dated on or about the Closing Date and made between respectively, (i) Shurgard Méditerranée SAS, Shurgard

France SAS and the Borrower Security Trustee, (ii) Imoganco BVBA and the Borrower Security Trustee in respect of the shareholdings of Imoganco BVBA in the other French Chargors, except Shurgard Investissement 1 SNC and (iii) the Borrower and the Borrower Security Trustee in respect of the shareholdings of the Borrower in the other French Chargors except Shurgard Investissement 1 SNC;

“FSMA” means the Financial Services and Markets Act 2000;

“Further Class A Notes” has the meaning given to it in Condition 19(a) (Further and New Note Issues - Further Notes and New Notes);

“Further Class B Notes” has the meaning given to it in Condition 19(a) (Further and New Note Issues - Further Notes and New Notes);

“Further Class C Notes” has the meaning given to it in Condition 19(a) (Further and New Note Issues - Further Notes and New Notes);

“Further Notes” has the meaning given to it in Condition 19(a) (Further and New Note Issues - Further Notes and New Notes);

“Further Term Advance” means any advance made under a Further Term Facility;

“Further Term A Advance” means a Further Term Advance under the Further Term A Facility;

“Further Term B Advance” means a Further Term Advance under the Further Term B Facility;

“Further Term C Advance” means a Further Term Advance under the Further Term C Facility;

“Further Term Facility” means a further term facility which may be requested by the Borrower at any time by written notice to the Issuer (with a copy to the Borrower Security Trustee, the Trustee and the Rating Agencies) ranking pari passu with the relevant Initial Term Facility pursuant to Clause 2.4 (Request for an Additional Term Facility) of the Issuer/Borrower Facility Agreement and is made available to the Borrower by the Issuer in accordance with and subject to Clause 2.5 (Granting of an Additional Term Facility) of the Issuer/Borrower Facility Agreement;

“Further Term A Facility” means a Further Term Facility available to the Borrowers pursuant to Clause 2.2.1 of the Issuer/Borrower Facility Agreement;

“Further Term B Facility” means a Further Term Facility available to the Borrowers pursuant to Clause 2.2.2 of the Issuer/Borrower Facility Agreement;

“Further Term C Facility” means a Further Term Facility available to the Borrowers pursuant to Clause 2.2.3 of the Issuer/Borrower Facility Agreement;

“Global Notes” has the meaning given to it in Condition 2(a) (Form, Denomination and Title);

“Governmental Authority” means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

“Gross Operating Income” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Group” means the Borrower and each of its subsidiaries (whether or not in the Securitisation Group);

“Guarantees” means the guarantees given by the Chargors in favour of the Borrower Security Trustee pursuant to Clause 23 (Guarantee and Indemnity) of the Issuer/Borrower Facility Agreement;

“Guarantor” means each Chargor providing a Guarantee;

“Hedging Amounts” means:

(a)	in connection with any prepayment of any Notes, either:

(i)	if the Issuer is required to make a termination payment to the Interest Rate Swap Counterparty upon a corresponding early partial or full termination of the Interest Rate Swap Agreement (which, for the avoidance of doubt, includes the Interest Rate Swap Transaction and the Interest Rate Cap Transaction), an amount equal to such termination payment; or

(ii)	if the Interest Rate Swap Counterparty (or the Interest Rate Swap Guarantor) is required to make a termination payment to the Issuer upon a corresponding early partial or full termination of the Interest Rate Swap Agreement (which, for the avoidance of doubt, includes the Interest Rate Swap Transaction and the Interest Rate Cap Transaction), an amount equal to such termination payment; or

(b)	in connection with any adjustments to the notional amount under the Currency Swap Agreement following a full or partial prepayment of any of the Term Advances, either:

(i)	if the Borrower is required to make a termination payment to the Currency Swap Counterparty upon a corresponding early partial or full termination of the Currency Swap Agreement, an amount equal to such termination payment; or

(ii)	if the Currency Swap Counterparty (or the Currency Swap Guarantor) is required to make a termination payment to the Borrower upon a corresponding early partial or full termination of the Currency Swap Agreement, an amount equal to such termination payment.

“HM Land Registry” means the Land Registry of England and Wales;

“Holding Company” has the meaning given to such term in Clause 16.2.15 (Information) of the Issuer/Borrower Facility Agreement;

“Initial Conditions Precedent” means the information documents and other matters set out in Clause 4.1 (Initial Conditions Precedent) of the Issuer/Borrower Facility Agreement;

“Initial Facility Fee” has the meaning ascribed thereto in Clause 10.1.1 (Initial Facility Fee) of the Issuer/Borrower Facility Agreement;

“Initial Mortgaged Property” means the Mortgaged Properties charged by the Chargor in favour of the Borrower Security Trustee on or about the Closing Date and listed in Schedule 8 (Initial Mortgaged Properties) to the Issuer/Borrower Facility Agreement;

“Initial Term Advance” means any advance made under an Initial Term Facility;

“Initial Term A Advance” means the Initial Term Advance under the Initial Term A Facility;

“Initial Term A Facility” has the meaning given to it in Clause 2.1.1 of the Issuer/Borrower Facility Agreement;

“Initial Term B Advance” means the Initial Term Advance under the Initial Term B Facility;

“Initial Term B Facility” has the meaning given to it in Clause 2.1.2 of the Issuer/Borrower Facility Agreement;

“Initial Term C Advance” means the Initial Term Advance under the Initial Term C Facility;

“Initial Term C Facility” has the meaning given to it in Clause 2.1.3 of the Issuer/Borrower Facility Agreement;

“Initial Term Facility” means a term facility granted by the Issuer to the Borrower on the Closing Date pursuant to Clause 2.1 (Initial Term Facilities) of the Issuer/Borrower Facility Agreement;

“Insolvency Act” means the Insolvency Act 1986;

“Insolvency Event” means, with respect to the Issuer:

(a)	a conservatory attachment (conservatoir beslag) or an executory attachment (executoriaal beslag) on any major part of the Issuer’s assets is made and not discharged or released within a period of thirty (30) days; or

(b)	any order by any competent court or other authority or a resolution passed for the dissolution or winding-up of the Issuer or for the appointment of a liquidator (curator) or administrator (bewindvoerder) of the Issuer or of all or substantially all of its assets; or

(c)	an assignment for the benefit of, or the entering into of any general assignment (akkoord) with, its creditors; or

(d)	the Issuer files a petition for a suspension of payments (surséance van betaling) or for bankruptcy (faillissement) or is declared bankrupt (failliet), or special measures (bijzondere voorzieningen) in the interests of all creditors as referred to in Chapter X of the Act on the Supervision of the Credit System 1992 (Wet toezicht kredietwezen 1992) are imposed upon the Issuer; or

(e)	any corporate action, legal proceedings or other procedure or step is taken in relation to the appointment of an Insolvency Official in relation to the Issuer;

or, with respect to any Chargor any of the events set out at Clauses 22.1.11(a) (Insolvency) to 22.1.15(g) (Analogous Proceedings) (inclusive) of the Issuer/Borrower Facility Agreement occur.

“Insolvency Official” means, in respect of the Issuer, a liquidator (curator), an administrator (bewindvoerder) or similar officer, and in respect of any other company, a liquidator, provisional liquidator, administrator (curator), administrative receiver, receiver or manager, compulsory or interim manager, nominee, supervisor, trustee, conservator, guardian, judicial receiver (administrateur) or other similar officer in respect of such company or in respect of any arrangement, compromise or composition with any creditors or any equivalent or analogous officer under the law of any jurisdiction;

“Insolvency Proceedings” means, in respect of a company, the winding-up, liquidation, dissolution, administration or examination of such company or any equivalent or analogous proceedings under the law of the jurisdiction in which such company is incorporated or of any jurisdiction in which such company carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, examination, arrangement, adjustment, protection or relief of debtors;

“Insurance Policies” means, in respect of each Chargor:

(a)	each or any of the policies of insurance or assurance specified as such and set out in a schedule to the Chargor Security Documents in respect of, inter alia, each Mortgaged Property which it owns and operates, buildings insurance covering risks to properties and/or buildings, business interruption insurance, group employer’s liability insurance and group public and products liability insurance and such other risks as required to be issued against pursuant to the Issuer/Borrower Facility Agreement;

(b)	any policies of insurance or assurance in addition to those described in paragraph (a) above taken out by or on behalf of any Chargor as are usually taken out by a reasonably prudent owner of a portfolio of properties of the same nature as the relevant property in a comparable location; and

(c)	any policies of insurance or assurance in addition to those described in paragraphs (a) and (b) above taken out by or on behalf of any Chargor in which any Chargor may at the time of the Closing Date or thereafter have an interest;

“Intellectual Property Rights” means copyright, patents, database rights and rights in know-how, trade marks, get-up and the theme and formatting of trading outlets, and registered designs and design rights (each whether registered or unregistered), applications for registration and the right to apply for registration for any of the foregoing, and all other intellectual property rights and equivalent or similar forms of protection existing anywhere in the world;

“Intercompany Bonds” means the bonds issued by the Borrower to Shurgard Inc. under a subscription agreement dated 27 May 2002 in the principal amount of US$50,000,000 and any further bonds issued pursuant to such subscription agreement for any reason whatsoever;

“Intercompany Loans” means all loans made between one Chargor and another save for those loans made pursuant to the Cash Pooling and Cash Administration Agreement;

“Interest” means any asset, agreement, bank account, property or right;

“Interest Amounts” has the meaning given to it in Condition 6(d) (Interest - Determination of Rates of Interest and Calculation of Interest Amounts);

“Interest Determination Date” means two Business Days prior to each Note Payment Date or, in the case of the first Note Interest Period, two Business Days prior to the Closing Date;

“Interest Period” has the meaning given to it in Condition 6(b) (Interest - Note Payment Dates and Note Interest Periods);

“Interest Rate” has the meaning given to such term in Condition 6(c) (Rates of Interest on the Notes);

“Interest Rate Cap Transaction” means the interest rate cap transaction under which the Issuer will hedge its interest rate exposure in relation to the floating rate of interest due under the Notes against the fixed rate of interest receivable under the Issuer/Borrower Facility Agreement from (but excluding) the Note Payment Date in October 2011 to (and including) the Note Payment Date in October 2014 between the Issuer and Citigroup Global Markets Limited, acting through its office at Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB and which forms part of and is subject to the Interest Rate Swap Agreement;

“Interest Rate Swap Agreement” means the interest rate swap agreement together with any confirmations thereunder entered into on or before the Closing Date (and any replacement interest rate swap agreement(s) or other agreements) between the Issuer and the Interest Rate Swap Counterparty entered into in order to hedge the Issuer’s interest rate exposure in relation to the floating rate of interest due under each Class of Notes issued on the Closing Date and also includes each interest rate swap agreement entered into between the Issuer and an interest rate swap counterparty to hedge the Issuer’s exposure in relation to the floating rate of interest due with respect to any Additional Notes with a floating rate of interest;

“Interest Rate Swap Collateral Ledger” means a ledger of the Issuer Transaction Account maintained by the Cash Administrator, in respect of cash collateral transferred by the Interest Rate Swap Counterparty (or the Interest Rate Swap Guarantor) and other amounts attributable to assets transferred as collateral by the Interest Rate Swap Counterparty (or the Interest Rate Swap Guarantor) to the extent such collateral is required to be transferred in accordance with the Interest Rate Swap Agreement;

“Interest Rate Swap Counterparty” means Citigroup Global Markets Limited, a private limited liability company incorporated under the laws of England and Wales with registered number 1763297 and whose registered office is at Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB, as interest rate swap counterparty under the Interest Rate Swap Agreement, which expression shall include any permitted replacement or other swap counterparty with which the Issuer enters into any Interest Rate Swap Agreement;

“Interest Rate Swap Guarantor Downgrade” means the short term unsecured, unsubordinated and unguaranteed debt obligations of the Interest Rate Swap Guarantor or any other credit support provider under the Interest Rate Swap Agreement being rated below the Minimum Short-Term Ratings (or its ratings are withdrawn by either of the Rating Agencies) at any time;

“Interest Rate Swap Guarantor” means Citigroup Global Markets Holdings Inc., acting through its office at 388 Greenwich Street, New York, New York 10013, as guarantor of the obligations of Citigroup Global Markets Limited acting in its capacity as Interest Rate Swap Counterparty under the Interest Rate Swap Agreement, which expression shall include any other guarantor of the obligations of the Interest Rate Swap Counterparty under the Interest Rate Swap Agreement;

“Interest Rate Swap Transaction” means the interest rate swap transaction under which the Issuer will hedge its interest rate exposure in relation to the floating rate of interest due under the Notes against the fixed rate of interest receivable under the Issuer/Borrower Facility Agreement from (and including) the Closing Date to (and including) the Note Payment Date in October 2011 between the Issuer and Citigroup Global Markets Limited, acting through its offices at 33 Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB and which forms part of and is subject to the Interest Rate Swap Agreement;

“Interest Residual Amount” has the meaning given to it in Condition 18(a) (Subordination and Deferral - Interest);

“Intra-Group Lease” means a Lease granted pursuant to an intra-group lease agreement (contrat de bail) or a management lease agreement (contrat de location-gérance) and made between one Chargor and another;

“Investment” means any stocks, shares, debentures, securities, options and other investments, assets, rights or interests whether or not held directly by or to the order of any person or by any fiduciary or clearance system on its behalf;

“Investor Report” means a duly completed report substantially in the form set out in Schedule 6, (Form of Investor Reports) of the Issuer/Borrower Facility Agreement to be delivered by the Borrower pursuant to Clause 14.4 (Investor Reports) of the Issuer/Borrower Facility Agreement;

“Irish Paying Agent” means Citibank International plc acting through its office at 1 North Wall Quay, Dublin 1, Ireland or such other entity or entities appointed as Irish paying agent from time to time, subject and in accordance with the Agency Agreement;

“Issuer” means Self-Storage Securitisation B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated in The Netherlands and registered with the Trade Register of Chamber of Commerce and Industry in Amsterdam under number 34210837 and having its registered office at Parnassustoren, Locatellikade 1, 1076 AZ, Amsterdam, The Netherlands;

“Issuer Account Bank” means Bank of America N.A., acting through its branch at 5 Canada Square, London E14 5AQ, as account bank on behalf of the Issuer or such other entity or entities appointed as Issuer Account Bank from time to time, subject to and in accordance with the terms of the Issuer Account Bank Agreement;

“Issuer Account Bank Agreement” means the account bank agreement dated on or about the Closing Date and made between the Issuer Account Bank, the Issuer, the Cash Administrator and the Trustee;

“Issuer Accounts” means the Issuer Transaction Account and the Liquidity Facility Reserve Account;

“Issuer/Borrower Facility Agreement” means the secured facility agreement dated on or about the Closing Date and made between the Issuer, the Chargors, the Cash Administrator and the Borrower Security Trustee;

“Issuer Cash Administration Agreement” means the Issuer cash administration agreement, dated on or about the Closing Date and made between the Cash Administrator, the Issuer and the Trustee;

“Issuer Charged Accounts” means the Issuer Accounts and any bank or other account in which the Issuer may at any time acquire a Benefit and which is charged to the Trustee pursuant to the Issuer Deed of Charge;

“Issuer Charged Property” means all assets, rights and property of the Issuer mortgaged, charged or assigned pursuant to the Issuer Security;

“Issuer Common Terms” means the provisions set out in Schedule 2 (Issuer Common Terms) to this Agreement;

“Issuer Costs” has the meaning given to it in Clause 10.1.2 (Ongoing Facility Fee) of the Issuer/Borrower Facility Agreement;

“Issuer Covenants” means the covenants set out in Schedule 4 (Issuer Covenants) to this Agreement;

“Issuer Deed of Charge” means the deed of charge dated on or about the Closing Date and made between, inter alios, the Issuer, the Liquidity Facility Provider, the Interest Rate Swap Counterparty, the Cash Administrator, the Issuer Account Bank, the Paying Agents, the Agent Bank and the Trustee and includes, where the context so admits, any deed or other document expressed to be supplemental thereto or any amendments or modifications made thereto;

“Issuer Dutch Account” means the account held in the name of Self-Storage Securitisation B.V. with F van Lanschot Bankiers N.V., Rotterdam branch and having account number 22.67.21.655 into which, inter alia, the €20,000 issued and paid-up share capital of the Issuer has been paid;

“Issuer Floating Charge” means the floating charge governed by English law created by Clause 5.1 (Floating Charge under English law) of the Issuer Deed of Charge;

“Issuer Jurisdiction” means The Netherlands and/or such other jurisdiction in which any Issuer substitute (as contemplated by Condition 7(c) (Substitution/Redemption in Whole for Taxation and Other Reasons)) is incorporated and/or subject to taxation;

“Issuer Management Agreement” means the management agreement in respect of the Issuer, dated on or about the Closing Date and made between the Issuer and the Managing Director;

“Issuer Parallel Debt” has the meaning given to such terms in Clause 3.2 of the Issuer Deed of Charge;

“Issuer Post-Enforcement Priority of Payments” means the provisions relating to the order of priority of payments set out in Schedule 2 (Issuer Post-Enforcement Priority of Payments) to the Issuer Deed of Charge;

“Issuer Pre-Enforcement Priority of Payments” means the provisions relating to the order of priority of payments from the Issuer Accounts set out in Schedule 1 (Issuer Pre-Enforcement Priority of Payments) to the Issuer Deed of Charge;

“Issuer Priority of Payments” means the Issuer Pre-Enforcement Priority of Payments and/or after the delivery of a Note Enforcement Notice to the Issuer by the Trustee, the Issuer Post-Enforcement Priority of Payments;

“Issuer Secured Creditor Entrenched Right” means, in relation to each of the Interest Rate Swap Counterparty and the Liquidity Facility Provider, any modification, consent, direction or waiver by the Trustee in respect of an Issuer Transaction Document which would (i) result in an increase in or change to its obligations or liabilities under the relevant Issuer Transaction Document, (ii) release any of the Issuer Security (unless equivalent replacement security is taken at the same time or such release is permitted in accordance with the Issuer Transaction Documents), (iii) alter adversely the ranking of the Interest Rate Swap Counterparty or the Liquidity Facility Provider under the Issuer Priorities of Payments including, without limitation, alter the ranking of the Ongoing Facility Fee under the Borrower Priorities of Payment payable pursuant to the Issuer/Borrower Facility Agreement, (iv) exclude the Interest Rate Swap Counterparty or the Liquidity Facility Provider from the definition of “Issuer Secured Creditors” or (v) affect those matters in the Issuer Transaction Documents expressly requiring the consent, approval or agreement of, or directions or instructions from, or waiver by such Issuer Secured Creditors, or (vi) a change to the definition of Issuer Secured Creditor Entrenched Right;

“Issuer Secured Creditors” means:

(a)	the Trustee (for itself and for and on behalf of the Noteholders);

(b)	the Liquidity Facility Provider;

(c)	the Interest Rate Swap Counterparty under the Interest Rate Swap Agreement;

(d)	the Paying Agents;

(e)	the Agent Bank;

(f)	the Cash Administrator;
(g)	any Receiver appointed under the Issuer Deed of Charge; and

(h)	such other creditor who may be a party to, or accede to, the terms of the Issuer Deed of Charge from time to time in accordance with the terms thereof and is designated an Issuer Secured Creditor;

“Issuer Secured Obligations” means the aggregate of all monies and Liabilities which from time to time are or may become due, owing or payable by the Issuer to each of the Issuer Secured Creditors under the Notes (including, for the avoidance of doubt, any Additional Notes) or any of the Issuer Transaction Documents or to any other party pursuant to the Issuer Post Enforcement Priority of Payments;

“Issuer Security” means the Security Interests created by the Issuer under the Issuer Security Documents in favour of the Trustee;

“Issuer Security Documents” means:

(a)	the Issuer Deed of Charge;

(b)	any power of attorney executed and delivered by the Issuer pursuant to the terms of any Issuer Security Document; and

(c)	any other document or instrument granted in favour of the Trustee (on behalf of the Issuer Secured Creditors) creating or evidencing the security for all or any part of the Issuer Secured Obligations;

“Issuer Supplemental Deed of Charge” means any deed which is expressed to be supplemental to the Issuer Deed of Charge;

“Issuer Transaction Account” means the euro denominated account known as “Issuer Transaction Account” and held in the name of Self-Storage Securitisation B.V. and maintained with Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ London pursuant to the Issuer Account Bank Agreement and having account number 68606014 or such other account as may be opened in accordance with the Issuer Account Bank Agreement at any branch of the Issuer Account Bank or at a bank which is an Eligible Bank (having the Minimum Short-Term Ratings applicable to an Account Bank) in replacement of such account;

“Issuer Transaction Documents” means the:

(a)	Issuer/Borrower Facility Agreement;

(b)	Issuer Deed of Charge;

(c)	the Security Trust Deed;

(d)	Issuer Account Bank Agreement;

(e)	Issuer Cash Administration Agreement;

(f)	Liquidity Facility Agreement;

(g)	Agency Agreement;

(h)	Trust Deed;

(i)	Subscription Agreement;

(j)	Interest Rate Swap Agreement;

(k)	Swap Guarantee provided by the Interest Rate Swap Guarantor;

(l)	Tax Deed of Covenant;

(m)	Management Agreement; and

(n)	Master Framework Agreement;

“Issuer Warranties” means the representations and warranties set out in Schedule 3 (Issuer’s Representations and Warranties) to this Agreement;

“Joint Venture” means any business activity carried on pursuant to an arrangement between two or more parties, whether through an incorporated or unincorporated entity (such as a partnership or contractual arrangement) where the parties are required to contribute capital in some form to the activity or where the parties share profits and/or losses arising from such activity;

“Joint Venture Agreements” means the joint venture agreement dated on or about 20 December 2002 and made between, the Borrower and Cresent Euro Self Storage Investment S.a.r.l., the agreement dated 11 May 2004 between, the Borrower and Cresent Euro Self Storage Investments II S.a.r.l. and any other agreement in relation to a Joint Venture;

“JV DSCR Account” means the euro denominated account to be opened by the Borrower pursuant to the requirements of Clause 15.6 (Breach of Adjusted JV DSCR) of the Issuer/Borrower Facility Agreement;

“JV Group” means any or all of First Shurgard, Second Shurgard of any other group of companies run as a Joint Venture where a member of the Securitisation Group is a shareholder in any member of such group of companies;

“LPA” means the Law of Property Act 1925;

“LTV Covenant” has the meaning given to such term in Clause 15.1 (LTV Covenant) of the Issuer/Borrower Facility Agreement;

“Lease” means any present or future lease, underlease, sub-lease, licence, agreement, option, tenancy or right to occupy in each case howsoever described whether on a fixed term or periodic basis governing the use or occupation of any freehold, heritable or leasehold property or any part of it including any management lease agreement (contrat de location-gérance) for any Mortgaged Property situated in France;

“Legal Opinions” means the Belgian Legal Opinion, the Danish Legal Opinion, the Dutch Legal Opinion, the English Legal Opinion, the French Legal Opinion, the Swedish Legal Opinion the Corporate Capacity Opinions, the French Notary Opinion and the Transaction Tax Opinion;

“Letter of Undertaking” means the letter of undertaking dated on or about the Closing Date and made between, inter alios, the Issuer and the Managing Director;

“LF Facility Office” means the office of the Liquidity Facility Provider specified against the name of the Liquidity Facility Provider in the Notices Details or such other office in the United Kingdom as it may select by notice to the Issuer in accordance with the provisions of the Liquidity Facility Agreement;

“Liabilities” means, in respect of any person, any losses, damages, costs, charges, awards, claims, demands, expenses, judgments, decrees, actions, proceedings or other liabilities whatsoever including legal fees and any Taxes and penalties incurred by that person;

“Licence Agreement” means the intellectual property licence granted by Shurgard Inc. to the Borrower dated 11 October 1999;

“Liquidity Facility” means the committed Euro revolving liquidity facility made available to the Issuer by the Liquidity Facility Provider in accordance with the Liquidity Facility Agreement;

“Liquidity Facility Agreement” means the liquidity facility agreement dated on or about the Closing Date and made between the Issuer, the Liquidity Facility Provider and the Trustee;

“Liquidity Facility Provider” means Barclays Bank PLC in its capacity as liquidity facility provider, acting through its office at 54 Lombard Street, London EC3P 3AH, or such other entity or entities appointed as liquidity facility provider(s) from time to time, subject to and in accordance with the terms of the Liquidity Facility Agreement;

“Liquidity Facility Reserve Account” means the euro denominated account known as “Liquidity Facility Reserve Account” and held in the name of Self-Storage Securitisation B.V. and maintained with Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ London pursuant to the Issuer Account Bank Agreement and having account number 68606022 or such other account as may be opened in accordance with the Issuer Account Bank Agreement at any branch of the Issuer Account Bank or at a bank which is an Eligible Bank (having the Minimum Short-Term Ratings applicable to an Account Bank) in replacement of such account;

“Liquidity Shortfall” means the Issuer has insufficient funds available to it on any Note Payment Date (excluding any amounts to be drawn under the Liquidity Facility Agreement on such Note Payment Date) to pay in full any of the items specified in paragraphs (a) to (f) (inclusive), (h) and (j) of the Issuer Pre-Enforcement Priority of Payments;

“Listing Rules” means the rules applicable from time to time to obtaining and maintaining the Notes on the Official List of the Stock Exchange;

“Loan Enforcement Notice” means a notice delivered by the Borrower Security Trustee to the Chargors following the occurrence of a Loan Event of Default resulting in the exercise of its rights under Clause 3.2 (Enforcement) of the Security Trust Deed;

“Loan Event of Default” means any of the events specified in Clause 22.1 (Loan Events of Default) of the Issuer/Borrower Facility Agreement;

“Loan Interest Period” means with respect to each Term Advance, any successive interest period that matches the interest period applying to the Corresponding Class of Notes;

“Loan Interest Shortfall” means, on any Loan Payment Date, the amount by which the aggregate amount paid in respect of interest on the Term Advances is less than the aggregate amount payable in respect of the interest on the Term Advances on such Loan Payment Date;

“Loan Payment Date” means 1 January, 1 April, 1 July and 1 October in each year beginning on the Loan Payment Date falling in January 2005 (or, if such day is not a Business Day, the next succeeding Business Day unless such Business Day falls in the next succeeding calendar month, in which case the immediately preceding Business Day);

“Loan Repayment Date” means the Loan Payment Date falling in October 2011;

“Loan to Value Ratio” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Local Bank” means each bank other than Bank of America, N.A. (or its local branch or affiliate) with whom a Chargor holds a Local Bank Account;

“Local Bank Accounts” means, with respect to a relevant Jurisdiction, the Central Chargor Account for that Relevant Jurisdiction together with the Store Accounts held by each of the Chargors in that Relevant Jurisdiction;

“Main OpCo” means, with respect to a Relevant Jurisdiction, the Chargor which is the principal operating company in such Relevant Jurisdiction and which employs the regional employees for that jurisdiction and, as at the Closing Date, are Shurgard Self Storage S.C.A, Shurgard Denmark ApS, Shurgard Storage Centres UK Limited, Shurgard France SAS, Shurgard Nederland B.V. and Shurgard Sweden AB;

“Main OpCo Account” means, with respect to a Relevant Jurisdiction, the account held by the Main OpCo in such Relevant Jurisdiction (or, in the case of Shurgard Sweden AB and Shurgard Denmark ApS, in England and Wales) and maintained with the branch of the Cash Pooling Account Bank in such Relevant Jurisdiction;

“Maintenance Reserve Account” means any or all of the DKK Maintenance Reserve Account, the Euro Maintenance Reserve Account, the SKK Maintenance Reserve Account and/or the Sterling Maintenance Reserve Account as the context may require;

“Manager” means Citigroup;

“Management Agreement” means the management agreement between the Issuer and TMF Management B.V. pursuant to which TMF Management B.V. agrees to act as managing director of the Issuer;

“Managing Director” means the managing directors of the Issuer as appointed from time to time in accordance with Dutch law requirements, being on the Closing Date, TMF Management B.V.;

“Mandate” means the bank account mandates for each of the Main OpCo Accounts and the Borrower Accounts in the form of Schedule 1 (Form of Borrower/Main OpCo Account Mandate) to the Cash Pooling Account Bank Agreement;

“Mandatory Costs Rate” means, in respect of any period, the cost calculated by the application of the formula set out in Schedule 7 (Mandatory Costs) to the Liquidity Facility Agreement;

“Master Framework Agreement” means this Agreement;

“Material Adverse Effect” will, in relation to the Borrower or the Chargors, be any effect which:

(a)	is materially adverse to:

(i)	the ability of the Chargors (taken as a whole) to perform in a timely manner all or any of their financial obligations under any of the Borrower Transaction Documents; or

(ii)	the value of the assets of the Securitisation Group (taken as a whole) relative to the outstanding principal amount of the Term Advances and any other indebtedness under the Borrower Transaction Documents; or

(b)	results in any Borrower Transaction Document being not legal, valid and binding or not enforceable against any party thereto in any material respect or the security over the assets expressed to be secured thereby not being valid or enforceable in any material respect, as applicable;

“Materiality Overview Reports” means each overview report on the relevant Certificate of Title, prepared by McGuire Woods and dated 20 September 2004 in respect of the Belgian Certificate of Title; prepared by Kromann Reumert and dated 20 September 2004 in respect of the Danish Certificate of Title; prepared by Lexence N.V. and Linklaters and dated 20 September 2004 in respect of the Dutch Certificate of Title; prepared by Linklaters and dated 20 September 2004 in respect of the English Certificate of Title; prepared by Hughes, Hubbard & Reed LLP and dated 20 September 2004 in respect of the French Certificate of Title; prepared by Advokatfirman Vinge KB and dated 20 September 2004 in respect of the Swedish Certificate of Title and summarising the material findings of the relevant Certificate of Title and addressed to, among others, the Manager, the Issuer, the Trustee, the Borrower and the Borrower Security Trustee;

“Meeting” means a meeting of Noteholders or any of the holders of any class of Notes (whether originally convened or resumed following an adjournment);

“Member State” means a member state of the European Union;

“Minimum Reserve” means €20,000 (or the Applicable Foreign Currency Equivalent);

“Minimum Short-Term Ratings” means the unsecured, unsubordinated and unguaranteed short term debt obligations of: (i) in relation to the Interest Rate Swap Counterparty or, in cases where the Interest Rate Swap Counterparty’s obligations under the Interest Rate Swap Agreement are guaranteed by an Interest Rate Swap Guarantor, the Interest Rate Swap Guarantor, at least F-1 by Fitch and at least A-1 by S&P, (ii) in relation to the Currency Swap Counterparty or, in cases where the Currency Swap Counterparty’s obligations under the Currency Swap Agreement are guaranteed by a Currency Swap Guarantor, the Currency Swap Guarantor, F-1+ by Fitch and A-1+ by S&P, (iii) in relation to the Account Banks, F-1+ by Fitch and A-1+ by S&P, (iv) in relation to the Local Banks, at least A-1 by S&P and F-1 by Fitch and (v) in relation to the Liquidity Facility Provider, F-1+ by Fitch and A-1+ by S&P;

“Monetary Claims” means, in respect of each Chargor, any book and other debts and monetary claims owing to such Chargor and any proceeds thereof (including any claims or sums of money deriving from or in relation to any Intellectual Property Rights, any Investment, the proceeds of any Insurance Policy (other than any proceeds of any liability insurance payable direct to any third party), any court order, judgment or decree, any contract or agreement to which such Chargor is a party and any other assets, property, rights or undertaking of such Chargor);

“Mortgaged Property” means (a) a freehold, leasehold or other property interest over which a Chargor has granted or will grant (upon execution of the relevant Chargor Security Document or supplementary deed) a first ranking legal mortgage or equivalent security (as applicable) pursuant to the terms of the Chargor Security Documents and (b) each of the five property interests held pursuant to commercial leases in respect of the properties at Södermalm, Paris Porte de Châtillon, Paris Gare de L’Est, Heemstede and Amersfoort (whether or not the same are capable of being mortgaged) but shall not include the Excess Properties;

“Mortgaged Property Disposal Certificate” means a duly completed and executed certificate as to the proposed disposal of a Mortgaged Property substantially in the form set out in Schedule 5 (Form of Mortgaged Property Disposal Certificate) of the Issuer/Borrower Facility Agreement;

“Most Senior Class of Notes” means the Class A Notes for so long as there are any Class A Notes outstanding and thereafter the Class B Notes for so long as there are any Class B Notes outstanding and thereafter the Class C Notes for so long as there are any Class C Notes outstanding save that, if and to the extent that any class of New Notes is issued and remains outstanding, the expression shall mean the class or classes of Notes then outstanding which rank senior to each and every other class of Notes then outstanding;

“Net Operating Income” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Net Sales Proceeds” means the Sales Proceeds less any tax payable in respect of the disposal;

“New Notes” has the meaning given to it in Condition 19(a) (Further and New Note Issues - Further Notes and New Notes);

“New OpCo” means a subsidiary of the Borrower which becomes a Chargor (in accordance with the terms of the Issuer/Borrower Facility Agreement and the Security Trust Deed) which is incorporated or otherwise established in the same Relevant Jurisdiction as the Chargor with which it will enter into an Intra-Group Lease;

“New Term Advance” means any advance made under a New Term Facility;

“New Term Facility” means a new term facility which may be requested by the Borrower at any time by written notice to the Issuer (with a copy to the Borrower Security Trustee, the Rating Agencies and the Trustee pursuant to Clause 2.4 (Request for an Additional Term Facility) of the Issuer/Borrower Facility Agreement and made available to the Borrower by the Issuer in accordance with and subject to Clause 2.5 (Granting of an Additional Term Facility) of the Issuer/Borrower Facility Agreement;

“Non Euro Central Cash Pooling Accounts” means the Sterling Central Cash Pooling Account, the Danish krone Central Cash Pooling Account and the Swedish krona Central Cash Pooling Account;

“Non-Securitisation Group Intercompany Loan Agreement” means the intercompany loan agreement dated on or about the Closing Date and made between certain companies not in the Securitisation Group, the Borrower and the Borrower Security Trustee;

“Non-Sterling New Notes” means any New Notes denominated in a currency other than Sterling;

“Note Enforcement Notice” has the meaning given to it in Condition 11 (Note Events of Default);

“Note Event of Default” has the meaning given to it in Condition 11 (Note Events of Default);

“Noteholders” means the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and, if and to the extent that any Further Notes or New Notes are issued, includes the holders of any Further Notes or New Notes and, in relation to any Definitive Notes, the bearer of those Definitive Notes;

“Note Interest Amount” has the meaning given to the term in Condition 6(d) (Interest - Determination of Rates of Interest and Calculation of Interest Amounts);

“Note Interest Period” has the meaning given to such term in Condition 6(b) (Interest - Note Payment Dates and Note Interest Periods)

“Note Payment Date” has the meaning given to it in Condition 6(b) (Interest - Note Payment Dates and Note Interest Periods);

“Note Principal Payment” has the meaning given to it in Condition 7(b)(iii) (Redemption, Purchase and Cancellation - Early Mandatory Redemption in Whole or Part upon Prepayment under the Issuer/Borrower Facility Agreement);

“Notes” means the Class A Notes, the Class B Notes and the Class C Notes and includes any New Notes issued pursuant to Condition 19 (Further and New Note Issues);

“Notice of Drawdown” means a duly completed notice substantially in the form set out in Schedule 2 (Notice of Drawdown) to the Issuer/Borrower Facility Agreement;

“Notice of Security” means:

(a)	in respect of any Insurance Policy taken out by an English Chargor, a notice of security in substantially the form set out in Schedule 4 (Form of Notice of Assignment of Insurance Policies) to the English Deed of Charge;

(b)	in respect of the English Accounts and the Borrower Accounts, a notice of security in substantially the form set out in Schedule 6 (Form of Notice and Acknowledgement of Charge over English Account) to the English Deed of Charge;

(c)	in respect of any Borrower Transaction Document assigned under the English Deed of Charge, a notice of security in substantially the form set out in Schedule 3 (Form of Notice of Assignment of Borrower Transaction Documents (Assigned to the Borrower Security Trustee pursuant to Clause 3.3.1)) to the English Deed of Charge; or

(d)	in relation to any other asset which is the subject of an assignment pursuant to Clauses 3.3 (Assignment of the English Chargors) or 4.1 (Further Assurance: General) of the English Deed of Charge, a notice of assignment in form and substance satisfactory to the Borrower Security Trustee;

“Notices Details” means the provisions set out in Schedule 5 to this Agreement;

“Obligations” means all the legal obligations of the Issuer created by or arising under the Notes and the Issuer Transaction Documents;

“Offering Circular” means the offering circular dated 11 October 2004 prepared in connection with the issue by the Issuer of the Notes and as the same may be amended or supplemented on or prior to the Closing Date;

“Official List” means the official list, admission to which is regulated by the Irish Stock Exchange Listing Rules for Specialist Securities Asset Backed Debt;

“Ongoing Facility Fee” has the meaning ascribed to it in Clause 10.1.2 (Ongoing Facility Fee) of the Issuer/Borrower Facility Agreement;

“OpCo” means a Chargor operating a Mortgaged Property (or the business in relation thereof) as lessee or lessee manager (locataire gérant) under an Intra-Group Lease and, as at the Closing Date, are Shurgard Denmark ApS, Shurgard France SAS and Shurgard Sweden AB;

“Other Asset” means any asset to which a Chargor has legal and/or beneficial title and which is not a Mortgaged Property (or any part thereof);

“outstanding” means, in relation to the Notes, all of the Notes issued other than:

(a)	those Notes which have been redeemed in full or purchased, and cancelled, in accordance with Condition 7 (Redemption, Purchase and Cancellation) or otherwise under the Trust Deed;

(b)	those Notes in respect of which the date for redemption in full in accordance with the Conditions has occurred and the redemption monies for which (including all interest payable thereon) have been duly paid to the Trustee or to the Principal Paying Agent in the manner provided in the Agency Agreement (and, where appropriate, notice to that effect has been provided or published in accordance with Condition 17 (Notices to Noteholders)) and remain available for payment against presentation of the relevant Notes and Coupons;

(c)	those Notes which have become void under Condition 10 (Prescription);

(d)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 16 (Replacement of Notes, Coupons and Talons);

(e)	those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 16 (Replacement of Notes, Coupons and Talons);

(f)	the Temporary Global Notes to the extent that they have been exchanged for Permanent Global Notes pursuant to the provisions contained therein and in Clause 3 (Form and Issue of the Notes and Further Issues) of the Trust Deed;

(g)	the Permanent Global Notes that remain in escrow pending exchange of the Temporary Global Notes therefore, pursuant to the provisions contained therein and in Clause 3 (Form and Issue of the Notes and Further Issues) of the Trust Deed; and

(h)	the Permanent Global Notes to the extent that they have been exchanged for Definitive Notes, pursuant to the provisions contained therein and in Clause 3 (Form and Issue of the Notes and Further Issues) of the Trust Deed,

provided that for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the Noteholders;

(ii)	the determination of how many and which Notes are for the time being outstanding for the purposes of Clause 8.1 (Noteholders Instructions to the Trustee) and Clause 16 (Waivers, Modifications and Substitution) of the Trust Deed, Conditions 11 (Note Events of Default) and 7 (Enforcement) and paragraphs 1, 2, 5, 6 and 9 of Schedule 5 (Provisions for Meetings of Noteholders) to the Trust Deed;

(iii)	any discretion, power or authority contained in the Trust Deed which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of any of the Noteholders;

(iv)	the determination by the Trustee whether any of the events specified in Condition 11 (Note Events of Default) is materially prejudicial to the interest of the Noteholders; and

those Notes which, for the time being, are held by the Issuer, the Borrower or any member of Shurgard Europe, or by any person for the benefit of the Issuer or any member of Issuer, the Borrower or any member of Shurgard Europe shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Participating Member State” means at any time any member state of the European Communities that has adopted the euro as its lawful currency in accordance with the Treaty;

“Paying Agents” means:

(a)	the Principal Paying Agent;

(b)	the Irish Paying Agent; and/or

(c)	such other or further paying agents for the Notes as may from time to time be appointed in accordance with the Agency Agreement;

“Paying Transaction Party” means any Transaction Party which is under an obligation created by an Issuer Transaction Document to make a payment to a Receiving Transaction Party;

“Permanent Global Notes” means each Class A Permanent Global Note, each Class B Permanent Global Note, each Class C Permanent Global Note and each permanent global note in respect of an issue of New Notes;

“Permitted Business” means a business centred around development and operation of self storage units which are let for business and personal use and, in the case of the Borrower, only, the provision of management services to a Joint Venture, a subsidiary of the Borrower (held directly or indirectly) inside or outside of the Securitisation Group or any other third party and other incidental services;

“Permitted Disposal” means:

(a)	in the case of a disposal of a Mortgaged Property, a disposal in accordance with Clause 18.2 (Conditions to Disposals of Mortgaged Properties) of the Issuer/Borrower Facility Agreement; or

(b)	in the case of a disposal of an asset other than a Mortgaged Property, a disposal in accordance with Clause 19.1 (Disposals of assets other than Mortgaged Properties) of the Issuer/Borrower Facility Agreement;

“Permitted Encumbrance” means:

(a)	a Security Interest arising by operation of law or any retention of title arrangements and equipment leasing entered into the ordinary course of a Chargor’s business securing amounts not more than 30 days overdue;

(b)	a Security Interest in the form of cash collateral in an aggregate amount:

(i)	for all Chargors (other than a French Chargor) on an aggregate basis not more than €2,000,000; and

(ii)	in the case of all French Chargors on an aggregate basis, not more than €3,000,000,

provided by any Chargor in support of a letter of credit or other assurance against financial loss given to a trade contractor under any trade contract or a seller under a purchase contract for the purchase of real estate;

(c)	a Security Interest in respect of shares held by any Chargor in any subsidiary (direct or indirect) of the Borrower which is not a Chargor;

(d)	a Security Interest arising under, or expressly authorised by, any Borrower Transaction Document including any pre-existing Security prior to the Closing Date disclosed in the Disclosure letter, provided that any relevant indebtedness such Security secures has been discharged in full; and

(e)	any bankers lien over any Chargor Account which is discharged within 30 days of the relevant Chargor becoming aware of such lien; and

(f)	charges of equity interests held in Joint Ventures by the Borrower;

“Permitted Financial Indebtedness” means any Financial Indebtedness:

(a)	incurred under, or expressly permitted by, a Borrower Transaction Document;

(b)	owed by one Chargor to another which is effectively subordinated to all amounts outstanding under the Borrower Transaction Documents;

(c)	that arises as a normal trade credit in respect of a trade contract or arises under a purchase contract for the purchase of real estate which is secured by a letter of credit or other assurance against financial loss in an aggregate amount:

(i)	for all Chargors (other than a French Chargor) on an aggregate basis of not more than €4,000,000 (or its equivalent); and

(ii)	in the case of all French Chargors on an aggregate basis, not more than €7,000,000;

(d)	that arises under a cash pooling arrangement with an Account Bank or such other successor bank as the Borrower Security Trustee may approve (following affirmation of the ratings of the Notes by the Rating Agencies), up to a maximum aggregate amount not exceeding €6,000,000 (or its equivalent), provided that any such financial indebtedness is only outstanding intra-day;

(e)	under a guarantee given by a Chargor of another Chargor’s obligations or an obligation of a Chargor, as tenant of a Mortgaged Property under an operational or capital lease;

(f)	under the Intercompany Bonds, provided that such bonds are effectively subordinated to amounts outstanding under the Borrower Transaction Documents;

(g)	under any guarantee provided by the Borrower to any lender(s) of any Joint Venture which is limited in recourse to the Borrower’s interest or shareholding in any such Joint Venture; or

(h)	in an aggregate amount, between all Chargors of not more than €500,000;

“Permitted Purpose” has the meaning given to such term in Clause 18.5 of the Issuer/Borrower Facility Agreement;

“Planning Laws” means:

(a)	in relation to a Mortgaged Property situated in Belgium, all federal or regional or local laws and decrees with regard to city planning and zoning, construction and demolition of buildings and structures, landscape modifications, space occupation, environment, employees protection (to the extent dealing with building safety or environmental matters) or similar matters;

(b)	in relation to a Mortgaged Property situated in England and Wales, the Town and Country Planning Act 1990, The Planning (Listed Buildings and Conservation Areas) Act 1990, The Planning (Hazardous Substances) Act 1990, The Planning (Consequential Provisions) Act 1990, The Planning and Compensation Act 1991 and any subsequent legislation of a similar nature;

(c)	in relation to a Mortgaged Property situated in France, means requirements of the Town Planning code (Code de l’Urbanisme) and of the Construction and Housing Code (Code de la Construction et de l’Habitation) and, more generally, all applicable law, regulations, instructions and standards whether national, local or property-specific with regard to city planning, space occupation, environmental, employees’ protection (to the extent dealing with building safety or environmental matters) or similar matters;

(d)	in relation to a Mortgaged Property situated in The Netherlands, the Zoning Act (Netherlands)(Wet op de Ruimtelijke Ordening);

(e)	in relation to a Mortgaged Property situated in Sweden, the Planning and Building Act (1987-10) (Sweden);

(f)	in relation to a Mortgaged Property situated in Denmark all laws, plans and decrees with regard to city planning, space occupation, environment, employees protection (to the extent dealing with building safety or environmental matters) or similar matters; and

(g)	in relation to any Mortgaged Property situated elsewhere, such laws relating to planning and listed buildings or landscapes relating to any Property including all relevant statutory licences, permissions and approvals which the Borrower, (with the prior written consent of the Borrower Security Trustee) may designate for the purposes of this definition;

“Planning Permission” means:

(a)	in relation to any Mortgaged Property situated in France, the demolition permit (or permits), the construction permit (or permits) and the transfer permit (or permits), office/warehouse development permit (agrément), permit with regard to commercial premises (CDEC), with declaration of opening of the site, proof of publication at the Town Hall and on site, certificates of non-recourse and non-withdrawal granted in respect of that Mortgaged Property in accordance with the Planning Laws and under all building and other regulations and bye-laws so far in each case the same affect the Property or the user of the Mortgaged Property; and

(b)	in relation to all Mortgaged Properties, the planning permission (or permissions) granted in respect of that Mortgaged Property in accordance with the Planning Laws and under all building and other regulations and bye-laws so far in each case as the same affect the Mortgaged Property or the user of the Mortgaged Property;

“Potential Loan Event of Default” means any event which would become (with the passage of time, the giving of notice, the making of any determination under the Borrower Transaction Documents or any combination thereof) a Loan Event of Default;

“Potential Note Event of Default” means any event which would become (with the passage of time, the giving of notice, the making of any determination under the Issuer Transaction Documents or any combination thereof) a Note Event of Default;

“Preliminary Offering Circular” means the preliminary offering circular dated 20 September 2004 prepared in connection with the issue of the Notes;

“Principal Amount Outstanding” of a Note on any date shall be its original principal amount less the aggregate amount of all Note Principal Payments in respect of such Note which have become due and payable and have been paid;

“Principal Paying Agent” means Citibank, N.A., acting by and through its London branch at 5 Carmelite Street, London EC4Y OPA, or such other entity or entities appointed as principal paying agent from time to time, subject and in accordance with the Agency Agreement;

“Proceedings” means any legal proceedings relating to a Dispute;

“Proceeds” means the aggregate of all receipts or recoveries by the Borrower Security Trustee pursuant to, or upon enforcement of, any of the Rights after deducting (to the extent not already deducted or retained prior to such receipt or recovery by the Borrower Security Trustee) all sums which the Borrower Security Trustee is required by applicable law to pay to any other person before distributing any such receipts or recoveries to any of the Borrower Secured Creditors;

“PropCo” means each Chargor which is the owner of a Mortgaged Property leased under an Intra-Group Lease to an OpCo and, as at the Closing Date are Shurgard Real Estate ApS, Shurgard Roskilde ApS, Shurgard Horsholm ApS, Shurgard Méditerranée SAS, Shurgard, IDF Noisy SAS, Shurgard Lyon Gerland SAS, Shurgard IDF Chambourcy SAS, Shurgard Investissement 1 SNC, Shurgard Storage Centres Arstaberg KB and Shurgard Sweden AB;

“Property Acquisition Conditions” has the meaning given to such term in Clause 18.6 (Covenants regarding the Acquisition and Substitution of Mortgaged Properties) of the Issuer/Borrower Facility Agreement;

“Property Advisor” means an independent internationally recognised firm of management consultants or accountants, an investment bank or any other appropriate, reputable and independent third party acceptable to the Borrower Security Trustee and (providing approval is obtained within 10 days of such request) approved by the Rating Agencies;

“Property Advisor Appointment Event” is the event which is deemed to occur when the relevant Compliance Certificate delivered by the Borrower shows that the DSCR is less than 1.60:1 as at the most recent Loan Payment Date;

“Provisions” means the Clauses in, and Schedules to, the Master Framework Agreement;

“Provisions for Meetings of Noteholders” means the provisions contained in Schedule 5 (Provisions for Meetings of Noteholders) to the Trust Deed;

“Qualifying Bank” means a Liquidity Facility Provider who is beneficially entitled to any interest payable to it in respect of an advance or any unpaid sum under the Liquidity Facility Agreement (or any replacement liquidity facility agreement) and is:

(a)	a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988 which is within the charge to United Kingdom corporation tax as respects any payments of interest made to it in respect of:

(i)	an advance made by it under the Liquidity Facility Agreement (or any replacement liquidity facility agreement); or

(ii)	an advance made under the Liquidity Facility Agreement (or any replacement liquidity facility agreement) by another person that was a bank (as defined for the purpose of section 349 of the Income and Corporation Taxes Act 1988) at the time that advance was made; or

(b)	a UK Non Bank Lender;

“Rating Agencies” means Fitch and S&P;

“Ratings Downgrade” means, in respect of the appointment of a Substitute Cash Administrator, written notification from the Rating Agencies that such appointment would result in the then current rating of the Notes being downgraded;

“Ratings Test” means confirmation from the Rating Agencies that, in respect of any event or matter where such confirmation is required, the then current ratings of the Notes will not be subject to downgrade, withdrawal or suspension or put on negative creditwatch by the relevant event or matter;

“Receiver” means any receiver, manager, receiver and manager or administrative receiver who (in the case of an administrative receiver) is a qualified person in accordance with the Insolvency Act and who is appointed by the Borrower Security Trustee under Clause 14 (Appointment of Receiver and Administrator) of the English Deed of Charge in respect of the whole or any part of the Charged Property or, as the case may be, by the Trustee under Clause 16 (Appointment and Removal of Receiver or Administrator) of the Issuer Deed of Charge in respect of the whole or any part of the property secured by the Issuer under the Issuer Deed of Charge;

“Receiving Transaction Party” means, where one Transaction Party is required by an Issuer Transaction Document to make payment to another Transaction Party, the Transaction Party that is to receive such payments;

“Redemption Certificate” means a certificate signed by two Authorised Signatories of the Borrower and addressed to Borrower Security Trustee certifying that, immediately prior to the date on which the Borrower gives a notice of prepayment of an Initial Term Advance under the Issuer/Borrower Facility Agreement:

(a)	the Borrower will have the necessary funds available to:

(i)	make such prepayment and pay any applicable Hedging Amounts under the Currency Swap Agreement on the relevant Loan Payment Date; and

(ii)	satisfy all other amounts payable by it under the Issuer/Borrower Facility Agreement to enable the Issuer to pay, on the Note Payment Date falling on the relevant Loan Payment Date on which the relevant Initial Term Advance is to be prepaid, all other amounts which are to be paid in priority to, or pari passu with, the class of Notes being redeemed; and

(b)	no Loan Event of Default or Potential Loan Event of Default (except in circumstances where the Borrower is remedying a breach of any of the covenants set out in Clause 15 (Financial Covenants) of the Issuer/Borrower Facility Agreement) has occurred and is continuing (and has not been waived) or would occur as a result of such prepayment;

“Redenomination Date” means the Note Payment Date falling on or after the Euro Commencement Date on which the Issuer intends to redenominate the currency of any of the Notes into euro;

“Reference Banks” has the meaning given to it in Condition 6(c)(ii) (Interest - Rates of Interest on the Notes);

“Regulatory Direction” means, in relation to any person, a direction or requirement of any Governmental Authority with whose directions or requirements such person is accustomed to comply;

“Related Rights” means, in relation to any asset:

(a)	the proceeds of sale of any part of that asset;

(b)	all rights under any licence, agreement for sale or agreement for lease in respect of that asset;

(c)	all rights, benefits, claims, contracts, warranties, remedies, security, indemnities or covenants for title in respect of that asset; and

(d)	any moneys and proceeds paid or payable in respect of that asset;

“Relevant Jurisdiction” means any or all of Belgium, England and Wales, France, Sweden, Denmark and The Netherlands as the context may require;

“Relevant Person” has the meaning given to such term in paragraph 22.6 (References to persons for the purposes of VAT) of the Issuer Common Terms;

“Rental Income” means all sums paid or payable to or for the benefit of a Chargor arising from the letting, use or occupation of any Mortgaged Property (other than sums payable under Customer Contracts), including (but without double counting):

(a)	rents, licence fees and equivalent sums reserved or made payable;

(b)	sums received from any deposit held as security for performance of any tenant’s obligations;

(c)	any service charge payments;

(d)	receipts from or the value of consideration given for the surrender or variation of any Lease;

(e)	proceeds paid for a breach of covenant or dilapidation under any Lease in relation to a Mortgaged Property and for expenses incurred in relation to any such breach;

(f)	any contribution to a sinking fund paid by an occupational tenant;

(g)	any contribution by an occupational tenant of a Mortgaged Property to ground rent due under any Lease out of which a Chargor derives its interest in that Mortgaged Property;

(h)	any payment from a guarantor or other surety in respect of any of the items listed in this definition;

(i)	interest, damages or compensation in respect of any of the items in the definition; and

(j)	any amount which represents VAT chargeable in respect of any sum in (a) to (i) (inclusive) of this definition;

“Repeating Representations” has the meaning given to such term in Clause 13.38 (Timing of Repetition) of the Issuer/Borrower Facility Agreement;

“Reporting Accountants” means PricewaterhouseCoopers acting through its office at Woluwe Garder, Woluwedal 18, B1932 Sirt-Sterces, Woluwe, Belgium, or such other independent internationally recognised firm of auditors appointed by the Borrower and approved by the Borrower Security Trustee;

“Required Filings” means,

(a)	in respect of the Issuer:

(i)	the filing of the Offering Circular with the Registrar of Companies in Ireland and the Stock Exchange; and

(ii)	the registration of a correctly completed Form 395 and an original executed copy of the Issuer Deed of Charge with the Registrar of Companies in England and Wales; and

(b)	in respect of the Borrower:

(i)	the registration of a correctly completed Form 395 and an original executed copy of the English Deed of Charge with the Registrar of Companies in England and Wales;

(ii)	the registration of the Belgian Mortgage Deed with the relevant mortgage registration offices (hypotheekkantoor/bureau des hypothèques);

(c)	in respect of each Belgian Chargor (other than the Borrower):

(i)	the registration of the Belgian Mortgage Deed with the relevant mortgage registration offices (hypotheekkantoor/bureau des hypothèques);

(ii)	the registration of the Belgian Share Pledge in the shareholders registers of the relevant Belgian Chargor whose shares are being pledged;

(d)	in respect of each Danish Chargor:

(i)	the relevant Danish Mortgage Deed to be registered in the Danish Land and Mortgage Register and the original to then be delivered to the Borrower Security Trustee;

(ii)	recording the relevant Danish Share Pledge in the shareholder register of each Danish Chargor whose shares are being pledge;

(iii)	the delivery of notices to the relevant account banks of the Dutch Account Pledge;

(iv)	the delivery of notices to the relevant insurer of the Danish Mortgage Deed;

(e)	in respect of each Dutch Chargor:

(i)	the registration of the Dutch Mortgage Deed with the relevant Dutch land registry (kadaster);

(ii)	the registration of the Dutch Share Pledges in the shareholder register of the relevant Dutch Chargor whose shares are being pledged;

(iii)	the registration of the Dutch Pledge of Tangible Assets with the relevant tax authorities (Belastingdienst); and

(iv)	the registration of the Dutch Pledge of Customer Receivables with the relevant tax authorities (Belastingdienst);

(f)	in respect of each English Chargor, the registration of a correctly completed Form 395 and an original executed copy of the English Deed of Charge with the Registrar of Companies in England and Wales;

(g)	in respect of each French Chargor:

(i)	the French Account Pledge to be registered with the French tax authorities and notified (signifié) by official process server (huissier) to the Local Bank;

(ii)	the French Pledges of Goodwill to be registered with the French tax authorities and published at each court office of the relevant commercial court of the location of the main establishment (établissement principal) and of the secondary establishment (établissement secondaire) of the relevant French Chargor within 15 days of the date of execution;

(iii)	the French PropCo Pledge of Income Receivables to be registered with the French tax authorities and notified (signifié) by official process server (huissier) to the French OpCo;

(iv)	in respect of any French Share Pledges given by such Chargor:

(A)	the relevant Chargor giving the pledge (i) signing a short form declaration to be delivered to the Borrower Security Trustee (with a copy to the French Chargor whose shares are pledged) and in the case of a “Société par Actions Simplifiée” (ii) relevant entries being made in the share transfer register in the shareholders’ accounts (registre de mouvements de titres) kept by the French Chargor whose shares are pledged; or

(B)	in the case of a “Société en Nom Collectif”, the pledge agreement being registered with the French tax authorities and notified (signifié) by official process server (huissier) to Shurgard Investissement 1 SNC;

(v)	in the case of Shurgard France SAS, the French OpCo Pledge of Income Receivables to be registered with the French tax authorities but perfected only after notification by official process server (which shall only be carried out upon the occurrence of a Loan Enforcement Notice);

(vi)	the French Mortgages Deed under which it has mortgaged property to be notarised and registered with the relevant Land Registries; and

(vii)	the French Pledge of Intercompany Loans to be registered with the French tax authorities and notified (signifié) by official process server (huissier) to the relevant borrower(s) under the intercompany loans made under the Securitisation Group Intercompany Loan Agreement; and

(h)	in respect of each Swedish Chargor, the recording of the pledge of its shares in the share register,

and, in each case in accordance with any relevant Requirement of Law or any Regulatory Direction;

“Required Maintenance Amount” means €1.93 per square metre of net rentable area of the Mortgaged Properties, or the Applicable Foreign Currency Equivalent as calculated by the Borrower at the start of each Financial Year (or, in the Financial Year during which the Initial Term Advances are drawn down, €250,000 or the Applicable Foreign Currency Equivalent);

“Required Property Filings” means,

(a)	with respect to each of the English Chargors, delivery of the English Deed of Charge and any other requisite documents to be delivered to the Land Registry of England and Wales;

(b)	in respect of each Belgian Chargor:

(c)	the registration of the Belgian Mortgage Deed with the relevant mortgage registration offices (hypotheekkantoor/bureau des hypothèques);

(d)	in respect of each Danish Chargor, registration of the relevant Danish Mortgage Deed with the Danish Land and Mortgage Register;

(e)	in respect of each Dutch Chargor, registration of the Dutch Mortgage Deed with the relevant land registry (kadaster);

(f)	in respect of each English Chargor, the registration of a correctly completed Form 395 and an original executed copy of the English Deed of Charge with the Registrar of Companies in England and Wales;

(g)	in respect of each French Chargor, notarisation and registration of the French Mortgage Deed with the relevant Land Registries; and

(h)	in respect of each Swedish Chargor, delivery of each Swedish Mortgage Deed to the Borrower Security Trustee;

“Requirement of Law” in respect of any person shall mean:

(a)	any law, treaty, rule, requirement or regulation of a Governmental Authority;

(b)	a notice by or an order of any court having jurisdiction;

(c)	a mandatory requirement of any regulatory authority having jurisdiction; or

(d)	a determination of an arbitrator or Governmental Authority,

in each case applicable to or binding upon that person or to which that person is subject or with which it is customary for it to comply;

“Reserve Multiple” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Restricted Payment” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Restricted Payment Condition” has the meaning given to such term in Clause 15.11 (Definitions) of the Issuer/Borrower Facility Agreement;

“Revaluation Report” means a Valuation of all the Mortgaged Properties in the Securitisation Estate in the period falling between October 2006 and October 2007 as required by the terms of the Issuer/Borrower Facility Agreement;

“Reverse Charge” means the charge imposed by section 8 of the Value Added Tax Act 1994 or any similar charge imposed under the Sixth Directive of the Council of the European Economic Communities (77/388/EEC) or any domestic legislation introduced pursuant to it;

“Rights” means (a) all rights vested in the Borrower Security Trustee by virtue of, or pursuant to the Chargor Security, including holding the interests conferred on it by the Chargor Security Documents or under the Ancillary Documents and all rights to make demands, bring proceedings or take any other action in respect thereof and (b) all rights vested in the Trustee by virtue of, or pursuant to the Issuer Security, including holding the interests conferred on it by the Issuer Security Documents or under the Ancillary Documents and all rights to make demands, bring proceedings or take any other action in respect thereof;

“S&P” means Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to its rating business;

“Sales Proceeds” means, in relation to any disposal of a Mortgaged Property (or part thereof) or Sold Chargor or any other part of the charged property sold in connection with such Mortgaged Property or Sold Chargor, (a) the gross proceeds of sale thereof less (b) an amount equal to the costs and expenses incurred by the relevant Chargor in connection with the relevant disposal (including any amount to be paid in respect of any indemnities given on the sale of the Mortgaged Property and/or the Sold Chargor, if applicable, if an indemnity claim were successful);

“SAS” means a société par actions simplifiée as defined in articles L.227-1 et seq. of the French Commercial Code (Code de Commerce);

“Screen Rate” has the meaning given to it in Condition 6(c)(i) (Interest - Rates of Interest on the Notes);

“Second Currency” means any currency other than the First Currency;

“Second Shurgard” means Second Shurgard SPRL, a company incorporated with registered number 0864.611.874 and having its registered office at Quai du Commerce 48, 1000 Brussels, Belgium along with all its direct and indirect subsidiaries;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Securitisation Estate” means the portfolio of Mortgaged Properties from time to time secured in favour of the Borrower Security Trustee being, as at the Closing Date, the Initial Mortgaged Properties;

“Securitisation Group” means the Borrower and the other Chargors;

“Securitisation Group Intercompany Loan Agreement” means the intercompany loan agreement dated on or about the Closing Date and made between the Borrower and the Chargors;

“Security Protection Notice” means in the case of the English Chargor Security a notice given in accordance with Clause 10.1 (Delivery of Security Protection Notice) of the English Deed of Charge or, in the case of the Issuer Security, a notice given in accordance with Clause 10.1 (Delivery of a Security Protection Notice) and in the form set out in Schedule 4 to the Issuer Deed of Charge;

“Security Trust Deed” means the security trust deed dated on or about the Closing Date and made between the Chargors, the Borrower Security Trustee and the Borrower Secured Creditors;

“Security Interest” means any mortgage, standard security, pledge, lien, charge, floating charge, right of set-off, assignment, assignation, retention of title, cash-collateral (gage-espèces),

cautionnement, guarantee, délégation, hypothecation or security interest or any other agreement or arrangement or any type of preferential arrangement (including without limitation, title transfer and retention arrangements (accords relatifs au transfert et à la retention de propriété) or title retention clauses (clauses de réserve de propriété)) having the effect of conferring security;

“Share Acquisition” means has meaning given to such term in Clause 18.6 (Covenant regarding the Acquisition and Substitution of Mortgaged Properties) of the Issuer/Borrower Facility Agreement;

“Share Sale” has the meaning given to such term in Clause 18.1 (Covenants regarding the Disposal of a Mortgaged Property) of the Issuer/Borrower Facility Agreement;

“Shortfall” means the shortfall (if any) equal to the amount by which the aggregate amount paid in respect of paragraphs (a)(i) or (ii) (as the case may be) of Condition 18 (Subordination and Deferral - Interest) is less than the aggregate amount payable in respect of paragraphs (a)(i) or, (ii) (as the case may be) of Condition 18 (Subordination and Deferral - Interest);

“Shurgard Inc.” means Shurgard Storage Centers, Inc. a corporation organised under the laws of the State of Washington and whose registered office is at Valley Street 1155, Suite 400, 98101-4426 Seattle, USA;

“Shurgard Europe” means the Borrower, each subsidiary of the Borrower (whether or not in the Securitisation Group) and any entities (and subsidiaries thereof) the Borrower has an indirect or direct shareholding in connection with a Joint Venture;

“Shurgard Loans” means each and every loan made by each Bank (as defined in the Credit Agreement) under the Credit Agreement;

“Sixth Directive” means Article 4(4) of EU Directive 77/388;

“Sold Chargor” has the meaning given to such term in Clause 18.1 (Covenants regarding the Disposal of a Mortgaged Property) of the Issuer/Borrower Facility Agreement;

“SN Dutch Share Pledge” means a Dutch law pledge of shares held by Shurgard Nederland B.V. in each Dutch Chargor, dated on or about the Closing Date and made between Shurgard Nederland B.V., each relevant Dutch Chargor and the Borrower Security Trustee;

“Special Measures” means the imposition of special measures (bijzondere voorzieningen) within the meaning of Chapter X of the Wtk;

“Specified Office” means, in relation to any Agent:

(a)	the office specified against its name in the Notices Details; or

(b)	such other office as such Agent may specify in accordance with Clause 22.8 (Change in Specified Office) of the Agency Agreement;

“Statutory Requirement” means

(a)	any provision or requirement of any law in relation to the carrying out, use, occupation or operation of the whole or any part of a Mortgaged Property;

(b)	the statutory requirements of any authority with whose drainage, sewerage, mechanical, electrical, fuel, telecommunication or other systems a Mortgaged Property or any part thereof is or will be connected; and

(c)	the requirements of the Environmental Authorities and of all relevant laws and applicable codes of practice;

“Sterling Central Cash Pooling Account” means the Sterling denominated account known as the “Sterling Central Cash Pooling Account” and held in the name of Shurgard Self Storage SCA and maintained with Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ London pursuant to the Cash Pooling Account Bank Agreement and having account number 64943 022 or such other account as may be opened in accordance with the Cash Pooling Account Bank Agreement at any branch of the Cash Pooling Account Bank or at a bank which is an Eligible Bank (having the Minimum Short-Term Ratings of an Account Bank) in replacement of such account;

“Sterling Disposal Proceeds Account” means the Sterling denominated account known as the “Sterling Disposal Proceeds Account” and held in the name of Shurgard Self Storage SCA and maintained with Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ pursuant to the Cash Pooling Account Bank Agreement and having account number 64943 056 or such other account as may be opened in accordance with the Cash Pooling Account Bank Agreement at any branch of the Cash Pooling Account Bank or at a bank which is an Eligible Bank (having the Minimum Short-Term Ratings of an Account Bank) in replacement of such account;

Sterling Maintenance Reserve Account” means the Sterling denominated account known as the “Maintenance Reserve Account” and held in the name of Shurgard Self Storage SCA and maintained with Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ pursuant to the Cash Pooling Account Bank Agreement and having account number 64943 113 or such other account as may be opened in accordance with the Cash Pooling Account Bank Agreement at any branch of the Cash Pooling Account Bank or at a bank which is an Eligible Bank (having the Minimum Short-Term Ratings of an Account Bank) in replacement of such account;

“Stichting Management Agreement” means the management agreement in respect of the Foundation, dated on or about the Closing Date and made between the Foundation and TMF Management B.V.;

“Stock Exchange” means the Irish Stock Exchange Limited;

“Store Accounts” means the store accounts in respect of each Mortgaged Property held in the name of the Chargor which operates the self storage facilities in a Relevant Jurisdiction which are held with a bank which has the Minimum Short-Term Ratings applicable to a Local Bank and any other account that may be opened in accordance with the Transaction Documents with an Eligible Bank in replacement of such account;

“Subordinated Creditor” has the meaning given to such term in Clause 15 (Subordinated Creditors) of the Security Trust Deed;

“Subordinated Debt Agreement” has the meaning given to such term in Clause 15 (Subordinated Creditors) of the Security Trust Deed;

“Subordinated Liabilities” means, in respect of a Chargor, all present and future sums, liabilities and obligations whatsoever (actual or contingent) whether owed jointly, severally or in any other capacity whatsoever, and which are payable, owing, due or incurred by such Chargor to a Subordinated Creditor including under or pursuant to any Subordinated Debt Agreements between such Chargor and such Subordinated Creditor;

“Subordination and Intercreditor Deed” means by subordination and intercreditor deed substantially in the form of Schedule 4 (Form of Subordination and Intercreditor Deed) of the Security Trust Deed;

“Subscription Agreement” means the subscription agreement in relation to the Notes dated 11 October 2004 and made between, the Issuer, the Borrower, the other Chargors and the Manager;

“Substitute Cash Administrator” means such third party as shall be appointed as substitute Cash Administrator upon the resignation or removal of Shurgard Self Storage SCA in accordance with the terms of the Issuer Cash Administration Agreement or the Cash Pooling and Cash Administration Agreement;

“Substitute Liquidity Facility Provider” means a bank which enters into a replacement liquidity facility agreement following (a) the refusal of the Liquidity Facility Provider to renew the Liquidity Facility pursuant to Clause 10.3 (Request for Renewal) of the Liquidity Facility Agreement and/or (b) the Liquidity Facility Provider no longer having the Minimum Short-Term Ratings;

“Successor Trustee” means an entity appointed in accordance with Clause 19.4 (Notice Provisions) of the Trust Deed to act as successor trustee under the Trust Deed;

“Supplemental Deed” means a deed supplemental to the Trust Deed entered into by the parties thereto;

“Swap Collateral Ledgers” means the Interest Rate Swap Collateral Ledger and/or the Currency Swap Collateral Ledger as applicable;

“Swap Counterparty” means the Interest Rate Swap Counterparty and/or, as the case may be, the Currency Swap Counterparty;

“Swap Guarantee” means the guarantee by the Interest Rate Swap Guarantor of the payment obligations of the Interest Rate Swap Counterparty under the Interest Rate Swap Agreement and/or, as the case may be, the guarantee by the Currency Swap Guarantor of the payment obligations of the Currency Swap Counterparty under the Currency Swap Agreement;

“Swap Guarantor” means the Currency Swap Guarantor and/or, as the case may be, the Interest Rate Swap Guarantor;

“Swap Subordinated Amounts” means: (a) in relation to the Interest Rate Swap Counterparty, any termination payments due and payable to the Interest Rate Swap Counterparty under the Interest Rate Swap Agreement as a result of the occurrence of (i) a Downgrade Termination Event (as defined in the Interest Rate Swap Agreement) or (ii) an event of default where the Interest Rate Swap Counterparty (or the Interest Rate Swap Guarantor) is the Defaulting Party (as defined in the Interest Rate Swap Agreement), other than the amount of any termination payment due and payable to the Interest Rate Swap Counterparty in relation to the termination of such transaction to the extent of any premium or other amount received by the Issuer from a replacement hedge counterparty and (b) in relation to the Currency Swap Counterparty, any termination payments due and payable to the Currency Swap Counterparty under the Currency Swap Agreement as a result of the occurrence of (i) a Downgrade Termination Event (as defined in the Currency Swap Agreement) or (ii) an event of default where the Currency Swap Counterparty (or the Currency Swap Guarantor) is the Defaulting Party (as defined in the Currency Swap Agreement), other than the amount of any termination payment due and payable to the Currency Swap Counterparty in relation to the termination of such transaction to the extent of any premium or other amount received by the Borrower from a replacement hedge counterparty;

“Swap Termination Payments” means amounts due from the Issuer to the Interest Rate Swap Counterparty under the Interest Rate Swap Agreement on termination (in whole or in part) of the Interest Rate Swap Agreement and/or amounts due from the Borrower to the Currency Swap Counterparty under the Currency Swap Agreement on termination (in whole or in part) of the Currency Swap Agreement;

“Swedish Account Pledges” means a Swedish law pledges of the bank accounts held by a Swedish Chargor, dated on or about the Closing Date and made between the relevant Swedish Chargor and the Borrower Security Trustee;

“Swedish Bankruptcy Act” means the Swedish act on bankruptcy 1987 (Sw. konkurslag 1987:672);

“Swedish Chargors” means Shurgard Storage Centres Sweden KB, Shurgard Sweden AB, Shurgard Sweden (Arstaberg) KB and each Additional Chargor incorporated in Sweden;

“Swedish Chargor Security” means the Security Interests created from time to time by the Swedish Chargors;

“Swedish Corporate Capacity Opinion” means the legal opinion of Advokatfirman Vinge KB as to Swedish law, dated on or about the Closing Date, addressed to Citigroup, the Interest Rate Swap Counterparty, the Currency Swap Counterparty, the Trustee and the Borrower Security Trustee in relation to, among other things, the corporate capacity of the Swedish Chargors;

“Swedish Krona Central Cash Pooling Account” means the Swedish krona denominated account known as the “Swedish Krona Central Cash Pooling Account” and held in the name of Shurgard Self Storage SCA and maintained with Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ London pursuant to the

Cash Pooling Account Bank Agreement and having account number 64943 030 or such other account as may be opened in accordance with the Cash Pooling Account Bank Agreement at any branch of the Cash Pooling Account Bank or at a bank which is an Eligible Bank (having the Minimum Short-Term Ratings of an Account Bank) in replacement of such account;

“Swedish Krona Disposal Proceeds Account” means the Swedish krona denominated account known as the “Swedish krona Disposal Proceeds Account” and held in the name of Shurgard Self Storage SCA and maintained with Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ pursuant to the Cash Pooling Account Bank Agreement and having account number 64943 072 or such other account as may be opened in accordance with the Cash Pooling Account Bank Agreement] at any branch of the Cash Pooling Account Bank or at a bank which is an Eligible Bank (having the Minimum Short-Term Ratings of an Account Bank) in replacement of such account;

“Swedish Krona Maintenance Reserve Account” means the Swedish krona denominated account known as the “Swedish krona Maintenance Reserve Account” and held in the name of Shurgard Self Storage SCA and maintained with Bank of America operating out of its branch at 5 Canada Square, London E14 5AQ pursuant to the Cash Pooling Account Bank Agreement and having account number 64943 121 or such other account as may be opened in accordance with the Cash Pooling Account Bank Agreement at any branch of the Cash Pooling Account Bank or at a bank which is an Eligible Bank (having the Minimum Short-Term Ratings of an Account Bank) in replacement of such account;

“Swedish Legal Opinion” means the legal opinion of Advokatfirman Vinge KB as to Swedish law, dated on or about the Closing Date, addressed to Citigroup, the Interest Rate Swap Counterparty, the Currency Swap Counterparty, the Borrower Security Trustee, the Trustee in relation to, among other things, the entry of the Swedish Chargors into the Transaction Documents;

“Swedish Pledge of Business Mortgage Deed” means the Swedish law pledge of the business mortgage deed with respect to the business of Shurgard Sweden AB, dated on or about the Closing Date and made between Shurgard Sweden AB and the Borrower Security Trustee;

“Swedish Pledges of Contractual Rights” means the Swedish law pledges of the contractual rights of a Swedish Chargor under certain Borrower Transaction Documents, dated on or about the Closing Date and made between the relevant Swedish Chargor and the Borrower Security Trustee;

“Swedish Pledge of Insurance Policies” means the Swedish law pledge of the Swedish Chargors’ interests in certain insurance policies, dated on or about the Closing Date and made between the Swedish Chargors and the Borrower Security Trustee;

“Swedish Pledges of Intra-Group Leases” means the Swedish law pledges of Intra-Group Leases by a Swedish Chargor, dated on or about the Closing Date and made between the relevant Swedish Chargor and the Borrower Security Trustee;

“Swedish Pledges of Mortgage Deeds” means the Swedish law pledges of mortgage deeds with respect of Swedish Mortgaged Property dated on or about the Closing Date and made between the relevant Swedish Chargor and the Borrower Security Trustee;

“Swedish Pledge of Receivables” means the Swedish law pledge of receivables by Shurgard Sweden AB, dated on or about the Closing Date and made between such Shurgard Sweden AB and the Borrower Security Trustee;

“Swedish Security Documents” means each of:

(a)	the Swedish Pledges of Mortgage Deeds, the Swedish Pledge of Business Mortgage Deed, the Swedish Share Pledges, the Swedish Account Pledges, the Swedish Pledge of Receivables, the Swedish Pledges of Intra-Group Leases, the Swedish Pledge of Insurance Policies and the Swedish Pledge of Contractual Rights;

(b)	each other document or instrument granted by a Swedish Chargor in favour of the Borrower Security Trustee (on behalf of the Borrower Secured Creditors) creating or evidencing the security for all or any part of the Chargor Secured Liabilities; and

(c)	each other document designated an “Swedish Security Document” by the Borrower Security Trustee;

“Swedish Share Pledges” means the Swedish law pledges with respect to the shares held by the Borrower and Shurgard Sweden AB in the Swedish Chargors, each dated on or about the Closing Date and made between the Borrower or Shurgard Sweden AB, as the case may be, and the Borrower Security Trustee;

“Talon” has the meaning given to it in Condition 2(c) (Form, Denomination and Title);

“Tax” shall be construed so as to include any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature whatsoever (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed or levied by or on behalf of a Tax Authority and “Taxes”, “taxation”, “taxable” and comparable expressions shall be construed accordingly;

“Tax Authority” means any government, state, municipal, local, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world including the Inland Revenue and H.M. Customs & Excise;

“Tax Credit” has, in relation to the Issuer Borrower Facility Agreement, the meaning given to such term in Clause 11.3.1 of such Agreement and, in all other cases, means a credit against, relief or remission for, or payment of, any Tax;

“Tax Deduction” has, in relation to the Issuer/Borrower Facility Agreement, the meaning given to such term in Clause 11.1 (Payments to be Free and Clear) of the Issuer/Borrower Facility Agreement and, in all other cases, means a deduction for or on account of Tax under a Transaction Document;

“Tax Deed of Covenant” means the deed of covenant dated on or about the Closing Date and made between, inter alios, the Chargors, the Issuer, the Borrower Security Trustee and the Trustee;

“Tax Disposal Conditions” means, in relation to the disposal by a Chargor of:

(i)	any Mortgaged Property by direct sale of real estate or sale of a Sold Chargor; or

(ii)	any other asset (other than Excess Properties) the value of which either by itself or when aggregated with the value of all other assets, other than Mortgaged Properties, which the relevant Chargor has disposed of since the Closing Date exceeds €100,000 (or the Applicable Foreign Currency Equivalent);

the satisfaction of the following conditions to such disposal:

(a)	a contract is entered into in respect of the proposed disposal that requires that, if the Chargor or any other member of any VAT Group of which it is a member is required to account for any VAT chargeable on any supply which it makes pursuant to that contract, the person that is to acquire the Mortgaged Property, Sold Chargor or other asset will pay an amount equal to that VAT to the Chargor that is making the disposal;

(b)	the relevant Chargor has provided the Borrower Security Trustee with an opinion addressed to and satisfactory to the Borrower Security Trustee by an internationally reputable firm of accountants or lawyers confirming the amount of the Disposal Tax Liability; and

(c)	where the Disposal Tax Liability that would result were the disposal to occur (as confirmed in the opinion referred to in paragraph (b) above) would exceed €100,000 (or the Applicable Foreign Currency Equivalent) and where the Borrower Security Trustee is not satisfied pursuant to the Tax Deed of Covenant that brought forward losses are sufficient to extinguish the Disposal Tax Liability the relevant Chargor shall either before or simultaneously with the completion of the proposed disposal;

(i)	deposit an amount of cash equal to the Disposal Tax Liability (or, to the extent that such brought-forward losses do not reduce such liability) into the Disposal Proceeds Account (which may be withdrawn, subject to the provisions of the Borrower Transaction Documents, for the purpose of paying such Disposal Tax Liability, or any part thereof, to the relevant Tax Authority when the Tax to which that Disposal Tax Liability relates becomes due and payable);

(ii)	confirm in writing to the Borrower Security Trustee the amount which has been deposited into the Disposal Proceeds Account pursuant to paragraph (c)(i) above; and

(d)	where brought forward losses are purported to be used to off-set in whole or in part, an opinion addressed to, inter alios, the Borrower Security Trustee of a reputable firm of accountants confirming that such losses would result should the disposal occur;

“TCGA” means the Taxation of Chargeable Gains Act 1992;

“Temporary Global Notes” means each Class A Temporary Global Note, each Class B Temporary Global Note, each Class C Temporary Global Note and each Temporary Global Note in respect of an issue of New Notes;

“Term A Advance” means a Term Advance under the Term A Facility;

“Term Advance” means an Initial Term Advance, a Further Term Advance and/or a New Term Advance, as the context may require;

“Term A Facility” means an Initial Term A Facility and/or a Further Term A Facility, as the context may require;

“Term B Advance” means a Term Advance under the Term B Facility;

“Term B Facility” means an Initial Term B Facility and/or a Further Term B Facility, as the context may require;

“Term C Advance” means a Term Advance under the Term C Facility;

“Term C Facility” means an Initial Term C Facility and/or a Further Term C Facility, as the context may require;

“Term Facility” means an Initial Term Facility, a Further Term Facility and/or a New Term Facility, as the context may require;

“Third Party”, in relation to a Permitted Disposal, means any person other than a Borrower or a Shurgard Group Company;

“Transaction” means each of the transactions in the series of transactions contemplated by the Transaction Documents and “Transactions” means the total of each Transaction;

“Transaction Documents” means the Issuer Transaction Documents and the Borrower Transaction Documents;

“Transaction Party” means any person who is a party to an Issuer Transaction Document or to a Borrower Transaction Document, and “Transaction Parties” means all of them;

“Transaction Tax Opinion” means the tax opinion delivered by Deloitte & Touche Conseils Fiscaux s.f.d SCRL dated on or about the Closing Date, addressed to Citigroup, the Trustee, the Borrower Security Trustee, the Issuer and the Borrower, in relation to the tax position of the Chargors;

“Treasury Transaction” means any currency or interest rate purchase, cap or collar agreement, forward rate agreement, interest rate or currency future or option contract, foreign exchange or currency purchase or sale agreement, interest rate swap, currency swap or combined interest rate and currency swap agreement and any other similar agreement;

“Treaty” means the Treaty establishing the European Communities, as amended by the Treaty on European Union and the Treaty of Amsterdam;

“Trust Deed” means the trust deed dated on or about the Closing Date between the Issuer and the Trustee together with any Supplemental Deed and the Schedules thereto and includes any deed or other document executed in accordance with the provisions thereof as expressed to be supplemental thereto;

“Trust Documents” means the Trust Deed and the Issuer Deed of Charge;

“Trustee” means Citicorp Trustee Company Limited, a private limited company incorporated under the laws of England and Wales with registered number 00235914 and having its registered office at Citigroup centre, Canada Square, Canary Wharf, London E14 5LB in its capacity as Trustee under the Trust Deed or any successor trustee appointed pursuant to the Trust Deed for and on behalf of the relevant Noteholders;

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;

“Trust Property” means the Rights (in so far as they relate to the Issuer Security) and Proceeds;

“UK Non Bank Lender” means (i) a company resident in the United Kingdom for United Kingdom Tax purposes or (ii) a company not so resident which carries on a trade in the United Kingdom through a branch or agency and brings into account interest payable to it under this Agreement in computing its chargeable profit for the purposes of section 11(2) of the Income and Corporation Taxes Act 1988, which in either case has provided to the Issuer and not retracted confirmation of one or other of the scenarios set out in (i) or (ii) as appropriate.

“Valuation” means a valuation of a Mortgaged Property, in form and substance satisfactory to the Borrower Security Trustee, prepared and issued by a Valuer and addressed to the Borrower Security Trustee, the Issuer and the Trustee in accordance with the terms of the Issuer/Borrower Facility Agreement (including the Valuation Report of, and any valuation prepared in connection with the issue of any Additional Notes), valuing the relevant Chargor’s interests in that Mortgaged Property on a “Market Value” basis as defined in the then current Royal Institution of Chartered Surveyors Appraisal and Valuation Standards (or its successor) in the relevant local currency (other than in the case of the Valuation Report);

“Valuation Report” means the valuation report from the Valuer dated 11 October 2004 containing the valuation of the Initial Mortgaged Properties and addressed to the Manager, the Issuer, the Trustee and the Borrower;

“Valuer” means Cushman & Wakefield Healey & Baker in respect of the Valuation Report, and with respect to any other Valuation, any firm of chartered surveyors or valuers appointed by the Borrower or, following the occurrence of a Loan Event of Default or Potential Loan Event of

Default, either (i) appointed by the Borrower and acceptable to the Borrower Security Trustee or (ii) appointed by the Borrower Security Trustee to act as surveyor or valuers to prepare such Valuation;

“VAT” or “value added tax” means the tax imposed in conformity with the Sixth Directive of the Council of the European Economic Communities (77/388/EEC) (including, in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto) and any other tax of a similar fiscal nature substituted for, or levied in addition to, such tax whether imposed in a member state of the European Union or elsewhere;

“VAT Group” means a group of companies treated as a single taxable person pursuant to the Sixth Directive or pursuant to any domestic legislation enacting Article 4(4) of the Sixth Directive;

“Wtk” means the Act on the Supervision of Credit Institutions 1992 (Wet toezicht kredietwezen 1992);

“Written Resolution” means, in relation to all or, as the case may be, any class of Notes, a resolution in writing signed by or on behalf of all holders of Notes or, as the case may be, of such class who, in either case, for the time being are entitled to receive notice of a meeting in accordance with the provisions of the Trust Deed whether contained in one document or several documents in like form, each signed by or on behalf of one or more such Noteholders.

2.	PRINCIPLES OF INTERPRETATION AND CONSTRUCTION

2.1	Knowledge

References in any Transaction Document to the expressions “so far as the [relevant party] is aware” or “to the best of the knowledge, information and belief of the [relevant party]” or any similar expression in respect of any matter shall be deemed to refer to the actual knowledge of the officers and directors of the relevant party, together with the knowledge which such persons could have had if the relevant party had actually carried out the necessary inquiries.

2.2	Interpretation

Any reference in the Transaction Documents to:

“acquisition of a Mortgaged Property” or “disposal of a Mortgaged Property” shall include (i) a disposal or acquisition, as the case may be, of the Incidental Property of the relevant Property Owner connected with or carried on at such Mortgaged Property and (ii) a disposal or acquisition, as the case may be, of the shares of the relevant Property Owner which beneficially owns any such Mortgaged Property (and, in particular, which the Property Owner does not own the shares of any other Property Owner);

“affiliate” or “Affiliate” of any person shall be construed as a reference to the ultimate holding company of that person or an entity of which that person or its ultimate holding company (a) has direct or indirect control or (b) owns directly or indirectly more than 50 per cent. of the share capital or similar rights of ownership;

a document in “agreed form” or “on agreed terms” is so if it is initialled for the purposes of identification as such by or on behalf of the relevant parties thereto;

the “assets” of any person shall be construed as a reference to the whole or any part of its business, undertakings, property, Intellectual Property Rights, shares, securities, debts, accounts, revenues (including any right to receive revenues), goodwill, shareholdings and uncalled capital including premium whether now or hereafter acquired and any other assets whatsoever;

“arm’s length” shall mean, with respect to any dealing, transaction or basis that such dealing, transaction or basis is a dealing, transaction or basis on open market, arm’s length terms representing the position of a willing buyer and a willing seller;

“continuing” shall mean:

(a)	in respect of a Note Event of Default, shall be construed as a reference to a Note Event of Default which has not been remedied or waived in accordance with the terms of the Conditions or, as the case may be, the relevant Issuer Transaction Document and, in respect of a Potential Note Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the terms of the Conditions or, as the case may be, the relevant Issuer Transaction Document; and

(b)	in respect of a Loan Event of Default, shall be construed as a reference to a Loan Event of Default which has not been remedied or waived in accordance with the terms of the Borrower Transaction Documents and, in respect of a Potential Loan Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the terms of the Borrower Transaction Documents; and

(c)	in respect of a Property Adviser Appointment Event, shall be construed as a reference to a Property Advisor Appointment Event which has not been waived in accordance with the terms of the Borrower Transaction Documents or following the occurrence of which any material recommendations of a Property Advisor appointed pursuant to such event remain outstanding in the sole opinion of the Borrower Security Trustee;

“control” means:

(a)	the ability to cast or control the casting of more than one-half of the maximum number of votes that might be cast at a general meeting of the body corporate;

(b)	the ability to appoint or remove all, or the majority, of the directors of the body corporate (and the relevant person or persons shall be deemed to have power to make such an appointment if:

(i)	an individual cannot be appointed as a director of the body corporate without the exercise by the relevant person or persons of such power in he individual’s favour;

(ii)	an individual’s appointment as a director of the body corporate follows necessarily from the individual being a director or other officer of any of the relevant person or persons);

(c)	the ability to give directions with respect to the operating and financial policies of the body corporate which the directors of the body corporate are obliged to comply with; or

(d)	the holding of more than one-half of the issued share capital of the body corporate (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);

a “class” or “Class” shall be a reference to a class of the Notes, being at the Closing Date, the Class A Notes, the Class B Notes or the Class C Notes and shall include, if the context requires, any class of Further Notes or New Notes, and “classes” shall be construed accordingly;

“corporate reconstruction” includes in relation to any company any contribution of part of its business in consideration of shares (apport partiel d’actifs) and any demerger (scission) implemented in accordance with articles L.236-1 to L.236-24 of the French Commercial Code (Code de Commerce);

“disposal” shall be construed so as to include (without limitation) any sale, lease, termination of lease, transfer, conveyance, assignment, assignation, licence or sub-licence of, or the granting or creation of any interest derived out of, any asset (including goodwill, fixtures and fittings and including the grant or creation of easements, servitudes and other third party rights affecting any Mortgaged Property and the creation or grant of restrictive covenants or other obligations (including covenants given in accordance with the provisions of the Planning Acts) affecting any Mortgaged Property) and “dispose” shall be construed accordingly;

“Euroclear” and/or “Clearstream, Luxembourg” shall, wherever the context so admits, be deemed to include reference to any additional or alternative clearing system approved by the Issuer and the Trustee in relation to the Notes;

“full title guarantee” shall, wherever the context so admits, be deemed to include a reference to absolute warrandice under Scots law;

a “guarantee” means any guarantee, bond, indemnity, surety, letter of credit, cautionnement, aval, any garantie which is independent from the debt to which it relates, third party security or other legally binding assurance against financial loss granted by one person in respect of any indebtedness of another person, or any agreement to assume any indebtedness of any other person or to supply funds or to invest in any manner whatsoever in such other person by reason of, or otherwise in relation to, indebtedness of such other person;

“holders” means the bearers of the Notes and the words “holders” and related expressions shall (where appropriate) be construed accordingly;

“Holding Company” has the meaning given to such term in Clause 16.2.15 (Information) of the Issuer/Borrower Facility Agreement;

“holding company”, “subsidiary” and “wholly-owned subsidiary” have the meanings ascribed to those terms in section 736 of the Companies Act provided that the terms “subsidiary” and “wholly-owned subsidiary” also include a subsidiary undertaking within the meaning of section 258 of the Companies Act;

“including” shall be construed as a reference to “including without limitation”, so that any list of items or matters appearing after the word “including” shall be deemed not to be an exhaustive list, but shall be deemed rather to be a representative list, of those items or matters forming a part of the category described prior to the word “including”;

“indebtedness” shall be construed so as to include any obligation (whether incurred as principal or as surety or guarantor) for the payment or repayment of money, whether present or future, actual or contingent;

a “law” shall be construed as any law (including common or customary law), statute, constitution, decree, judgement, treaty, regulation, directive, by-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

“leasehold” shall be construed so as to include any property held under a duly registered or recorded long lease in Scotland;

“legal person” shall be construed as a reference to any person having separate legal personality under the jurisdiction of its incorporation or establishment;

“merger” includes any merger (fusion) implemented in accordance with articles L.236-1 to L.236-24 of the French Commercial Code (Code de Commerce);

a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month, except that:

(a)	if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,

and references to “months” shall be construed accordingly;

a “Part” shall, subject to any contrary indication, be construed as a reference to a part of a Transaction Document;

a “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

“principal” shall, where applicable, include premium;

“repay”, “redeem” and “pay” shall each include both of the others, and “repaid”, “repayable” and “repayment”, “redeemed”, “redeemable” and “redemption” and “paid”, “payable” and “payment” shall be construed accordingly;

a reference to any “Transaction Party” in this Agreement or in any Transaction Document or in the Conditions (by whatever description such Transaction Party is known for the purposes of such other Transaction Document or the Conditions) shall be construed so as to include its and any subsequent successors and transferees in accordance with their respective interests;

a “Schedule” shall, subject to any contrary indication, be construed as a reference to a schedule to the particular Transaction Document to which it refers;

“set-off” shall be construed so as to include any equivalent or analogous rights under the law of jurisdictions other than England and Wales;

a “successor” of any party shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of the jurisdiction of incorporation or domicile of such party has assumed the rights and obligations of such party under the relevant Transaction Document or to which, under such laws, such rights and obligations have been transferred;

a “trust corporation” denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation;

a “wholly-owned subsidiary” of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company’s or corporation’s wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

the “winding-up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, bankruptcy, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

2.3	Currency symbols

“£”, “Sterling” and “pounds” denote the lawful currency of the United Kingdom and the Isle of Man; “$”, “U.S. dollars” and “dollars” denote the lawful currency of the United

States of America; “Swedish krona” and “SEK” denote the lawful currency of Sweden; “Danish krone” and “DKK” denote the lawful currency of Denmark; and “€” and “euro” denote the lawful currency of the Member States of the European Union participating in EMU.

2.4	Transaction Documents and other agreements

Any reference to the Master Framework Agreement, any Transaction Document or any other agreement or document shall be construed as a reference to the Master Framework Agreement, such Transaction Document or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated, supplemented or replaced.

2.5	Statutes and Treaties

Any reference to a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted and any statutory instruments, order or regulation made thereunder or under such modification or re-enactment.

2.6	Headings

Clause, Part, Paragraph and Section headings are for ease of reference only.

2.7	Time

Any reference in any Transaction Document to a time of day shall, unless a contrary indication appears, be a reference to London time.

2.8	Schedules

Any Schedule of, or Appendix to a Transaction Document forms part of such Transaction Document and shall have the same force and effect as if the provisions of such Schedule or Appendix were set out in the body of such Transaction Document. Any reference to a Transaction Document shall include any such Schedule or Appendix.

2.9	Clauses

Except as otherwise specified in a Transaction Document, reference in a Transaction Document to a “Clause”, “Part”, “Paragraph” or “Section” shall be construed as a reference to a Clause, Part, Paragraph or Section of such Transaction Document.

2.10	Paragraphs

Except as otherwise specified in a Transaction Document, reference in a Transaction Document to a “Paragraph” or “Part” shall be construed as a reference to a Paragraph or Part set out in a Schedule thereto, and reference in a Schedule to a “Paragraph” or “Part” in a Schedule shall be construed as a reference to a Paragraph or Part in that Schedule.

2.11	Number

In any Transaction Document, save where the context otherwise requires, words importing the singular number include the plural and vice versa.

SCHEDULE 2

ISSUER COMMON TERMS

Part 1

General Legal Terms

1.	FURTHER ASSURANCE

Each Transaction Party referred to as an “Obligor” in any Issuer Transaction Document for the purposes of this paragraph shall (at such Transaction Party’s cost) do and execute, or arrange for the doing and executing of, each act, document and thing requested of it by any Transaction Party referred to as an “Obligee” in such Issuer Transaction Document for the purposes of this paragraph in order to implement and/or give effect to such Issuer Transaction Document and the Transaction contemplated by it.

2.	ENTIRE AGREEMENT

2.1	Entire Agreement

Each Issuer Transaction Document and any documents referred to in such Issuer Transaction Document constitute the entire agreement and understanding between the Transaction Parties relating to the transactions contemplated thereby.

2.2	No reliance

Each Transaction Party agrees that:

2.2.1	it has not entered into any of the Issuer Transaction Documents in reliance upon any representation, warranty or undertaking of any other Transaction Party which is not expressly set out or referred to in one of the Issuer Transaction Documents;

2.2.2	except in respect of an express representation or warranty under any of the Issuer Transaction Documents, it shall not have any claim or remedy (whether in equity, contract or tort, under the Misrepresentation Act 1967 or in any other way) in respect of any misrepresentation or breach of warranty by any other Transaction Party or in respect of any untrue statement by any other Transaction Party, regardless of whether such misrepresentation, breach or untrue statement was made, occurred or was given prior to the execution of any of the Issuer Transaction Documents.

2.3	Breach of Duty

Nothing in this paragraph 2 shall have the effect of limiting or restricting any liability of a Transaction Party arising as a result of any Breach of Duty.

3.	APPLICATION OF ISSUER COMMON TERMS

3.1	Separate parties

Where any Transaction Party acts in more than one capacity, the provisions of the Issuer Common Terms shall apply to such person as though it were a separate party in each such capacity.

3.2	Inconsistency

If a provision of any Issuer Transaction Document is inconsistent with any provision of the Issuer Common Terms or the Master Definitions Schedule, the provision of such Issuer Transaction Document shall prevail.

4.	TRUSTEE PARTY TO TRANSACTION DOCUMENTS

4.1	Better preservation and enforcement of rights

Except where any Issuer Transaction Document provides otherwise, the Trustee has agreed to become a party to each Issuer Transaction Document to which it is a party for the better preservation and enforcement of its rights under such Transaction Document and shall not assume any liabilities or obligations under any Issuer Transaction Document unless such obligation or liability is expressly assumed by the Trustee in such Issuer Transaction Document.

4.2	Trustee has no responsibility

The Trustee shall not have any responsibility for any of the obligations of the other Transaction Parties and the other Transaction Parties acknowledge that the Trustee has no such responsibility and that the Trustee is entitled to the protections contained in and on the terms set out in the Trust Deed.

5.	CHANGE OF TRUSTEE

If there is an appointment of a Successor Trustee in accordance with the terms of the Trust Deed, each of the Transaction Parties shall execute such documents and take such action as the Successor Trustee and the outgoing Trustee may reasonably require for the purposes of vesting in the Successor Trustee the benefit of the Issuer Transaction Documents and the rights, powers and obligations of the Trustee under the Issuer Transaction Documents, and releasing the outgoing Trustee from its future obligations under the Issuer Transaction Documents.

6.	SERVICES NON-EXCLUSIVE

6.1	Non-Exclusivity

Subject to the provisions of the Issuer Transaction Documents, nothing in the Issuer Transaction Documents shall prevent any Transaction Party from rendering services similar to those provided for in the Issuer Transaction Documents to other persons, firms or companies or from carrying on any business similar to or in competition with the business of any of the Transaction Parties.

6.2	Existing Businesses

Nothing in the Issuer Transaction Documents shall prevent any Transaction Party from carrying on its own business in the manner which it thinks fit, unless, by so doing, it would render itself unable to perform its obligations under the Issuer Transaction Documents in the manner contemplated in the Issuer Transaction Documents.

7.	RESTRICTION ON ENFORCEMENT OF SECURITY, NON-PETITION AND LIMITED RECOURSE

7.1	No proceedings against the Issuer

Only the Trustee may pursue the remedies available under the general law or under the Trust Documents to enforce the Issuer Security and no Issuer Secured Creditor shall be entitled to proceed directly against the Issuer to enforce the Issuer Security. In particular, each Issuer Secured Creditor (other than the Issuer and the Trustee) agrees with and acknowledges to each of the Issuer and the Trustee, and the Trustee agrees with and acknowledges to the Issuer, that:

7.1.1	none of the Issuer Secured Creditors (nor any person on their behalf, other than the Trustee where appropriate) are entitled, otherwise than as expressly permitted by the Transaction Documents, to direct the Trustee to enforce the Issuer Security or take any proceedings against the Issuer to enforce the Issuer Security;

7.1.2	(without prejudice to any termination rights an Issuer Secured Creditor may have under a Transaction Document to which such Issuer Secured Creditor is a party) none of the Issuer Secured Creditors (other than the Trustee) shall have the right to take or join any person in taking any steps against the Issuer for the purpose of obtaining payment of any amount due from the Issuer to any of such Issuer Secured Creditor provided that nothing herein shall prevent an Issuer Secured Creditor from proving for the full amount owed to it by the Issuer in the insolvency (or analogous event) of the Issuer;

7.1.3	until the date falling three years after the Final Discharge Date none of the Issuer Secured Creditors (other than the Trustee) nor any person on their behalf shall initiate or join any person in initiating an Insolvency Event or the appointment of an Insolvency Official in relation to the Issuer; and

7.1.4	none of the Issuer Secured Creditors shall be entitled to take or join in the taking of any corporate action, legal proceedings or other procedure or step which would result in the Issuer Priorities of Payments not being complied with.

7.2	Limited Recourse

Each Issuer Secured Creditor (other the Trustee) agrees with and acknowledges to each of the Issuer and the Trustee, and the Trustee agrees with and acknowledges to the Issuer, that notwithstanding any other provision of any Transaction Document, all obligations of the Issuer to such Issuer Secured Creditor, including, without limitation, its obligations under the Notes and the Issuer Transaction Documents, are limited in recourse as set out below;

7.2.1	each Issuer Secured Creditor will have a claim only in respect of the Issuer Charged Property and will not have any claim, by operation of law or otherwise, against, or recourse to any of the Issuer’s other assets or its contributed capital;

7.2.2	sums payable to each Issuer Secured Creditor in respect of the Issuer’s obligations to such Issuer Secured Creditor shall be limited to the lesser of (a) the aggregate amount of all sums due and payable to such Issuer Secured Creditor and (b) the aggregate amounts received, realised or otherwise recovered by or for the account of the Issuer in respect of the Issuer Charged Property whether pursuant to enforcement of the Issuer Security or otherwise, net of any sums which are payable by the Issuer in accordance with the Issuer Priorities of Payments in priority to or pari passu with sums payable to such Issuer Secured Creditor; and

7.2.3	upon the Trustee giving written notice to the Issuer Secured Creditor that it has determined in its sole opinion and two directors (or, in the case of a sole director, such director) of the Issuer have certified to the Trustee, that there is no reasonable likelihood of there being any further realisations in respect of the Issuer Charged Property (whether arising from an enforcement of the Issuer Security or otherwise) which would be available to pay unpaid amounts outstanding under the Issuer Transaction Documents and the Notes, the Issuer Secured Creditor shall have no further claim against the Issuer in respect of any such unpaid amounts and such unpaid amounts shall be discharged in full.

8.	PROVISIONS RELATING TO THE ISSUER TRANSACTION DOCUMENTS

8.1	Acknowledgement of the Issuer Security

Each Issuer Secured Creditor:

8.1.1	acknowledges the Issuer Security created by the Trust Documents including the assignments and pledge under Clause 4 (Creation of Fixed Issuer Security) of the Issuer Deed of Charge;

8.1.2	undertakes to the Trustee not to do anything inconsistent with the Issuer Security or the terms of the Issuer Transaction Documents or the Notes;

8.1.3	agrees to observe the provisions of the Issuer Transaction Documents and the Notes;

8.1.4	acknowledges that the Issuer Security is held by the Trustee for the benefit of all the Issuer Secured Creditors and that any Receiver shall be appointed by the Trustee for the benefit of all the Issuer Secured Creditors; and

8.1.5	acknowledges the existence of the rights conferred on the Noteholders by Condition 11(a) (Note Events of Default - Default Events) in respect of delivery of a Note Enforcement Notice and Condition 12 (Enforcement) in respect of proceedings against the Issuer.

8.2	Issuer Secured Creditors and Issuer Transaction Documents

Each Issuer Secured Creditor shall be bound by, and deemed to have notice of, all of the provisions of the Issuer Transaction Documents as if they were parties to each Issuer Transaction Document.

8.3	Receipt

The Trustee is hereby authorised to execute on behalf of the Issuer Secured Creditors a receipt in respect of all or part only of the Issuer Secured Obligations, as may be appropriate from time to time.

8.4	Recoveries after Enforcement

Except for moneys paid out by the Trustee pursuant to the Issuer Post-Enforcement Priority of Payments, all monies received or recovered by the Issuer Secured Creditors in respect of the Issuer Secured Obligations after delivery of an Note Enforcement Notice (whether by way of set-off, retention, compensation, balancing of accounts or otherwise) shall forthwith be paid to (and pending such payment held on trust for) the Trustee.

9.	OBLIGATIONS AS CORPORATE OBLIGATIONS

9.1	No recourse against shareholders and others

No Transaction Party shall have any recourse against nor shall any personal liability attach to any shareholder, officer, agent, employee or director of the Issuer in his capacity as such, by any Proceedings or otherwise, in respect of any obligation, covenant, or agreement of the Issuer contained in the Issuer Transaction Documents.

9.2	No liability for Obligations of the Issuer

The Transaction Parties, other than the Issuer, shall not have any liability for the Obligations of the Issuer and nothing in the Issuer Transaction Documents shall constitute the giving of a guarantee, an indemnity or the assumption of a similar obligation by any of such other Parties in respect of the performance by the Issuer of the Obligations.

10.	VARIATION OF ISSUER TRANSACTION DOCUMENTS

10.1	Issuer Transaction Documents

Subject to the terms of the Issuer Transaction Documents (including the Trustee’s right to modify an Issuer Transaction Document pursuant to Clause 16 (Waivers, Modifications and Substitution) of the Trust Deed), a variation of any Issuer Transaction Document is valid only if it is in writing and signed by or on behalf of each Transaction Party which is a party to such Issuer Transaction Document and (other than a variation which is of a formal, minor or technical nature or make to correct a manifest error) notification is made to the Rating Agencies of such variation by the Issuer or, where the Trustee has exercised its powers under Clause 16 (Waivers. Modifications and Substitution) and the Issuer was not aware of the variation by the Trustee.

10.2	Master Framework Agreement

Subject to the Trustee’s right to modify an Issuer Transaction Document pursuant to Clause 16 (Waivers, Modifications and Substitution) of the Trust Deed, a variation of the Master Framework Agreement is valid only if it is approved by each of the Transaction Parties and notification (other than a variation which is of a formal, minor or technical nature or make to convert a manifest error) is made to the Rating Agencies of such variation by the Issuer or, where the Trustee has exercised its powers under Clause 16 (Waivers, Modifications and Substitution) and the Issuer was not aware of the variation by the Trustee.

11.	EXERCISE OF RIGHTS AND REMEDIES

11.1	No waiver

A failure to exercise or delay in exercising a right or remedy provided by any Issuer Transaction Document or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by any Issuer Transaction Document or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

11.2	Rights and remedies cumulative

Except where any Issuer Transaction Document specifically provides otherwise, the rights and remedies contained in an Issuer Transaction Document are cumulative and not exclusive of rights or remedies provided by law.

12.	PARTIAL INVALIDITY

The invalidity, illegality or unenforceability of a provision of an Issuer Transaction Document does not affect or impair the continuation in force of the remainder of such Issuer Transaction Document.

13.	NO PARTNERSHIP

Except where any Issuer Transaction Document specifically provides otherwise, no provision of any Issuer Transaction Document creates a partnership between any of the Transaction Parties or makes a Transaction Party the agent of another Transaction Party for any purpose. Except where any Transaction Document provides otherwise, a Transaction Party has no authority or power to bind, to contract in the name of, or to create a liability for another Transaction Party in any way or for any purpose.

14.	CONTINUATION OF OBLIGATIONS

Except to the extent that they have been performed and except where any Issuer Transaction Document specifically provides otherwise, the warranties, representations, indemnities, and obligations contained in any Issuer Transaction Document remain in force after the date on which they were expressed to take effect until the Final Discharge Date.

15.	ASSIGNMENT AND SUBCONTRACTING

15.1	Successors

Each Issuer Transaction Document shall be binding upon and enure to the benefit of each Transaction Party which is a party to such Issuer Transaction Document or is otherwise bound by its terms and its or any subsequent successors, transferees and assigns.

15.2	Assignment

Except where any Issuer Transaction Document provides otherwise or with the prior written consent of the Trustee, a Transaction Party (other than the Trustee) may not assign or transfer or purport to assign or transfer a right or obligation under any Issuer Transaction Document to which it is a party.

15.3	Benefit

Each Transaction Party (other than the Trustee) is entering into each Issuer Transaction Document to which it is a party for its benefit and not for the benefit of another person.

15.4	Delegation

Except where any Issuer Transaction Document specifically provides otherwise, a Transaction Party may not subcontract or delegate the performance of any of its obligations under an Issuer Transaction Document.

16.	THIRD PARTY TRANSACTION RIGHTS

Rights under an Issuer Transaction Document only accrue to a person party to such Transaction Document. Accordingly a person who is not a party to an Issuer Transaction Document shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of any Issuer Transaction Document, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

17.	CONFIDENTIALITY

17.1	Confidentiality of information

Each Transaction Party agrees that prior to the Final Discharge Date and thereafter it shall keep confidential and it shall not disclose to any person whatsoever, any information relating to the business, finances or other matters of a confidential nature of any members of the Securitisation Group or the Issuer (as the case may be) which it may have obtained as a result of the execution of any Issuer Transaction Document or of which it may otherwise have become possessed as a result of the performance of its obligations in respect of the Transaction including any information concerning the identity of any member of the Securitisation Group.

17.2	Disapplication of confidentiality provisions

The Transaction Parties shall use all reasonable endeavours to prevent any disclosure referred to in Paragraph 17.1 (Confidentiality of information) provided however that the provisions of Paragraph 17.1 (Confidentiality of information) shall not apply:

17.2.1	to the disclosure of any information to any person who is a Transaction Party insofar as such disclosure is expressly permitted by the relevant Issuer Transaction Document;

17.2.2	to the disclosure of any information already known to the recipient otherwise than as a result of entering into any of the Issuer Transaction Documents;

17.2.3	to the disclosure of any information with the consent of the relevant Transaction Parties;

17.2.4	to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

17.2.5	to the disclosure of any information:

(a)	in order to obtain the admission of the Notes to the Official List; or

(b)	in connection with the admission of the Notes to trading on the Stock Exchange; or

(c)	which it is necessary or desirable to provide to prospective investors in the Notes;

17.2.6	to the extent that the recipient is required to disclose the same pursuant to any Requirement of Law or any Regulatory Direction;

17.2.7	to the extent that the recipient needs to disclose the same for the exercise, protection or enforcement of any of its rights under any of the Issuer Transaction Documents or, in the case of the Trustee, for the purpose of discharging, in such manner as it thinks fit, its duties or obligations under or in connection with the Issuer Transaction Documents in each case to such persons as require to be informed of such information for such purposes or, in the case of the Trustee, in connection with transferring or purporting to transfer its rights and obligations to a Successor Trustee;

17.2.8	to the extent that the recipient needs to disclose the same to any of its employees provided that before any such disclosure each Transaction Party shall make the relevant employees aware of its obligations of confidentiality under the relevant Issuer Transaction Document and shall at all times procure compliance with such obligations by such employees;

17.2.9	to the disclosure of any information to professional advisers who receive the same under a duty of confidentiality;

17.2.10	to the disclosure of any information disclosed to a prospective successor of the relevant Transaction Party (appointed in accordance with the relevant Issuer Transaction Document) on the basis that the recipient will hold such information confidential upon substantially the same terms as this Paragraph;

17.2.11	to the disclosure of any information which any Rating Agency may require to be disclosed to it or its professional advisers on the basis that the recipient will hold such information confidential upon substantially the same terms as this Paragraph; or

17.2.12	to the disclosure of any information which the Manager may require to be disclosed to it or its professional advisers on the basis that the recipient will hold such information confidential upon substantially the same terms as this Paragraph.

18.	NOTICES

18.1	Communications in writing

Except as specified in any Issuer Transaction Document, any Notice:

18.1.1	shall be in writing;

18.1.2	shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof; and

18.1.3	unless otherwise stated in an Issuer Transaction Document, shall be delivered by letter or by facsimile to the party due to receive the Notice at its address or fax number and marked for the attention of the person or persons set out in the Notices Details or to another address or fax number or marked for the attention of another person or persons specified by the receiving party by not less than 5 Business Days’ written notice to the other Transaction Parties received before the Notice was despatched.

18.2	Time of receipt

Unless there is evidence that it was received earlier, a Notice marked for the attention of the person specified in accordance with Paragraph 18.1 (Communications in writing) is deemed given:

18.2.1	if delivered personally, when left at the relevant address referred to in the Notices Details;

18.2.2	if sent by post, when received in legible form, and;

18.2.3	if sent by fax, when delivered in legible form.

19.	COUNTERPARTS

Each Issuer Transaction Document may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

20.	GOVERNING LANGUAGE

The Issuer Transaction Documents are in the English language. If the Issuer Transaction Documents are translated into another language, the English language text prevails.

Part 2

Payment Provisions

21.	CALCULATIONS AND PAYMENTS

21.1	Basis of accrual

Except as otherwise provided in any Issuer Transaction Document, any interest, commitment commission, or fees due from one Transaction Party to another under any Issuer Transaction Document shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed (or, in any case where market practice differs, in accordance with market practice).

21.2	Prima facie evidence

Except as otherwise provided in an Issuer Transaction Document, in any legal action or proceeding arising out of or in connection with any Issuer Transaction Document, the records kept by the Cash Administrator shall be prima facie evidence of the existence and amounts due from one Transaction Party to another or to any third party.

21.3	Currency indemnity

Except as otherwise provided in an Issuer Transaction Document, if any sum (a “Sum”) due from a Paying Transaction Party to a Receiving Transaction Party under any Issuer Transaction Document or any order, judgement, award or decision given or made in relation thereto has to be converted from the currency (the “First Currency”) in which such Sum is payable into another currency (the “Second Currency”) for the purpose of:

21.3.1	making or filing a claim or proof against the Paying Transaction Party; or

21.3.2	obtaining or enforcing an order, judgment, award or decision in any court or other tribunal,

the Paying Transaction Party shall indemnify the Receiving Transaction Party from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.

21.4	Currency of account and payment

Except as otherwise provided in an Issuer Transaction Document, euro is the currency of account and payment for each and every sum at any time due from one Transaction Party to another under the Issuer Transaction Documents, except that each payment in respect of costs and expenses in respect of an Issuer Transaction Document shall be made in the currency in which the same were incurred.

21.5	Payments to the Issuer

Except as otherwise provided in an Issuer Transaction Document, on each date on which any Issuer Transaction Document requires an amount to be paid by a Transaction Party to the Issuer, such Transaction Party shall make the relevant amount available to the Issuer by payment to the Issuer Transaction Account for value on the due date no later than the time specified in the relevant Issuer Transaction Document or, if no time is specified in the relevant Issuer Transaction Document, by close of banking hours in the place where payment is to be received on the due date.

21.6	Payments to other Transaction Parties

Except as otherwise provided in an Issuer Transaction Document, on each date on which any Issuer Transaction Document requires an amount to be paid by one Transaction Party to another Transaction Party (other than to the Issuer), the Paying Transaction Party shall make the relevant amount available to the Receiving Transaction Party by payment to the account specified in the relevant Issuer Transaction Document for value on the due date no later than the time specified in the relevant Issuer Transaction Document or, if no time is specified in the relevant Issuer Transaction Document, by close of banking hours in the place where payment is to be received on the due date.

21.7	No set-off

Except as otherwise provided in an Issuer Transaction Document, all payments required to be made by any Transaction Party under the Issuer Transaction Documents shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

21.8	Partial Payments

Except as otherwise provided in an Issuer Transaction Document, if and whenever a payment is made by any Transaction Party to another under any Issuer Transaction Document, the Receiving Transaction Party shall, except as otherwise provided in any Issuer Transaction Document, apply the amount received towards the obligations of the Paying Transaction Party under the relevant Issuer Transaction Document in the following order:

21.8.1	first, in or towards payment of any Liabilities which the Receiving Party is entitled to be paid under the terms of the relevant Transaction Document;

21.8.2	secondly, in or towards payment pro rata of any accrued interest due but unpaid;

21.8.3	thirdly, in or towards payment pro rata of any principal due but unpaid; and

21.8.4	fourthly, in or towards payment pro rata of any other sum due but unpaid.

21.9	Variation of partial payments

The order of payments set out in Paragraph 21.8 (Partial Payments) shall override any appropriation made by any Paying Transaction Party but the order set out in sub-paragraphs 21.8.2, 21.8.3 and 21.8.4 of Paragraph 21.8 may be varied if the relevant Transaction Parties so agree and for this purpose “relevant Transaction Parties” means the Paying Transaction Party, the Receiving Transaction Party and any Transaction Parties who might, in the Trustee’s sole opinion, be affected by such variation in application.

21.10	Business Days

Except as otherwise provided in any Issuer Transaction Document any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or on the preceding Business Day (if there is not).

21.11	Rectification

If any amount paid pursuant to a Issuer Transaction Document (other than by or to the Trustee) shall be determined (after consultation in good faith between the Transaction Parties which are parties to the relevant Issuer Transaction Document) to have been incorrect, the relevant Transaction Parties shall consult in good faith in order to agree upon an appropriate method for rectifying such error so that the amounts subsequently received and retained by all relevant Transaction Parties are those which they would have received and retained if no such error had been made.

21.12	Amounts not due to be held on trust

If any Issuer Secured Creditor:

21.12.1	receives any amount which should not have been paid out of the Issuer Account and which it purports to apply; or

21.12.2	purports to set off any amount owed to it by the Issuer in or towards satisfaction of any sum owed by it under any Issuer Transaction Document other than out of amounts in the Issuer Transaction Account and in strict accordance with the Issuer Priorities of Payments, such Issuer Secured Creditor shall hold the amount so received or applied on trust for the Issuer and for application in accordance with the Issuer Priorities of Payments.

22.	VALUE ADDED TAX

22.1	Sums payable exclusive of VAT

Except as otherwise provided in an Issuer Transaction Document, any sum payable under an Issuer Transaction Document by one Transaction Party (other than the Issuer or the Trustee) to another shall be deemed to be exclusive of any VAT due on any supply for which that sum is the consideration (in whole or in part) for VAT purposes.

22.2	Sums payable inclusive of VAT

Except as otherwise provided in any Issuer Transaction Document, any sum payable under an Issuer Transaction Document by the Issuer or the Trustee shall be deemed to be inclusive of any VAT chargeable on any supply for which that sum is the consideration (in whole or in part) for VAT purposes.

22.3	Payment of amounts in respect of VAT

Where:

22.3.1	any person that is a party to an Issuer Transaction Document (such person, a “Supplier” for the purposes of this Paragraph 22 (Value Added Tax)) makes a supply to another person that is also a party to that Issuer Transaction Document (such person, the “Recipient” in relation to that supply for the purposes of this Paragraph 22 (Value Added Tax)) for VAT purposes pursuant to that Issuer Transaction Document;

22.3.2	the sum which is the consideration (in whole or in part) for that supply is (or, if the consideration for that supply were in cash, would be) deemed to be exclusive of VAT in accordance with paragraph 22.1 (Sums payable exclusive of VAT) above; and

22.3.3	the Supplier is required to account to a Tax Authority for any VAT chargeable on that supply,

the Recipient shall pay to the Supplier an additional amount equal to that VAT, such additional amount to be paid at the same time as paying any other consideration for that supply provided that where the consideration for that supply does not consist of, or wholly of, money, such sum shall be paid at the latest five (5) Business Days before the last day on which the Supplier can account to the relevant Tax Authority for the VAT due in respect of that supply without incurring interest or penalties.

22.4	Costs and Expenses

22.4.1	Subject to paragraph 22.4.2, references in an Issuer Transaction Document to any fee, cost, loss, disbursement, commission, damages, expense, charge or liability incurred by any person that is a party to that Issuer Transaction Document and in respect of which such person is to be reimbursed or indemnified by any other person under the terms of, or the amount of which is to be taken into account in any calculation or computation set out in, that Issuer Transaction Document shall include such part of such fee, cost, loss, disbursement, commission, damages, expense, charge or liability as represents any VAT.

22.4.2	References in an Issuer Transaction Document to any fee, cost, loss, disbursement, commission, damages, expense, charge or liability incurred by a Chargor and in respect of which such Chargor is to be reimbursed or indemnified by any other person under the terms of an Issuer Transaction Document shall include such part of such fee, cost, loss, disbursement, commission, damages, expense, charge or liability as represents any VAT but only to the extent that the relevant Chargor is not entitled to credit in respect of or repayment of such VAT from any Tax Authority.

22.5	Acquisitions and reverse charges

If, in relation to a supply that gives rise to either an acquisition for VAT purposes or a Reverse Charge, the Recipient of that supply is the Issuer, the Trustee or a Chargor:

22.5.1	the consideration for such supply shall (unless the Supplier in relation thereto is the Issuer, the Trustee or a Chargor) be reduced to such amount as, with the addition thereto of the VAT chargeable on such supply, equals the original amount payable by the Recipient; or

22.5.2	if the consideration does not consist of, or wholly of, money, the Supplier shall (unless it is the Issuer, the Trustee or a Chargor) pay to the Recipient an amount equal to the VAT chargeable on the supply at the latest five (5) Business Days before the last day on which the Recipient can account to the relevant Tax Authority for the VAT due in respect of that supply without incurring interest or penalties, provided that if the Recipient is the Issuer, the consideration for the supply shall be reduced or an amount shall be payable, as applicable, in accordance with this paragraph 22.5, even in circumstances where the Supplier is a Chargor.

22.6	References to persons for the purposes of VAT

References in this Paragraph 21 (Value Added Tax) and in any Issuer Transaction Document to any person shall, when construing any provision in relation to VAT, be deemed at any time when such person (the “Relevant Person”) is a member of a VAT Group to include a reference, where appropriate, to:

(a)	any other member of the VAT Group at such time which is or will be under an obligation to account for, or pay, to any Tax Authority any VAT chargeable on or in respect of any supplies constituted by or otherwise arising from the activities of the Relevant Person; or

(b)	in relation to any amounts representing VAT incurred by the Relevant Person (as part of any fee, cost, loss, disbursement, commission, damages, expense, charge or liability incurred by such person), any other member of the VAT Group at such time which is or will be entitled to credit in respect of or repayment of such VAT from any Tax Authority,

(c)	including, in relation to the United Kingdom, the representative member of the VAT Group at such time.

23.	WITHHOLDING TAXES

23.1	Tax Deduction

Except as expressly provided otherwise in any Issuer Transaction Document, each payment made by a Paying Transaction Party to a Receiving Transaction Party under any Issuer Transaction Document shall be made without any Tax Deduction, unless a Tax Deduction is required by any Requirement of Law.

23.2	Notification

Except as expressly provided otherwise in any Issuer Transaction Document, if a Paying Transaction Party becomes aware that it must make a Tax Deduction in respect of any payment under any Issuer Transaction Document (or that there is any change in the rate or the basis of a Tax Deduction) it shall notify the Receiving Transaction Party accordingly.

23.3	Tax gross-up

Except as expressly provided otherwise in any Issuer Transaction Document, if a Tax Deduction is required by any Requirement of Law to be made by a Paying Transaction Party (other than the Issuer or the Trustee) the amount of the payment due from such Paying Transaction Party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

23.4	Tax Credits

Except as expressly provided otherwise in any Issuer Transaction Document, if a Paying Transaction Party makes an increased payment under paragraph 23.3 and a Receiving Transaction Party determines that a Tax Credit is attributable to that Tax Payment and the Receiving Transaction Party has obtained, utilised and retained that Tax Credit then (provided that, if the Receiving Transaction Party is the Issuer, it has obtained the prior written consent of the Trustee to do so) the Receiving Transaction Party shall pay an amount to the Paying Transaction Party which the Receiving Transaction Party determines will leave it (after that payment) in the same after-tax position as it would have been in had the increased payment not been made by the Paying Transaction Party.

24.	COSTS

Except as otherwise provided in any Issuer Transaction Document and subject to any agreed fee arrangements, the Borrower shall pay all of the costs relating to the negotiation, preparation, execution and implementation by the Transaction Parties of each Transaction Document and of each document referred to in it.

Part 3

Governing Law Provisions

25.	GOVERNING LAW

Except as provided otherwise in a Issuer Transaction Document, each Issuer Transaction Document and all matters arising from or connected with it shall be governed by English law.

26.	JURISDICTION

Except as provided otherwise in an Issuer Transaction Document,

26.1	The courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with each Issuer Transaction Document (respectively, “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

26.2	Each Transaction Party irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

26.3	Each of the Chargors (including Shurgard Self-Storage SCA in each of its capacities) other than the English Chargors and the Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it at the address of Shurgard Storage Centres UK Ltd., (its process service agent) being 14 St Mary’s Road, Long Ditton, Surbiton, Surrey KT5 6EY, England or at any address in Great Britain at which process may be served on such Party in accordance with Part XXIII of the Companies Act. If any Chargor (other than the English Chargors) or the Issuer does not have or ceases to have a place of business in Great Britain and the appointment of its process service agent ceases to be effective, then it shall immediately (and in any event no later than 5 Business Days thereafter) appoint another person in England to accept service of process on its behalf in England. If the relevant Chargor or the Issuer fails to do so (and such failure continues for a period of not less than fourteen days), the Borrower Security Trustee shall be entitled to appoint such a person by notice to the relevant Chargor or the Issuer (as the case may be). Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Clause applies to Proceedings in England and to Proceedings elsewhere.

26.4	The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of any party to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

26.5	If a Dutch Chargor or the Issuer is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of The Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

SCHEDULE 3

ISSUER’S REPRESENTATIONS AND WARRANTIES

Part 1

Corporate Representations and Warranties of the Issuer

1.	INCORPORATION

The Issuer is duly incorporated and validly existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) having its corporate seat (statutaire zetel) in Amsterdam and its registered office is at Locatellikade 1, 1076 AZ Amsterdam and has full power and authority to own its property and assets and conduct its business as described in the Preliminary Offering Circular and the Offering Circular.

2.	CENTRE OF MAIN INTERESTS

The Issuer has its “centre of main interests”, as that term is used in Article 3(1) of the EUIR, in The Netherlands.

3.	LITIGATION

No litigation, arbitration or administrative proceedings of or before any court, tribunal or governmental body have been commenced or, so far as the Issuer is aware, are pending or threatened against the Issuer or any of its assets or revenues.

4.	SOLVENCY

No Insolvency Event has occurred in respect of the Issuer and no Insolvency Event will occur in consequence of the Issuer entering into the Issuer Transaction Documents to which it is expressed to be a party.

5.	TAX RESIDENCE

The Issuer is a company which is and has, since incorporation, been resident for Dutch tax purposes in The Netherlands.

6.	MANAGEMENT AND ADMINISTRATION

The Issuer’s management, the places of residence of the managing directors of the Issuer, the place at which meetings of the board of managing directors of the Issuer are held and the place from which the Issuer’s interests are administered on a regular basis are all situated in The Netherlands.

7.	NO ESTABLISHMENT SUBSIDIARIES, EMPLOYEES OR PREMISES

The Issuer has no “establishment”, as that term is used in Article 2(h) of the EUIR in any jurisdiction and no subsidiaries, employees (for the avoidance of doubt, the managing directors of the Issuer are not regarded as employees) or premises.

8.	NO SECURITY INTERESTS

No Security Interest exists over or in respect of any asset of the Issuer which would rank in priority to or pari passu with the Issuer Security, other than, (i) the Security Interests expressly permitted under the Issuer Transaction Documents and (ii) those arising by operation of law.

9.	ISSUER’S ACTIVITIES

The Issuer has not engaged in any activities since its incorporation other than1:

9.1	those incidental to its registration as a private company with limited liability in The Netherlands;

9.2	the appointment of its managing director;

9.3	the authorisation of the issue of the Notes and the authorisation of entry into the Issuer Transaction Documents;

9.4	the preparation, negotiation and execution of this Agreement, the Offering Circular and the Preliminary Offering Circular (including its issue) and the preparation and negotiation of the other Issuer Transaction Documents;

9.5	the activities referred to in or contemplated by the Issuer Transaction Documents, the Preliminary Offering Circular and the Offering Circular; and

9.6	entry into the Interest Rate Swap Agreement and related guarantee.

10.	NO ADVERSE CHANGE

Since the date of its incorporation there has been:

10.1	Save for the issue of the Notes, no significant change in the financial or trading position of the Issuer; and

10.2	no material adverse change in the financial position or prospects of the Issuer.

11.	DIVIDENDS

The Issuer has not since incorporation paid any dividends or made any distributions.

12.	CONSENTS

The Issuer has obtained and maintained in effect all authorisations, approvals, licences and consents required in connection with its business and the consummation of the transactions contemplated by the Transaction Documents pursuant to any Requirement of Law or any Regulatory Direction applicable to the Issuer in The Netherlands and in each other jurisdiction in which the Issuer carries on business and is not aware of any circumstance which indicates any such authorisation approval, licence or consent is likely to be terminated, revoked or not renewed.

[1]	to confirm whether there will be any pre-hedging

13.	OWNERSHIP

Its entire issued and outstanding share capital is owned by Stichting Self-Storage Securitisation, a foundation established under the laws of The Netherlands on 8 June 2004 and whose registered office is at Parnassustoren, Locatellikade 1, 1076 AZ Amsterdam, The Netherlands.

14.	NO GOVERNMENTAL INVESTIGATION

No governmental or official investigation or inquiry concerning the Issuer is, so far as the Issuer is aware, progressing or pending or has been threatened which would be reasonably likely to have a Material Adverse Effect on the Issuer or any Issuer Transaction Document.

Part 2

Transaction Document Representations and Warranties of the Issuer

1.	CORPORATE POWER

The Issuer has the requisite power and authority to:

1.1	enter into each of the Issuer Transaction Documents to which it is expressed to be a party;

1.2	create and issue the Notes on the Closing Date, and

1.3	undertake and perform the obligations expressed to be assumed by it in this Agreement and in the Issuer Transaction Documents.

2.	AUTHORISATION

All acts, conditions and things required to be done, fulfilled and performed to:

2.1	enable the Issuer lawfully to issue, distribute and perform the terms of the Notes and the Offering Circular in accordance with the selling restrictions set out in Schedule 3 (Selling Restrictions) of the Subscription Agreement;

2.2	enable the Issuer lawfully to enter into the Issuer Transaction Documents to which it is expressed to be a party;

2.3	enable the Issuer lawfully to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Issuer Transaction Documents;

2.4	ensure that the obligations expressed to be assumed by it on the Signing Date and on the Closing Date under the Issuer Transaction Documents are legal, valid, binding and enforceable (to the extent the same are capable of being enforceable) against it; and

2.5	make the Issuer Transaction Documents admissible in evidence in England and Wales,

have been done, fulfilled and performed and are in full force and effect or, as the case may be, have been effected, other than any necessary registration of the Issuer Deed of Charge pursuant to Section 395 (and, where applicable, Section 398) of the Companies Act and no steps have been taken to challenge, revoke or cancel any such authorisation obtained or effected.

3.	EXECUTION

The Issuer Transaction Documents to which it is expressed to be a party have been duly executed by the Issuer or will be duly executed by the Issuer on the Closing Date.

4.	NO BREACH OF LAW OR CONTRACT

The entry by the Issuer into and the execution (and, where appropriate, delivery) of the Issuer Transaction Documents, the issue of the Notes and, if required to be executed and delivered, the Definitive Notes in respect of the Notes and the performance by the Issuer of its obligations under the Issuer Transaction Documents and the Global Notes do not

and will not conflict with or constitute a breach or infringement of any of the terms of, or constitute a default by the Issuer under:

4.1	the Issuer’s Articles of Association;

4.2	any Requirement of Law or any Regulatory Direction; or

4.3	any agreement, indenture, contract, mortgage, deed or other instrument, obligation or treaty to which it is a party or which is binding on it or by which any part of its undertaking, assets, property or revenues is bound or in respect of indebtedness in relation to which it is a surety.

5.	VALID AND BINDING OBLIGATIONS

The obligations expressed to be assumed by the Issuer under the Issuer Transaction Documents (other than the Notes) to which it is expressed to be a party will, upon their due execution and delivery on behalf of the Issuer and the Temporary Global Notes, the Permanent Global Notes and any Definitive Notes in respect of the Notes will, upon execution, due authentication and delivery, constitute legal, valid, binding and enforceable obligations, except (in each case):

5.1	as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally;

5.2	as such enforceability may be limited by the nature of the remedies available in the relevant jurisdiction in which the relevant enforcement occurs (including the power to stay proceedings);

5.3	as such enforceability may be limited by the effect of general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law; and

5.4	obligations relating to stamp duties may be void by virtue of Section 117 of the Stamp Act 1891.

6.	NOTES VALID AND BINDING

The Temporary Global Notes, the Permanent Global Notes and any Definitive Notes in respect of the Notes will, upon execution, due authentication and delivery, constitute legal, valid, binding and enforceable obligations of the Issuer and enforceable against it in accordance with their terms, except:

6.1	as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally;

6.2	as such enforceability may be limited by the effect of general principles of equity; and

6.3	Obligations relating to stamp duties may be void by virtue of Section 117 of the Stamp act 1891.

7.	STATUS OF NOTES

7.1	The Notes will constitute secured obligations of the Issuer in accordance with the terms of the Issuer Deed of Charge on the Closing Date.

7.2	The Class A Notes will rank and will at all times rank pari passu and rateably without preference or priority amongst themselves, the Class B Notes will rank and will at all times rank pari passu and rateably without preference or priority amongst themselves, the Class C Notes will rank and will at all times rank pari passu and rateably without preference or priority amongst themselves.

7.3	Payments of interest due on the Class A Notes will rank in priority to payments of interest due on the Class B Notes, payments of interest due on the Class B Notes will rank in priority to payments of interest due on the Class C Notes.

7.4	Payments of principal due on the Class A Notes will rank in priority to payments of principal due on the Class B Notes, payments of principal due on the Class B Notes will rank in priority to payments of principal due on the Class C Notes.

8.	ARM’S LENGTH TRANSACTIONS

The Issuer Transaction Documents to which the Issuer is expressed to be a party are being entered into by the Issuer in good faith for the benefit of the Issuer and on arm’s length commercial terms.

9.	CROSS DEFAULT

The Issuer is not in breach of or default under any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or which is binding on it or any of its assets.

10.	RANKING OF CLAIMS

Under the laws of The Netherlands in force as at the date of making this representation, upon due execution and delivery by the Issuer of the Issuer Transaction Documents to which it is expressed to be a party and such Issuer Transaction Documents becoming effective in accordance with their terms, claims against the Issuer under the Issuer Transaction Documents will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

11.	ISSUER SECURITY

11.1	The Issuer Deed of Charge validly creates the Security Interests in respect of the assets of the Issuer which it purports to create and with the ranking specified in the Issuer Deed of Charge.

11.2	The creation of the Issuer Security by the Issuer over its undertaking and assets in accordance with the terms of the Issuer Deed of Charge will not render the Issuer liable to offer or extend the benefit of such Issuer Security to any person other than the Trustee.

11.3	The Security Interests created by the Issuer Deed of Charge are legal and valid obligations, binding on it and enforceable against it in accordance with their respective terms and not liable to be avoided or otherwise set aside in the event of any Insolvency Proceeding in relation to the Issuer.

12.	CHOICE OF LAW

12.1	The choice of the laws of the Relevant Jurisdiction as the governing law of the relevant Issuer Transaction Documents will be recognised and enforced in The Netherlands; and

12.2	Any judgment obtained in another Relevant Jurisdiction in relation to any relevant Issuer Transaction Document will be recognised and enforced in The Netherlands.

13.	FILINGS

Save for the Required Filings in respect of the Issuer, under the laws of England and Wales or The Netherlands it is not necessary that any of the Issuer Transaction Documents be filed, recorded or enrolled with any court or other authority in the United Kingdom or The Netherlands.

14.	CONSENTS

Subject to the necessary registration of the Issuer Deed of Charge pursuant to section 395 (or, as the case may be, Section 398) of the Companies Act, the Issuer does not require the consent of any other party or the consent, licence, approval or authorisation of any Governmental Authority in connection with the creation and issue of the Notes on the Closing Date, the distribution of the Preliminary Offering Circular and the Offering Circular, the entering into of the Issuer Transaction Documents to which it is expressed to be a party or the performance of the Issuer Transaction Documents.

15.	COMPLIANCE WITH LAW ETC

No practice, procedure or policy employed or proposed to be employed by it in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to it.

16.	STAMP, REGISTRATION AND SIMILAR TAXES

Under the laws of The Netherlands, it is not necessary that any stamp, registration or similar tax be paid on or in relation to the Issuer Transaction Documents or any of them.

17.	WITHHOLDING TAX

Under the laws applicable in The Netherlands, the Issuer will not be required to make any Tax Deduction from any payment of principal or interest by the Issuer in respect of the Notes or any of the Issuer Transaction Documents (including interest accruing after a payment default).

18.	NOTE EVENT OF DEFAULT, POTENTIAL NOTE EVENT OF DEFAULT

No event exists which would constitute a Note Event of Default or a Potential Note Event of Default.

19.	COMPLIANCE WITH ISSUER TRANSACTION DOCUMENTS

The Issuer has complied with the terms of the Issuer Transaction Documents.

SCHEDULE 4

ISSUER COVENANTS

Part 1

Corporate Covenants of the Issuer

The Issuer shall:

1.	CONDUCT

at all times carry on and conduct its affairs in a proper and efficient manner in compliance with, and perform any act required to be performed by, any Requirement of Law and any Regulatory Direction from time to time in force in The Netherlands or in any other jurisdiction in which it carries on business and in compliance with its Articles of Association;

2.	CONSENTS

obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents necessary under any Requirement of Law and any Regulatory Direction from time to time in force in The Netherlands or in any other applicable jurisdiction:

2.1	in connection with its business; and

2.2	to enable it lawfully to enter into and perform its obligations under the Issuer Transaction Documents or to ensure the legality, validity, enforceability or admissibility in evidence in The Netherlands of the Issuer Transaction Documents.

3.	AUTHORISED SIGNATORIES

deliver to the Trustee (with a copy to the Servicer) on the Initial Closing Date and thereafter upon any change of the same, a list of persons authorised to sign on behalf of the Issuer’s Managing Director;

4.	REGISTERED OFFICE, HEAD OFFICE AND CENTRE OF MAIN INTERESTS

maintain its registered office, its head office and its “centre of main interests”, as that term is used in Article 3(i) of the EU Insolvency Regulation, in The Netherlands and will not move such offices to another jurisdiction;

5.	BOARD MEETINGS, MANAGEMENT AND ADMINISTRATION

hold all meetings of the board of directors of the Issuer in The Netherlands and not hold any such meeting outside The Netherlands and procure that the Issuer’s management, the places of residence of the managing directors of the Issuer and the place where the Issuer effects its central management and decision-making are all, at all times, situated in The Netherlands;

6.	NO FOREIGN ESTABLISHMENT

not establish any “establishment”, as that term is used in Article 2(h) of the EU Insolvency Regulation, outside of The Netherlands; and

7.	ANNUAL CERTIFICATE

on the Loan Payment Date immediately preceding each anniversary of the Closing Date and otherwise forthwith on request by the Trustee deliver a certificate signed by an Authorised Signatory of the Issuer stating that no Note Event of Default has occurred (or, if such is not the case, specify the particulars of any Note Event of Default);

8.	COVENANTS

save with the prior written consent of the Trustee or as provided in, or envisaged by, any of the Issuer Transaction Documents or the Conditions, the Issuer shall not, so long as any Note remains outstanding:

8.1	Negative Pledge

create or permit to subsist any Security Interest (unless arising by operation of law or as specifically permitted pursuant to the terms of the Issuer Transaction Documents) over any of its assets or its undertaking, present or future (including any uncalled capital);

8.2	Restrictions on Activities

8.2.1	engage in any activity whatsoever which is not incidental to or necessary in connection with any of the activities in which the Issuer Transaction Documents provide or envisage that the Issuer will engage;

8.2.2	have any subsidiaries, any subsidiary undertaking or any employees (and, for the avoidance of doubt, the managing directors of the Issuer are not regarded as employees) or premises;

amend, supplement or otherwise modify its constitutive documents; or

acquire any leasehold, freehold or heritable property;

8.3	Disposal of Assets

invest, transfer, convey, assign, sell, lend, part with or otherwise dispose of, or deal with, or grant any option or present or future right to acquire any of its assets or undertakings or any interest, estate, right, title or benefit therein, present or future (except pursuant to the creation of any Security Interests under the Issuer Deed of Charge);

8.4	Dividends or Distributions

pay any dividend or make any other distribution to its shareholders or issue any further shares, other than dividends or distributions to Stichting Self-Storage Securitisation;

8.5	Borrowings

except in respect of the Notes, any Further Notes, any New Notes and the Liquidity Facility Agreement, incur or permit to subsist any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnities in respect of indebtedness or of any other obligation of any person;

8.6	Merger

consolidate or merge with any other person or convey, transfer or assign its properties or assets substantially as an entirety to any other person;

8.7	No Variation or Waiver

do any act or thing with the effect that the validity or effectiveness of any of the Issuer Transaction Documents or the priority of the Security Interests created or evidenced thereby would be amended, terminated, postponed or discharged, or consent to any variation of, or exercise any powers of consent or waiver pursuant to the terms of, the Conditions, the Trust Documents or any of the other Issuer Transaction Documents, or permit any party to any of the Issuer Transaction Documents or the Issuer Security or any other person whose obligations form part of the Issuer Security to be released from such obligations, or dispose of any part of the Issuer Security except as expressly permitted under the Issuer Transaction Documents;

8.8	Bank Accounts

have an interest in any bank account other than the Issuer Accounts and the Issuer Dutch Account and any other account where it has an interest pursuant to the Issuer Deed of Charge, unless such account or interest therein is charged to the Trustee on terms acceptable to it;

8.9	Tax Residence

do any act or thing, the effect of which would be to make the Issuer resident for Dutch tax purposes in any jurisdiction other than The Netherlands;

8.10	Centre of Main Interests

maintain its centre of main interests (as described in the EUIR) in any jurisdiction other than in The Netherlands and will not have any subsidiaries or establish any offices, branches or other permanent establishments (as that term is used in the Regulation) anywhere in the world;

8.11	Withholding Tax

do any act or thing, or fail to do any act or thing, the effect of which would be that any Chargor would be required to withhold or deduct from any payments by the relevant Chargor to the Issuer under the Issuer/Borrower Facility Agreement any amount for or on account of any Taxes imposed, levied, collected, withheld or assessed by any Tax Authority; or

8.12	Group Payment Arrangements

enter into arrangements with any other company or companies and/or any Tax Authority providing for the discharge of any other company’s Tax liability by it.

In giving any consent to the foregoing, the Trustee may require the Issuer to make such modifications or additions to the provisions of any of the Issuer Transaction Documents to which the Trustee is a party or over which it has security or may impose such other conditions or requirements as the Trustee may deem expedient (in its absolute discretion), provided that such modifications or additions are in accordance with applicable law and do not cause any downgrade in the then current rating of any class of the Notes.

Part 2

Transaction Document Covenants of the Issuer

The Issuer shall:

1.	COMPLIANCE WITH ISSUER TRANSACTION DOCUMENTS

at all times comply with and perform all its obligations under the Issuer Transaction Documents and the Notes and use all reasonable endeavours to procure that the other Transaction Parties, other than the Trustee, comply with and perform all their respective obligations under the Issuer Transaction Documents;

2.	EXERCISE RIGHTS

preserve and/or exercise and/or enforce its rights under and pursuant to the Notes and the Issuer Transaction Documents;

3.	DEALING WITH TRUSTEE

at all times give to the Trustee such information, opinions, certificates and other evidence as the Trustee and any persons appointed by the Trustee shall reasonably require (and which it is reasonably practicable to produce) for the purposes of the discharge of the duties, trusts, powers, authorities and discretions vested in the Trustee by or pursuant to the Issuer Deed of Charge, the Trust Deed or any other Issuer Transaction Document;

4.	NOTIFICATION OF BREACH OF ISSUER WARRANTIES AND UNDERTAKINGS

promptly, and in any event, within 2 Business Days notify the Trustee if the Issuer becomes aware of any breach of the Issuer Warranties or of any breach of any undertaking given by the Issuer in any Issuer Transaction Documents;

5.	LEGAL PROCEEDINGS

5.1	Notification of Legal Proceedings

if any legal proceedings are instituted against it by any of its creditors or in respect of any of its property, assets or undertaking, including any litigation or claim calling into question in any material way the Issuer’s interest therein, promptly, and in any event, within 2 Business Days:

notify the Trustee of such proceedings; and

notify the court and any receiver appointed in respect of the property the subject of such proceedings of the interests of the Trustee in the Assigned Rights;

5.2	Join in Legal Proceedings

if required to do so by the Trustee, participate in or join in and take such other steps as may be required by the Trustee in relation to any action (through the courts or otherwise) relating to any of the Issuer’s property, assets or undertaking after the Closing Date, including participation in any legal proceedings to the extent necessary for defending or contesting any litigation in relation to the Assigned Rights, including any litigation or claim calling into question the Issuer’s interest in such Assigned Rights.

6.	EXECUTION OF FURTHER DOCUMENTS

execute such further documents and perform such further acts as may be incidental to, or necessary in the opinion of the Trustee to give effect to, the Issuer Transaction Documents;

7.	NOTIFICATION OF EVENT OF DEFAULT

deliver notice to the Trustee forthwith upon becoming aware of any Event of Default or Potential Event of Default without waiting for the Trustee to take any further action;

8.	NO SECURITY INTERESTS

not create or permit to subsist any Security Interests in respect of the Issuer Accounts or any assets of the Issuer other than pursuant to the Issuer Deed of Charge or Clause 9.3 (Set-off) of the Issuer Account Bank Agreement and those arising by operation of law;

9.	NO VARIATION AND TERMINATION OF ISSUER TRANSACTION DOCUMENTS

not until the Final Discharge Date, save to the extent permitted by the Issuer Transaction Documents or with the prior written consent of the Trustee:

9.1	terminate, repudiate, rescind or discharge any Issuer Transaction Document;

9.2	vary, novate, amend, modify or waive any provision of any Issuer Transaction Document;

9.3	permit any person to do any of the things specified in Paragraph 9.1 or 9.2; or

9.4	permit any person who has obligations under the Issuer Transaction Documents to be released from such obligations other than in accordance with the terms of the applicable Issuer Transaction Document and any applicable Requirement of Law or Regulatory Direction;

10.	FILINGS

effect all Required Filings in respect of the Issuer and file, record or enrol each Issuer Transaction Document required to be filed, recorded or enrolled with any court or other authority in The Netherlands and ensure that such Required Filings and such other filings, recordings or enrolments are at all times maintained in accordance with any applicable Requirement of Law or Regulatory Direction;

11.	MAINTENANCE OF AGENT BANK, REFERENCE BANKS AND PAYING AGENTS

at all times maintain an Agent Bank, the Paying Agents and four Reference Banks in accordance with the Conditions; and

12.	MAINTENANCE OF CASH ADMINISTRATOR

at all times maintain a Cash Administrator in accordance with the Conditions.

Part 3

Covenants of the Issuer in respect of the Notes

The Issuer shall:

1.	LISTING

1.1	use all reasonable endeavours to procure the admission of the Notes to the Official List and to maintain such admission until none of the Notes is outstanding;

1.2	use all reasonable endeavours to procure the admission of the Notes to trading on the Stock Exchange and to maintain such admission until none of the Notes is outstanding;

1.3	if it is impracticable or unduly burdensome to maintain the admission of the Notes to listing on the Official List of the Stock Exchange, use all reasonable endeavours to procure and maintain a listing of or quotation for the Notes on such other stock exchange or exchanges as it may (with the prior written approval of the Manager and the Trustee) decide;

2.	ASCERTAINING THE OUTSTANDING AMOUNTS OF THE NOTES

upon receiving a written request from the Trustee, deliver to the Trustee a certificate of the Issuer (signed on its behalf by an Authorised Signatory) setting out the total number and aggregate Principal Amount Outstanding of the outstanding Notes which:

2.1	up to and including the date of such certificate have been purchased by the Borrower and cancelled in accordance with the Conditions; and

2.2	at the date of such certificate are held by any person for the benefit of any member of the Securitisation Group or, so far as the Issuer is aware, any of their affiliates, holding companies or any subsidiaries;

3.	NOTICES TO NOTEHOLDERS

send or procure to be sent to the Trustee not less than three days prior to the date of publication, for the Trustee’s approval, one copy of each notice to be given to the Noteholders in accordance with the Conditions and not publish such notice without such approval and, upon publication, send to the Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the FSMA) of such notice as an investment advertisement (as therein defined);

4.	NOTIFICATION OF NON-PAYMENT

procure that the Principal Paying Agent notifies the Trustee forthwith if it does not, on or before the due date for payment in respect of the Notes or the Coupons or any of them, receive unconditionally the full amount in Euro of the monies payable on such due date on all such Notes or Coupons;

5.	NOTIFICATION OF REDEMPTION OR REPAYMENT

not less than the number of days specified in the relevant Conditions prior to the redemption or repayment date in respect of any Note, give to the Trustee notice in writing of the amount of such redemption or repayment pursuant to the Conditions;

6.	TAX OR OPTIONAL REDEMPTION

if the Issuer gives notice to the Trustee that it intends to redeem the Notes pursuant to Condition 7(b) (Redemption Purchase and Calculation - Early Mandatory Redemption in Whole or Part upon Prepayment under the Issuer/Borrower Facility Agreement) or Condition 7(c) (Redemption, Purchase and Cancellation - Substitution/Redemption in Whole for Taxation and Other Reasons) prior to giving such notice to the Noteholders, provide such information to the Trustee as the Trustee requires in order to satisfy itself of the matters referred to in those Conditions;

7.	LIABILITY TO TAX

promptly give notice to the Trustee, upon becoming aware:

7.1	if it is required by law to withhold or deduct an amount for or on account of any Tax from any payment due in respect of the Notes or the Coupons or under the Interest Rate Swap Agreement; or

7.2	if the Interest Rate Swap Counterparty is required to withhold or deduct an amount for or on account of any Tax from any payment due under the Interest Rate Swap Agreement; or

7.3	if it would not be entitled to relief for Tax purposes in any jurisdiction in which it carries on business for any material amount which it is obliged to pay, or is treated as receiving for Tax purposes in The Netherlands under the Issuer Transaction Documents; or

7.4	if it becomes liable to tax in respect of its income;

and take such action as may be required by the Trustee in respect thereof;

8.	RATING AGENCIES

while any of the Notes remain outstanding, give notice, or procure that notice is given, to each of the Rating Agencies of:

8.1	any proposed amendment to the Issuer Transaction Documents which is not of a formal, minor or technical nature or made to correct a manifest error;

8.2	the Notes of any class being repaid in full;

8.3	the termination of the appointment of, or appointment of a replacement, Cash Administrator;

8.4	the termination of the Cash Administration Agreement;

8.5	the appointment of a replacement Trustee or the appointment of any new or replacement Agents;

8.6	the occurrence of any Note Event of Default or Potential Note Event of Default; and

8.7	the delivery of a Security Protection Notice or a Note Enforcement Notice;

9.	MAINTENANCE OF A LIQUIDITY FACILITY

maintain, save as set out in the Liquidity Facility Agreement, a liquidity facility provided by a person which (a) is either a Qualifying Bank or (b) has the Minimum Short-Term Ratings on terms required in order to maintain the then current ratings of the notes and (c) is a PMP (as defined in the Liquidity Facility Agreement);

10.	OBLIGATIONS OF AGENTS

observe and comply with its obligations, and use all reasonable endeavours to procure that the Agents observe and comply with all their obligations, under the Agency Agreement and notify the Trustee immediately if it becomes aware of any material breach or failure by an Agent in relation to the Notes or Coupons;

11.	CHANGE OF AGENTS AND REFERENCE BANKS

give, or procure that there be given, notice to the Noteholders in accordance with Condition 17 (Notices to Noteholders) of any appointment, resignation or removal of any Reference Bank, Agent Bank or Paying Agent (other than the appointment of the initial Agent Bank, Reference Banks or Paying Agents) after (in the case of an appointment or a removal) having obtained the prior written approval of the Trustee thereto or change of any Agent’s specified office at least 10 days (or such longer period as required under the Agency Agreement) prior to such event taking effect, save in the case of any termination under Clause 22.2 (Termination without Notice) of the Agency Agreement in respect of which notice may be given in accordance with such Clause; provided always that so long as any of the Notes remains outstanding in the case of the resignation or other termination of the appointment of the Agent Bank or the Principal Paying Agent the procedure set out in Clause 22.4 (Resignation) of the Agency Agreement shall be followed;

12.	EUROCLEAR AND/OR CLEARSTREAM CERTIFICATES

use its reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any certificate or other document called for by the Trustee under Clause 17.4 (Reliance on Custodian or Clearing System Certificate) of the Trust Deed as soon as practicable after such request;

13.	CHANGE OF TAXING JURISDICTION

if, before the relevant date for any Note or Coupon, the Issuer becomes subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to The Netherlands, immediately upon becoming aware thereof, notify the Trustee of such event; and in accordance with the Trust Deed (unless the Trustee otherwise agrees) enter forthwith into a deed supplemental to the Trust Deed with the substitution for (or, as the case may be, the addition to) the references therein to The Netherlands of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the Issuer becomes subject as aforesaid, such supplemental deed also to modify Condition 7(c) (Redemption, Purchase and Cancellation - Substitution/Redemption in whole for Taxation and Other Reasons) so that such Condition shall make reference to that other or additional territory.

SCHEDULE 5

NOTICES DETAILS

The address referred to in Paragraph 18 (Notices) of the Issuer Common Terms is:

1.	in the case of the Issuer:

Address:	Parnassustoren,
Locatellikade 1
1076 AZ, Amsterdam
The Netherlands
Tel:	+31 (0) 20 575 5600
Fax:	+31 (0) 20 673 0016
Attention:	The Managing Directors

2.	in the case of the Borrower, the Cash Administrator and each other Chargor:

Address:	48 Quai du Commerce
1000 Brussels
Belgium
Tel:	+00 322 22 95 611
Fax:	+00 322 22 95 655
Attention:	Kris van Mieghem, General Counsel

3.	in the case of the Trustee and the Borrower Security Trustee:

Address:	Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB

Tel:	+44 (0) 207 500 5712

Fax:	+44 (0) 207 580 5877

Attention:	Agency and Trust

4.	in the case of the Principal Paying Agent at its Specified Office being:

Address:	5 Carmelite Street
London EC4Y 0PA

Fax:	+44 (0) 207 508 3878

Attention:	Agency and Trust

5.	in the case of the Irish Paying Agent at its Specified Office being:

Address:	1 North Wall Quay
Dublin 1
Ireland
C/o Principal Paying Agent

Fax:	+44 (0) 207 508 3878
Attention:	Agency and Trust

6.	in the case of the Interest Rate Swap Counterparty and the Currency Swap Counterparty:

Address:	Citigroup Centre
Canada Square
London E14 5LB

Attention:	Head of Sales/Trading Legal Department

Fax:	+44 20 7508 9115

With a copy to:	Citibank, N.A.
Canada Square
London E14 5LB

Attention:	Head of Structured Support Team

Fax:	+44 20 8636 3868

7.	in the case of the Liquidity Facility Provider:

Address:	Financial Markets Team
PO Box 544
1st Floor
54 Lombard Street,
London EC3V 9EX

Tel:	+44 (0)207 699 2991

Fax:	+44 (0)207 699 3131

Attention:	Steve Attree

8.	in the case of the Agent Bank:

Address:	5 Carmelite Street
London EC4Y 0PA

Fax:	+44 (0) 207 508 3881

Attention:	Agency and Trust

9.	Process Service Agent for the Issuer, Shurgard Self Storage SCA and the and Cash Administrator

Address:	14 St. Mary’s Road, Ditton Hill, Surbiton
Surrey KT6 5EY

Fax:	+44 020 8339 2803

Attention:	Dennis Craggs

SCHEDULE 6

CHARGORS

Chargors	Registered Office	Reg. No./RC	Jurisdiction
Shurgard Self- Storage SCA	48 Quai de Commerce, 1000 Brussels	enterprise number 0454.097.354	Belgium

SSC Benelux Zaventem BVBA	Oude Bareellei 9- 11, 2170 Merksem	enterprise number 0442.577.841	Belgium

SSC Benelux Machelen BVBA	Oude Bareellei 9- 11, 2170 Merksem	Enterprise number 405.739.815	Belgium

Imoganco BVBA	Oude Bareellei 9- 11, 2170 Merksem	enterprise number 407.817.494	Belgium

Hobimmo BVBA	Oude Bareellei 9- 11, 2170 Merksem	enterprise number 439.707.235	Belgium

Shurgard France SAS	191, rue Saint Honoré, 75001 Paris	RCS 403 609 779	France

Shurgard Méditerranée SAS	24/26, rue Louis Armand, 75015 Paris,	RCS 348 678 244	France

Shurgard Investissement 1 SNC	24/26, rue Louis Armand, 75015 Paris,	RCS 320 460 629	France

Shurgard IDF Noisy SAS	24/26, rue Louis Armand, 75015 Paris,	RCS 442 667 424	France

Shurgard IDF Chambourcy SAS	24/26, rue Louis Armand, 75015 Paris,	RCS 443 409 735	France

Shurgard Lyon Gerland SAS	24/26, rue Louis Armand, 75015 Paris,	RCS 442 667 770	France

Shurgard Storage Centers Sweden KB	Box 36, 171 11 Solna	969639-8479	Sweden

Shurgard Sweden AB	Box 36, 171 11 Solna	556550-5152	Sweden

Shurgard Sweden (Arstaberg) KB	Box 36, 171 11 Solna	969680-3395	Sweden

Chargors	Registered Office	Reg. No./RC	Jurisdiction
Shurgard Storage Centres UK Limited	14 St. Mary’s Road Long Ditton Surbiton Surrey KT6 5EY	3454778	England and Wales

Shurgard UK Wokingham Ltd.	14 St. Mary’s Road Long Ditton Surbiton Surrey KT6 5EY	4464921	England and Wales

Shurgard Nederland B.V.	Verheeskade 327 2521 DE ‘s-Gravenhage	17112607	Netherlands

BéCé Ateliers B.V.	St Gerardusweg 50, 6224 LV Maastricht	14607297	Netherlands

Shurgard Nederland Diemen B.V.	Verheeskade 327 2521 DE ‘s-Gravenhage	27251625	Netherlands

Shurgard Nederland Dordrecht Ampere BV	Verheeskade 327 2521 DE ‘s-Gravenhage	27251628	Netherlands

Shurgard Nederland Delft BV	Verheeskade 327 2521 DE ‘s-Gravenhage	27252034	Netherlands

Shurgard Nederland Veldhoven BV	Verheeskade 327 2521 DE ‘s-Gravenhage	27252063	Netherlands

Shurgard Nederland Utrecht Cartesius BV	Verheeskade 327 2521 DE ‘s-Gravenhage	27252353	Netherlands

Shurgard Real Estate ApS	Banemarksuej 50D- 2605 Brønby, Denmark	25499204	Denmark

Shurgard Denmark ApS	Banemarksuej 50D- 2605 Brønby, Denmark	26271126	Denmark

Shurgard Roskilde ApS	Banemarksvei 50 D, 2605 Brøndby- Denmark	26556252	Denmark

Shurgard Hørsholm ApS	Banemarksuej 50D- 2605 Brønby, Denmark	26609224	Denmark